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                            ASSET PURCHASE AGREEMENT


                                  by and among


                   INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.,
                             a Delaware corporation,

                       DIGITAL IMAGING TECHNOLOGIES, INC.,
                             a Delaware corporation,

                    PERCEPTIVE SCIENTIFIC INSTRUMENTS, INC.,
                             a Delaware corporation,

                                       and

                    PERCEPTIVE SCIENTIFIC TECHNOLOGIES, INC.,
                             a Delaware corporation,




                            Dated as of July 15, 1996




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

                                TABLE OF CONTENTS

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SECTION 1  AGREEMENT TO PURCHASE AND SELL................................     1

           1.1  ACQUISITION..............................................     1
           1.2  CLOSING; EFFECTIVE DATE..................................     2
           1.3  TRANSFER OF ASSETS.......................................     2
           1.4  PURCHASE PRICE...........................................     2
                1.4.1  AMOUNT............................................     2
                1.4.2  PAYMENT...........................................     3
                1.4.3  POST-CLOSING ADJUSTMENT...........................     3
           1.5  ASSUMPTION OF LIABILITIES................................     3
           1.6  SALES AND USE TAX........................................     4
           1.7  ALLOCATION OF PURCHASE PRICE.............................     4

SECTION 2  REPRESENTATIONS AND WARRANTIES OF SELLER......................     4

           2.1  EXISTENCE AND RIGHTS.....................................     4
           2.2  AGREEMENTS AUTHORIZED....................................     4
           2.3  NO CONFLICT..............................................     5
           2.4  CAPITALIZATION...........................................     5
           2.5  CONTINGENCIES............................................     5
           2.6  FINANCIAL CONDITION......................................     6
           2.7  NO SUBSEQUENT CHANGES....................................     6
           2.8  COMPLIANCE WITH LAWS.....................................     6
           2.9  TITLE TO ASSETS..........................................     7
           2.10 INTELLECTUAL PROPERTY....................................     7
           2.11 SOFTWARE.................................................     7
           2.12 INVENTORY................................................     8
           2.13 EQUIPMENT AND PERSONALTY.................................     8
           2.14 FILES....................................................     8
           2.15 PRODUCT LIABILITY........................................     8
           2.16 INSURANCE................................................     9
           2.17 REAL PROPERTY............................................     9
           2.18 ENVIRONMENTAL MATTERS....................................     9
           2.19 MATERIAL ASSIGNED CONTRACTS..............................     9
           2.20 PURCHASE COMMITMENTS AND SALES COMMITMENTS...............    10
           2.21 BUSINESS RELATIONS.......................................    10
           2.22 AFFILIATE TRANSACTIONS...................................    11
           2.23 BENEFIT PLANS............................................    11
           2.24 EMPLOYMENT MATTERS.......................................    11
           2.25 ACCREDITED INVESTORS; INVESTMENT INTENT..................    12


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           2.26 COMMISSIONS..............................................    12
           2.27 TAXES....................................................    13
           2.28 ACCURACY OF INFORMATION FURNISHED........................    13

SECTION 3  REPRESENTATIONS AND WARRANTIES OF IRIS........................    13

           3.1  EXISTENCE AND RIGHTS.....................................    13
           3.2  AGREEMENTS AUTHORIZED....................................    14
           3.3  NO CONFLICT..............................................    14
           3.4  SEC FILINGS..............................................    14
           3.5  CAPITALIZATION...........................................    15
           3.6  CONTINGENCIES............................................    15
           3.7  NO MATERIAL CHANGES......................................    15
           3.8  COMPLIANCE WITH LAWS.....................................    15
           3.9  IRIS SECURITIES..........................................    15
           3.10 PURCHASING INVENTORY FOR RESALE..........................    15
           3.11 COMMISSIONS..............................................    16
           3.12 ACCURACY OF INFORMATION FURNISHED........................    16

SECTION 4  COVENANTS OF SELLER...........................................    16

           4.1  CONDUCT OF BUSINESS PRIOR TO CLOSING.....................    16
           4.2  REPRESENTATIONS TRUE.....................................    17
           4.3  ACCESS...................................................    17
           4.4  SUPPLEMENTAL INFORMATION.................................    18
           4.5  PERMITS..................................................    18
           4.6  SECURITY INTERESTS.......................................    18
           4.7  CLOSING AGREEMENTS.......................................    18
           4.8  LEGAL OPINION............................................    18

SECTION 5  COVENANTS OF IRIS.............................................    18

           5.1  REPRESENTATIONS TRUE.....................................    18
           5.2  SUPPLEMENTAL INFORMATION.................................    18
           5.3  PERMITS..................................................    19
           5.4  CLOSING AGREEMENTS.......................................    19
           5.5  LEGAL OPINION............................................    19

SECTION 6  CONDITIONS PRECEDENT TO OBLIGATIONS OF IRIS...................    19

           6.1  ACCURACY OF REPRESENTATIONS AND WARRANTIES...............    19
           6.2  COMPLIANCE WITH COVENANTS................................    19
           6.3  CONSENTS OBTAINED; FILINGS...............................    19
           6.4  NO MATERIAL ADVERSE EFFECT...............................    19


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           6.5  LEGAL ACTIONS OR PROCEEDINGS.............................    20
           6.6  ALL PROCEEDINGS TO BE SATISFACTORY.......................    20
           6.7  OPINION OF COUNSEL FOR SELLER............................    20
           6.8  CLOSING AGREEMENTS.......................................    20
           6.9  TRANSFER DOCUMENTS.......................................    20
           6.10 CLOSING DOCUMENTS........................................    20
           6.11 COMMISSIONS..............................................    20
           6.12 CAPITAL STOCK OF PSI.....................................    20
           6.13 PENDING LAWSUIT..........................................    20

SECTION 7  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.................    21

           7.1  ACCURACY OF REPRESENTATIONS AND WARRANTIES...............    21
           7.2  COMPLIANCE WITH COVENANTS................................    21
           7.3  CONSENTS OBTAINED; FILINGS...............................    21
           7.4  NO MATERIAL ADVERSE EFFECT...............................    21
           7.5  ALL PROCEEDINGS TO BE SATISFACTORY.......................    21
           7.6  OPINION OF COUNSEL FOR IRIS..............................    21
           7.7  LEGAL ACTIONS OR PROCEEDINGS.............................    21
           7.8  CLOSING AGREEMENTS.......................................    22
           7.9  CLOSING DOCUMENTS........................................    22
           7.10 PURCHASE PRICE...........................................    22

SECTION 8  INDEMNIFICATION...............................................    22

           8.1  RIGHT OF INDEMNIFICATION.................................    22
           8.2  DEDUCTIBLE AMOUNT........................................    22
           8.3  SURVIVAL OF REPRESENTATIONS; EFFECT OF DISCLOSURES.......    22
           8.4  TIME LIMIT...............................................    22
           8.5  PROCEDURES FOR INDEMNIFICATION...........................    22
           8.6  COOPERATION..............................................    23

SECTION 9  TERMINATION...................................................    23

           9.1  GROUNDS FOR TERMINATION..................................    23
           9.2  EFFECT OF TERMINATION....................................    24
           9.3  RIGHTS TO PROCEED........................................    24
           9.4  SPECIFIC PERFORMANCE.....................................    24

SECTION 10  OTHER COVENANTS..............................................    25

           10.1 CONFIDENTIALITY..........................................    25
           10.2 EMPLOYMENT OF CERTAIN PERSONNEL..........................    25
           10.3 CHANGE OF NAMES..........................................    26


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           10.4 COLLECTION OF ACCOUNTS RECEIVABLE........................    26
           10.5 NOTIFICATION OF SUPPLIERS AND DISTRIBUTORS...............    26
           10.6 NON-COMPETITION..........................................    26
           10.7 NOMINEE TO IRIS BOARD OF DIRECTORS.......................    26
           10.8 COOPERATION BY SELLER....................................    27
                10.8.1  CONSULTING SERVICES..............................    27
                10.8.2  ADDITIONAL ACTS..................................    27
                10.8.3  CONFIRMATION OF TITLE............................    28
                10.8.4  ANNOUNCEMENTS....................................    28
           10.9 COOPERATION BY BUYER.....................................    28

SECTION 11  DEFINITIONS..................................................    28

SECTION 12  MISCELLANEOUS................................................    35

            12.1  ENTIRE AGREEMENT; MODIFICATIONS........................    35
            12.2  EXPENSES...............................................    36
            12.3  WAIVERS................................................    36
            12.4  COOPERATION............................................    36
            12.5  THIRD-PARTY BENEFITS...................................    36
            12.6  SUCCESSORS AND ASSIGNS.................................    36
            12.7  REMEDIES NOT EXCLUSIVE.................................    36
            12.8  NOTICES................................................    37
            12.9  GOVERNING LAW; CONSENT TO JURISDICTION.................    38
            12.10 ATTORNEYS' FEES........................................    38
            12.11 HEADINGS...............................................    38
            12.12 SEVERABILITY...........................................    38
            12.13 ARBITRATION OF DISPUTES................................    39
            12.14 AGREEMENT NEGOTIATED...................................    39
            12.15 COUNTERPARTS...........................................    39

                            ASSET PURCHASE AGREEMENT


     This ASSET PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into as of July 15, 1996, by and among INTERNATIONAL REMOTE IMAGING SYSTEMS, INC., a Delaware corporation ("IRIS"), on the one hand, and DIGITAL IMAGING TECHNOLOGIES, INC., a Delaware corporation ("DITI"), PERCEPTIVE SCIENTIFIC INSTRUMENTS, INC., a Delaware corporation ("PSII"), and PERCEPTIVE SCIENTIFIC TECHNOLOGIES, INC., a Delaware corporation ("PSTI"), on the other hand, with reference to the following facts:

     A. PSII and PSTI are wholly-owned subsidiaries of DITI, and Perceptive Scientific International Limited, a United Kingdom corporation ("PSIL"), is a majority-owned subsidiary of PSII. (PSII, PSTI and PSIL are sometimes hereinafter referred to collectively as the "OPERATING COMPANIES," and DITI, PSII and PSTI are sometimes hereinafter referred to collectively as the "SELLER.")

     B. Seller is the owner of certain intellectual property and other assets (as defined herein, the "ASSETS") used by the Operating Companies in the business of developing, manufacturing and marketing digital image processing and analysis products and services, including the proprietary PowerGene-TM- product line of genetic analysis instruments.

     C. IRIS desires to purchase the Assets from Seller, and Seller is willing to sell the Assets to IRIS, on the terms and conditions set forth herein.

     D. Concurrently with the purchase of the Assets, IRIS will grant to Perceptive Scientific Imaging Systems, Inc., a Delaware corporation and wholly-owned subsidiary of DITI ("PSISI"), a royalty-free, exclusive license to use all the technology purchased from Seller on a worldwide basis solely for use in connection with the Well Log Business.

     E. Capitalized terms not otherwise defined in the Agreement have the meanings set forth in Section 11 of the Agreement.

     NOW, THEREFORE, based on the above premises and in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:


                                    SECTION 1

                         AGREEMENT TO PURCHASE AND SELL

     1.1 ACQUISITION. On the terms and subject to the conditions of this Agreement, on the Closing Date, Seller agrees to sell to IRIS, and IRIS agrees to purchase from Seller, the Assets in exchange for the payment of the Purchase Price and the assumption of the Obligations.

     1.2 CLOSING; EFFECTIVE DATE. Assuming satisfaction or waiver of all conditions set forth in Sections 6 and 7, the closing of the Transactions (the "CLOSING") will take place at the offices of Irell & Manella, counsel to IRIS, at 1800 Avenue of the Stars, Suite 900, Los Angeles, California as soon as practicable after the date hereof, or at such other date, time and place as may be mutually agreed upon in writing by the parties (the "CLOSING DATE"). Assuming the Closing occurs, the parties agree that the effective date shall be July 1, 1996 (the "EFFECTIVE DATE").

     1.3 TRANSFER OF ASSETS. At the Closing, Seller will transfer, assign and deliver the Assets to IRIS free and clear of any liens, charges, options, adverse claims or security interests except the Obligations. The parties intend that IRIS have the benefit of, and Seller's transfer and assignment to IRIS of the Assets include, all of Seller's existing rights and remedies pursuant to any representations, warranties, indemnifications, covenants or agreements made by any other party pursuant to any of the Assigned Contracts.

     1.4  PURCHASE PRICE.

          1.4.1 AMOUNT. The "PURCHASE PRICE" shall consist of the following:

          (i) an amount of cash equal to Nine Million Three Hundred Twenty-Eight Thousand Eight Hundred Twenty-One Dollars ($9,328,821), PLUS PSII Year-to-Date EBIT (or minus PSII Year-to-Date EBIT if negative), MINUS PSII Cash and MINUS Net Cash Transfers to DITI (or plus Net Cash Transfers to DITI if negative);

          (ii) an 8 1/2% Senior Subordinated Note due 2001 in the principal amount of Seven Million Dollars ($7,000,000); and

          (iii) an IRIS Warrant to purchase Eight Hundred Seventy-Five Thousand (875,000) shares of IRIS Common Stock at an exercise price of Eight Dollars ($8.00) per share.

For purposes of determining the Purchase Price, "PSII YEAR-TO-DATE EBIT" shall mean the consolidated net income (or loss) of the Operating Companies from January 1, 1996 through the Effective Date BEFORE interest expense payable to DITI and income taxes, all determined in accordance with GAAP, (i) including a pro rata allocation of year-end reserves and accruals and (ii) including the corporate management expenses of DITI properly allocable to the Operating Companies (which percentage shall not be less than the percentage allocated to the Operating Companies for the year ended December 31, 1995) (hereinafter referred to as "CORPORATE MANAGEMENT EXPENSES"). "PSII CASH" shall mean the cash and cash equivalents of the Operating Companies as of the close of business on the Closing Date. "NET CASH TRANSFERS TO DITI" shall mean, for the period from January 1, 1996 through the Closing Date, (a) the aggregate amount of cash transferred from the Operating Companies to DITI, (b) PLUS the aggregate amount of cash paid directly to any creditor of DITI, the Controlling Stockholder or any Affiliate of the Controlling Stockholder (including, without limitation, principal and interest payments to Southwest Bank of Texas), (c) MINUS the aggregate amount of cash advanced by DITI to the Operating Companies and (d) MINUS payments from the Operating Companies to DITI for Corporate Management Expenses. All of the expenses of Seller related to the Transactions (including, without limitation, commissions, legal fees, employee bonuses and the cost of reacquiring the minority interest in PSIL) shall be incurred and paid solely by DITI and not by any of the Operating Companies.

          1.4.2 PAYMENT. On the Closing Date, IRIS shall (i) wire transfer to an account designated in writing by DITI the Estimated Cash Portion of the Purchase Price and (ii) execute and deliver to DITI the Senior Subordinated Note and the IRIS Warrant. As far in advance of the Closing as is practicable, DITI shall prepare and deliver to IRIS reasonably detailed estimates of PSII Year-to-Date EBIT, PSII Cash and Net Cash Transfers to DITI. The "ESTIMATED CASH PORTION OF THE PURCHASE PRICE" payable at Closing shall be Nine Million Three Hundred Twenty-Eight Thousand Eight Hundred Twenty-One Dollars ($9,328,821) PLUS estimated PSII Year-to-Date EBIT (or minus estimated PSII Year-to-Date EBIT if negative), MINUS estimated PSII Cash and MINUS estimated Net Cash Transfers to DITI (or plus estimated Net Cash Transfers to DITI if negative).

          1.4.3 POST-CLOSING ADJUSTMENT. Not more than 60 days after the Closing, DITI, with the full cooperation of IRIS employees and full access to the Files, shall prepare and deliver to IRIS (i) a final determination of PSII Year-to-Date EBIT, PSII Cash and Net Cash Transfers to DITI, (ii) audited consolidated financial statements of PSII as of and for the 6-month period ended on the Effective Date, together with an unqualified auditor's report thereon from Buffington & Company, P.C., and (iii) unaudited consolidated financial statements of PSII as of the Closing Date and for the period from the Effective Date to the Closing Date. The cost of the auditor's report shall be borne equally by each party. IRIS shall have up to 90 days thereafter to review and, at its expense, cause Coopers & Lybrand, LLP to review the calculation of the Purchase Price on its behalf to ensure that it has been calculated consistently with Section 1.4.1. If IRIS believes that any material aspect of such calculation has not been prepared appropriately, Coopers & Lybrand shall, not later than the end of such 90-day period, contact Buffington & Company, acting on behalf, and at the expense, of Seller to attempt to resolve the matter. If they are unable to resolve the matter within 45 days from the date that Buffington & Company is first contacted, Seller and IRIS shall request another firm designated by the first two accounting firms to determine the matter subject to disagreement, and the determination so made shall be final and binding on all parties. The fees of the third firm shall be borne equally by each party. Seller shall promptly refund to IRIS in cash the amount (if any) by which the amount paid at Closing exceeds the Purchase Price, or IRIS shall promptly pay to Seller cash in the amount (if any) by which the Purchase Price exceeds the amount paid at Closing.

     1.5 ASSUMPTION OF LIABILITIES. At the Closing, IRIS shall assume, and thereafter will perform, pay or otherwise satisfy in accordance with their terms as and when due, all of the Obligations. IRIS shall not assume nor be liable for any other obligations, debts, contracts or liabilities of Seller. Seller shall indemnify and hold harmless IRIS from and against the full amount of any Losses incurred by IRIS with respect to claims based on any alleged obligations, debts, contracts or liabilities of Seller not expressly assumed by IRIS under this Section 1.5.

     1.6 SALES AND USE TAX. IRIS and Seller shall cooperate in preparing and filing use and sales tax returns relating to, and Seller shall pay any sales or use tax due with regard to, the Transactions.

     1.7 ALLOCATION OF PURCHASE PRICE. The parties have negotiated an allocation of the Purchase Price, including the portion of the Purchase Price attributable to particular Assets, among the Assets and other matters as set forth on SCHEDULE 1.7. Each of the parties agrees (i) to report the Transactions for federal and state income tax purposes in accordance with this allocation, (ii) to not take any position inconsistent with such allocation on its tax returns without the consent of the other and (iii) to timely file federal tax Form 8594 (Asset Acquisition Statement) with the applicable tax return for the year of the Transactions. Each party shall provide the other with a draft copy of its federal tax form 8594 at least fifteen (15) days prior to filing it.


                                    SECTION 2

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     As an inducement for IRIS to enter into this Agreement, DITI, PSII and PSTI, jointly and severally, represent and warrant to IRIS that each of the following statements is true, correct and complete as of the date hereof:

     2.1 EXISTENCE AND RIGHTS. Each of DITI, PSII and PSTI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. PSIL is a corporation duly incorporated and validly existing under the laws of the United Kingdom. DITI and each of the Operating Companies
(i) has the corporate power and authority, rights and franchises to own its properties, to carry on its business as now conducted and to make and carry out the Transactions and (ii) is duly qualified and in good standing in each jurisdiction in which the character of its business makes such qualification necessary.

     2.2 AGREEMENTS AUTHORIZED. The execution, delivery and performance by Seller of this Agreement and each Closing Agreement to which DITI or any Operating Company is listed as a party have been duly authorized by all necessary corporate action (including, without limitation, shareholder approval) and, except as set forth on SCHEDULE 2.2, do not require notice to, or the consent or approval of, any governmental body, regulatory authority or other person. This Agreement has been duly executed and delivered by Seller and is a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally and general principles of equity. Upon execution and delivery by DITI or any

Operating Company, each Closing Agreement to which such entity is listed as a party will be a legal, valid and binding obligation of such entity enforceable against such entity in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally and general principles of equity.

     2.3 NO CONFLICT. Subject to obtaining the consents in SCHEDULE 2.2, the execution, delivery and performance by Seller of this Agreement and each Closing Agreement to which DITI or any Operating Company is listed as a party will not
(i) breach or constitute grounds for the occurrence or declaration of a default under or allow another party a right to terminate any Material Assigned Contract or other material agreement, indenture, undertaking or other instrument to which DITI or any Operating Company is a party or by which they or any of the Assets are bound (including by virtue of any "key person" clause); (ii) violate any provision of Law; (iii) violate any provision of the Articles of Incorporation or Bylaws of DITI or any Operating Company; or (iv) result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any of the Assets. Seller is a "person" with total assets and annual net sales of less than $100,000,000 as determined in accordance with the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the regulations promulgated thereunder.

     2.4 CAPITALIZATION. The Controlling Stockholder is the beneficial and record owner of a majority of the outstanding shares of capital stock of DITI, and DITI is the beneficial and record owner of all of the outstanding shares of capital stock of PSII, PSTI and PSISI. PSII and Tony Landells, an employee of PSIL, are the beneficial and record owners of 75% and 25%, respectively, of the outstanding ordinary shares of PSIL, and PSII is the beneficial and record owner of all the outstanding preferred shares of PSIL. PSII will be the beneficial and record owner of all the outstanding shares of capital stock of PSIL on or before the Closing Date. Except as set forth on SCHEDULE 2.9, there are no outstanding options, warrants, convertible debt securities or other rights to purchase any shares of capital stock of DITI, PSISI or any Operating Company.

     2.5 CONTINGENCIES. Except as set forth in the notes to the Financial Statements or on SCHEDULE 2.5, (i) neither DITI nor any Operating Company is a party to any express warranty or similar guarantee with respect to any Inventory or other products previously sold or leased by it, (ii) there is no litigation, arbitration, other proceedings, written audit requests or, to the knowledge of Seller, investigations pending against DITI or any Operating Company, any of their officers or directors (in their capacities as such) or the Assets, and
(iii) to the knowledge of Seller, there is no threat of, or a reasonable basis for, any such litigation, arbitration, other proceedings or written audit requests, the results of which could reasonably be expected to have a Material Adverse Effect. Neither DITI nor any Operating Company is in default with respect to any order, writ, injunction or decree of any court or other governmental or regulatory authority.

     2.6 FINANCIAL CONDITION. The Financial Statements, correct and complete copies of which are attached hereto as SCHEDULE 2.6, (i) are true and correct as of the date thereof; (ii) fairly and accurately present the consolidated financial condition of DITI and PSII as of the dates thereof and the consolidated results of the operations of DITI and PSII for the periods covered thereby; and (iii) have been prepared in accordance with GAAP. To the best knowledge of Seller, except as set forth in the Financial Statements, the notes thereto or SCHEDULE 2.5, DITI and the Operating Companies did not have more than $30,000 in the aggregate of liabilities or guarantees, matured or unmatured, contingent or otherwise, as of the date of the Financial Statements which were not accurately reflected in the Financial Statements, and none have arisen since that time except in the ordinary course of the Business. The Financial Statements include adequate reserves for contracts, commitments, warranties and contingent liabilities to the extent required by GAAP.

     2.7 NO SUBSEQUENT CHANGES. Except as set forth on SCHEDULE 2.7, since December 31, 1995, (i) there has not been any Material Adverse Effect, or any occurrence or event which could reasonably be expected to have a Material Adverse Effect; (ii) neither DITI or any Operating Company has entered into, amended or terminated any commitments, contracts or transactions, or waived any contractual rights, except in the ordinary course of business, none of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; and (iii) neither DITI nor any Operating Company has made any change in its accounting methods or practices or any revaluations of any Assets or any reserves or liabilities associated therewith. Since December 31, 1995, neither DITI nor PSII has directly or indirectly paid, declared, or set aside any dividends or distributions with respect to, nor repurchased, any of its capital stock or securities of any class. Since December 31, 1995, neither DITI nor any Operating Company has paid any interest on, or repaid any principal of, any debt owed to the Controlling Stockholder or any of his Affiliates. Except as set forth on SCHEDULE 2.7, there has been no acquisition, disposition or transfer of Inventory, Equipment, Personalty or other Assets except in the ordinary course of business since December 31, 1995. Without limiting the foregoing, since December 31, 1995, there has been no transfer of cash or other assets from any of the Operating Companies to, or for the behalf of, DITI, the Controlling Stockholder or any Affiliate of the Controlling Stockholder OTHER THAN transfers of cash includable in the definition of "Net Cash Transfers to DITI" as a reduction to the Purchase Price.

     2.8 COMPLIANCE WITH LAWS. The business and operations of DITI and the Operating Companies are and have been in compliance with all Laws, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. DITI and the Operating Companies have all permits, licenses, orders, authorizations, registrations, approvals and other analogous instruments (each of which is listed on SCHEDULE 2.8, is in full force and effect and, except as disclosed on SCHEDULE 2.8, can be transferred without any consent or filing), and they have made all filings and registrations and the like, which are necessary or proper to conduct the Business, except where the failure to maintain such permits and other instruments or to make such filings and registrations could not reasonably be expected to have a Material Adverse Effect.

     2.9 TITLE TO ASSETS. Except as disclosed on SCHEDULE 2.9, DITI and the Operating Companies have good and marketable title to the Assets free and clear of any liens, charges, options, adverse claims or security interests except the Obligations. The Assets include all of the assets necessary or actually used to conduct the Business.

     2.10 INTELLECTUAL PROPERTY. Except as disclosed on SCHEDULE 2.10, DITI and the Operating Companies are the exclusive owners of all the Intellectual Property. SCHEDULE 2.10 correctly lists all the Patents, registered Copyrights and registered Trademarks, the jurisdictions in which they were issued or registered, the date of issuance or registration and the identification number assigned thereto. The Patents, registered Copyrights and registered Trademarks are valid and enforceable in the jurisdictions in which they were issued or registered, as applicable. There are no options, licenses, royalty agreements or encumbrances of any kind relating to the Intellectual Property other than as set forth on SCHEDULE 2.10. The Operating Companies possess the right to use in perpetuity (without royalty or other payment except as disclosed on SCHEDULE 2.10) all Intellectual Property necessary or actually used to conduct the Business. Assuming execution of the New Employment Contracts, the failure of present and former employees and consultants of DITI, the Operating Companies and their respective predecessors to execute Employee Patent and Confidentiality Agreements will not have a Material Adverse Effect. SCHEDULE 2.10 correctly lists all past and present litigation, arbitration or other disputes involving any of the Intellectual Property (and the outcome or present status thereof).
To the best knowledge of Seller, the operation of the Business, including, but not limited to, the making, use, or sale of any Product by DITI or any Operating Company, does not violate or infringe any U.S. or foreign patent, copyright, trademark, service mark, trade secret or other proprietary interest of any other person. Without limiting the foregoing, the operation of the Business by the Operating Companies, including, but not limited to, the making, use, or sale of any Product by DITI or any Operating Company, does not violate or infringe U.S. Patent No. 5,447,841 (Methods for Chromosome-Specific Staining) or any foreign counterpart thereof. Further, to the best knowledge of Seller, no person is contesting Seller's rights in or to or violating or infringing any of the Intellectual Property.

     2.11 SOFTWARE. SCHEDULE 2.11 contains a complete and accurate list of the Software. Except as set forth on SCHEDULE 2.10 OR 2.11, PSTI is the exclusive owner of the Software (including the exclusive right to make, copy, sell, exploit and provide to others the use of the Software and all derivative works thereof) free and clear of any liens, options, licenses, royalty agreements or encumbrances of any kind. PSTI is in actual and sole possession of, and the Assets include, the complete source code of the Software and all related design documentation. Except as set forth on SCHEDULE 2.11, each author of the Software, and every other person who participated in the development of the Software or any portion thereof or performed any work related thereto (collectively, the "SOFTWARE AUTHORS"), made his contribution to the Software within the scope of his employment by an Operating Company or one of their predecessors as a "work for hire." Except as set forth on SCHEDULE 2.11, the Software and every portion thereof is an original creation of an Operating Company or one of their predecessors and does not contain any source code or portions of source code (including any "canned program") created by any parties other than the Software Authors.
Any defects in the Software, and any errors in the related design documentation, are not, in the aggregate, excessive in light of industry standards. The Software has in all material respects the features described in the design documentation or advertisements made available to customers and, to the best knowledge of Seller, does not contain any "viruses" (as that term is commonly used in the computer software industry). To the best knowledge of Seller, the use and sale of the Software in the operation of the Business does not violate or infringe any U.S. or foreign patent, copyright, trademark, service mark, trade secret or other proprietary interest of any other person. Further, to the best of knowledge of Seller, no person is contesting Seller's rights in or to the Software or is violating or infringing any of the Software.

     2.12 INVENTORY. The Inventory reflected in the Financial Statements or thereafter acquired by any Operating Company, consists of items of a quantity and quality usable or salable in the ordinary course of the Business. Except as disclosed on SCHEDULE 2.12, neither DITI nor any Operating Company is under any liability or obligation with respect to the return of inventory or merchandise in the possession of others. Seller has not received written or oral notice that any Operating Company will experience in the foreseeable future any material difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the raw materials, services, supplies or component products required for the Business. The values at which inventories are carried on the Financial Statements reflect the inventory valuation policy of DITI and the Operating Companies in accordance with GAAP.

     2.13 EQUIPMENT AND PERSONALTY. SCHEDULE 2.13 is a complete, accurate and correct list of all Equipment not in possession of DITI or an Operating Company, the location thereof, the party in possession thereof and any arrangements or understandings regarding the possession thereof. The Equipment and Personalty is in good operating condition, ordinary wear and tear excepted.

     2.14 FILES. The Files include, among other things, (a) all Customer Lists in the possession of DITI or an Operating Company and which were obtainable from distributors after reasonable efforts, (b) all documentation relating to all other Intellectual Property, (c) all documents relating to customer complaints and (d) all documentation relating to quality assurance and quality control.

     2.15 PRODUCT LIABILITY. There are no statements, citations or decisions by any governmental or regulatory body that any product manufactured, marketed or distributed at any time by DITI or any Operating Company (a "PRODUCT") is defective or fails to meet in any material respect any standards promulgated by any such governmental or regulatory body, including, but not limited to, the FDA, and, to the best knowledge of Seller, no governmental or regulatory body, including, but not limited to, the FDA, intends to notify Seller of any violation of such promulgated standards, including, but not limited to, the Federal Food, Drug and Cosmetics Act, the regulations promulgated thereunder or any comparable state or foreign law or regulation. There have been no recalls ordered by any such governmental or regulatory body with respect to any Product. There is no (a) fact relating to any Product that imposes upon DITI or any Operating Company (or IRIS upon consummation of the transactions contemplated hereby) a duty to recall any Product or a duty to warn customers of a defect in any Product or (b), to the best knowledge of Seller, latent or overt design, manufacturing or other defect in any Product.
 To the extent required under applicable Law, each Product has been cleared for marketing in the United States by the FDA and in every other country in which such Product is currently marketed by a comparable governmental agency.

     2.16 INSURANCE. The material properties and assets of DITI and each Operating Company which are of an insurable character are insured against loss or damage by fire and other customary risks, and DITI and the Operating Companies have liability and worker's compensation insurance with independent carriers, in each case to the extent and in the manner customary for companies engaged in a similar business or owning similar assets. SCHEDULE 2.16 correctly sets forth all policies of insurance maintained by DITI and the Operating Companies, the amount and type of coverage and the expiration date of such coverage.

     2.17 REAL PROPERTY. SCHEDULE 2.17 correctly identifies all the real property used in the Business, all of which is leased to an Operating Company. The leases for such property are listed on SCHEDULE 2.19 as part of the Material Assigned Contracts.

     2.18 ENVIRONMENTAL MATTERS. Except as set forth on SCHEDULE 2.18, DITI and each Operating Company has been, and is, in full compliance in all material respects with all Laws relating to pollution or protection of the environment, including Laws relating to (i) emissions, discharges, releases or threatened releases or discharges of materials constituting Hazardous Materials into the environment (including, without limitation, ambient air, surface water, land surface or subsurface strata) or (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "ENVIRONMENTAL LAWS") and with all terms and conditions of, all permits, licenses and other authorizations required for the operation of the Business under any Environmental Law. There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter under the Environmental Laws pending, or, to the best knowledge of Seller, threatened against DITI or any Operating Company. Seller has delivered to IRIS true and complete copies of all environmental audits, reports and inspections in its possession or control relating to any real property used in the Business. Notwithstanding anything to the contrary contained in this Agreement, Seller makes no representations or warranties with respect to Environmental Laws or other environmental matters except as set forth in this Section 2.18.

     2.19 MATERIAL ASSIGNED CONTRACTS. SCHEDULES 2.10 AND 2.19 collectively set forth a correct and complete list of all the Material Assigned Contracts, including all amendments, modifications and waivers thereto. Seller has previously delivered to IRIS true and complete copies of all the Material Assigned Contracts (or, in the case of oral Material Assigned Contracts, true and correct summaries thereof). "MATERIAL ASSIGNED CONTRACTS" shall mean all Assigned Contracts which are material to the Business, including, without limitation, all Assigned Contracts (a) relating to Intellectual Property, (b) involving real property, (c) relating to distributorships, (d) constituting capital leases,
(e) constituting operating leases with aggregate payments over the life of the lease (assuming exercise of all options) in excess of $30,000, (f) involving joint ventures, partnerships and similar arrangements or (g) having a term (whether or not cancelable) of more than one year or potentially involving the payment or receipt of more than $30,000 in any twelve-month period. Except as disclosed on SCHEDULE 2.19, each of the Material Assigned Contracts (including all amendments, modifications and waivers) (a) has been duly authorized, executed and delivered by DITI, PSII, PSTI and/or PSIL, as applicable, and, to the best knowledge of Seller, the other parties thereto,
(b) remains in full force and effect to the extent of its terms without any amendment, modification or waiver not reflected in the copies thereof previously delivered to IRIS, (c) is binding on the parties thereto in accordance with and to the extent of its terms and applicable Laws, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally and general principles of equity and (d) will not be breached by the assignment thereof to IRIS.
Seller has not received any letter or other written notice threatening or declaring termination of any Material Assigned Contract and does not know of any reasonable basis for any claim of default by it or any other party to any Material Assigned Contract. Seller is not restricted by agreement from carrying on the Business or any other line of business anywhere in the world, and, to the best knowledge of Seller, none of the employees of DITI or any Operating Company is bound by any contract or restriction which has or could be reasonably expected to have a Material Adverse Effect.

     2.20 PURCHASE COMMITMENTS AND SALES COMMITMENTS. SCHEDULE 2.20 is a true and complete list of (i) all Purchase Commitments under which any Operating Company is obligated, or will become obligated to, pay any particular vendor an aggregate sum in excess of $30,000; (ii) all Sales Commitments under which any Operating Company is obligated, or will become obligated to, deliver products and/or perform services for an aggregate price to any particular customer in excess of $30,000; and (iii) all bids or proposals (together with a brief description of each of same) submitted by any Operating Company pursuant to which it may become obligated to deliver products and/or services for an aggregate price to any particular customer in excess of $30,000. Seller has previously delivered to IRIS true and complete copies of all such Purchase Commitments and Sales Commitments (or, in the case of oral Purchase Commitments and Sales Commitments, true and correct summaries thereof).

     2.21 BUSINESS RELATIONS. DITI and the Operating Companies have good commercial working relationships with their customers, suppliers and distributors. Seller has not received notice that any of its customers, suppliers or distributors intends to terminate or alter its relationship with DITI or any Operating Company except for terminations or alterations which would not, in the aggregate, have a Material Adverse

Effect. Seller has not received notice from customers, suppliers or distributors that the Transactions will have a material adverse effect on the Business after the Closing.

     2.22 AFFILIATE TRANSACTIONS. Except as disclosed on SCHEDULE 2.22 or in the notes to the Financial Statements, neither the Controlling Stockholder nor any of his Affiliates (i) owns (other than ownership of less than one percent (1%) of the stock of a publicly traded corporation), directly or indirectly, individually or collectively, any interest in any corporation, partnership, firm, association or sole proprietorship, which is either a competitor, potential competitor, customer, supplier or distributor of DITI or any Operating Company or has an existing contractual relationship with DITI or any Operating Company; or (ii) owes any money to or is owed any money by DITI or any Operating Company.

     2.23 BENEFIT PLANS. SCHEDULE 2.23 accurately reflects all of the deferred compensation plans and arrangements maintained by DITI or any of the Operating Companies, including profit sharing, pension, savings, stock option, stock bonus and defined contribution plans. Such SCHEDULE identifies all "employee benefit plans" within the meaning of Section 3(2) of ERISA, all "multiemployer plans" within the meaning of Section 3(37) of ERISA, all benefit plans maintained outside the United States primarily for the benefit of non-resident aliens, in each case with respect to which any material liability under ERISA or otherwise may be incurred by DITI or any Operating Company (singularly, a "PLAN," and collectively, the "PLANS"). Except for Plans which are multiemployer plans, no Plan is a defined benefit plan within the meaning of Section 3(35) of ERISA. Neither DITI nor any Operating Company is a "substantial employer" with regard to any multiemployer plan. Each Plan is and has been operated and administered in accordance with its provisions and applicable law, except where the failures to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and to the extent required, is "qualified" within the meaning of 401(a) of the Code, and each related trust is exempt from taxation under Section 501(a) of the Code, and Seller knows of no current matter which might materially affect such statuses. As to facts existing on the date hereof, with respect to any Plan which is not a multiemployer plan and, to the best of Seller's knowledge with respect to any Plan which is a multiemployer plan, there is not, and there are no reasonable grounds to expect, any
(i) present liability under ERISA or comparable foreign Laws which has been or may be incurred by Seller or any Subsidiary; (ii) "reportable event" as within the meaning of Section 406 of ERISA; or (iii) termination of any Title IV Plans which liability, termination or reportable event, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. To the best knowledge of Seller, no persons connected with any Plan have engaged in non-exempt "prohibited transactions" within the meaning of Section 406 of ERISA which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither DITI nor any Operating Company has violated any of the health care continuation coverage requirements of Section 4980B of the Code.

          2.24 EMPLOYMENT MATTERS. There is no pending or (to the best knowledge of Seller) threatened litigation by any employees or consultants of DITI or any Operating Company, and there are no pending or (to the best knowledge of Seller) threatened administrative actions or claims with respect to the relationship of DITI or any Operating Company to any employee or consultant, including, without limitation, discrimination claims (whether for sex, age, race, religion, national origin or any other reason). There are no controversies regarding compensation or other terms of employment pending or, to the knowledge of Seller, threatened with any employee(s) of DITI or any Operating Company (nor have there been any such controversies during the past three years) which could reasonably be expected to have a Material Adverse Effect, and Seller does not know of any organizational efforts presently being made involving any of such employees. No Key Employee has recently terminated or, to the best knowledge of Seller, has any plans to terminate his or her employment with DITI and the Operating Companies. SCHEDULE 2.24 lists all the employment agreements with employees of Operating Company and the names and current compensation levels of each employee of any Operating Company with a total annual compensation (including reasonably anticipated bonus payments) over Sixty Thousand Dollars ($60,000), and all collective bargaining agreements or other contracts or commitments to or with any labor unions or other employee representatives or groups of employees (the "EXISTING EMPLOYMENT CONTRACTS").

     2.25 ACCREDITED INVESTORS; INVESTMENT INTENT. DITI is an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act. All of the stockholders of DITI are residents of the State of Texas. DITI is acquiring the Senior Subordinated Note and the IRIS Warrant (and if the IRIS Warrant is exercised, will acquire shares of IRIS Common Stock) for its own account and not with a view to the resale or distribution of any or all of such securities in violation of the Securities Act, or any applicable state securities laws, and DITI will not dispose of such securities in violation of the Securities Act or any applicable state securities laws. DITI acknowledges that the Senior Subordinated Note, the IRIS Warrant and the shares of IRIS Common Stock issuable upon exercise of the IRIS Warrant will not be registered under the Securities Act or any state securities laws except to the extent provided in the Registration Rights/Standstill Agreement. As a result, such securities cannot be sold, and must be held indefinitely, unless subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available. Consequently, DITI understands that any certificates representing such securities will contain a legend setting forth restrictions on transfer under such securities laws and the Registration Rights/Standstill Agreement. Further, DITI acknowledges and understands that IRIS is and will be issuing such securities pursuant to, and in reliance on, an exemption from the registration requirements of the Securities Act and any applicable state securities laws which is, in part, dependent on the representations and warranties made in this Section 2.25.

     2.26 COMMISSIONS. Except as provided in SCHEDULE 2.26, neither Seller nor any of its officers, directors, agents or employees has employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, commissions or other amounts with respect to the Transactions, and Seller agrees to hold IRIS harmless from and against any Losses incurred by reason of any contrary assertions.

     2.27 TAXES. Except as disclosed on SCHEDULE 2.27, DITI and each Operating Company has (i) timely filed all returns for Taxes required to be filed on or before the date hereof or has obtained extensions (without penalty or interest) of the deadline for filing; (ii) paid or adequately reserved on the balance sheets contained in the Financial Statements for all Taxes owed on such date;
(iii) adequately reserved for deferred Taxes in accordance with GAAP; and
(iv) duly withheld, collected and paid over to the proper governmental authorities all Taxes and assessments required to have been withheld or collected and paid over by such entities, all as and to the extent prescribed by law. Except as disclosed on SCHEDULE 2.27, neither DITI nor any Operating Company has been advised of any deficiency claimed or proposed to be claimed against or relating to any of them by any taxing authority which has not been paid, settled or adequately reserved for in the Financial Statements, and there are no matters under discussion with any taxing authority which might reasonably result in the assessment of additional amounts against or relating to DITI or any Operating Company. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the Assets. PSIL is not a party to or bound by any tax indemnity, tax sharing or tax allocation agreement. PSIL has never been a member of an affiliated group of corporations within the meaning of
Section 1504 of the Code. PSIL has never been a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal or foreign income tax purposes.

     2.28 ACCURACY OF INFORMATION FURNISHED. To the best knowledge of Seller, no statement or information contained in any schedule, certificate or other document or information furnished, or to be furnished, by or on behalf of Seller
(i) contains or will contain any untrue statement of a material fact, or
(ii) omits or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which it was made, not misleading, except where such untrue statement or omission was corrected in subsequent information delivered or made available to IRIS or its representatives by Seller or its representatives.


                                    SECTION 3

                     REPRESENTATIONS AND WARRANTIES OF IRIS

     As an inducement for DITI, PSII and PSTI to enter into this Agreement, IRIS represents and warrants to DITI, PSII and PSTI that each of the following statements is true, correct and complete as of the date hereof:

     3.1 EXISTENCE AND RIGHTS. IRIS (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has the corporate power and authority to own its properties, to carry on its business as now conducted and to make and carry out the Transactions. On or prior to the Closing Date, IRIS will be duly qualified and in good standing as a foreign corporation in the State of Texas.

     3.2 AGREEMENTS AUTHORIZED. The execution, delivery and performance by IRIS of this Agreement and the Closing Agreements to which IRIS is listed as a party have been duly authorized by all necessary corporate action and, except as set forth on SCHEDULE 3.2, do not require notice to, or the consent or approval from, any governmental body, regulatory authority or other person. This Agreement has been duly executed and delivered by IRIS and is a legal, valid and binding obligation of IRIS enforceable against IRIS in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally and general principles of equity. Upon execution and delivery by IRIS, the Closing Agreements will be legal, valid and binding obligations of IRIS enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally and general principles of equity.

     3.3 NO CONFLICT. The execution, delivery and, subject to obtaining the consents in SCHEDULE 3.2, performance by IRIS of this Agreement and each Closing Agreement to which IRIS is listed as a party will not (i) breach or constitute grounds for the occurrence or declaration of a default under, or allow another party a right to terminate any agreement, indenture, undertaking or other instrument to which IRIS is a party or by which it or any of its properties may be bound or affected, (ii) violate any provision of Law, the violation of which could have a Material Adverse Effect or (iii) violate any provision of the Articles of Incorporation or Bylaws of IRIS.

     3.4 SEC FILINGS. IRIS has previously furnished to Seller complete and correct copies of the IRIS Annual Report on Form 10-K for the year ended December 31, 1995, Proxy Statement dated April 29, 1996 and Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (collectively, the "IRIS SEC DOCUMENTS"). The IRIS SEC Documents comply in all material respects with the requirements of the Exchange Act and none of the IRIS SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent modified or superseded by a document subsequently filed with the SEC. Since December 31, 1995 through the date hereof, IRIS has not made any filings with the Securities and Exchange Commission other than (i) the IRIS SEC Documents, (ii) a Current Report on Form 8-K dated February 16, 1996 (reporting the acquisition of StatSpin Technologies), (iii) a Registration Statement on Form S-3 dated March 27, 1996 (relating to the resale of up to 466,311 shares of IRIS Common Stock by selling securityholders issued or issuable in connection with the acquisition of StatSpin Technologies) and (iv) a Current Report on Form 8-K dated May 9, 1996 (reporting the execution of the Letter of Intent). The financial statements of IRIS, including the notes thereto, included in the IRIS SEC Documents (the "IRIS FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), fairly present the consolidated financial position of IRIS at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments) and are complete and correct in all material respects. The IRIS Financial Statements include adequate reserves for contracts, commitments, warranties and contingent liabilities to the extent required by GAAP.

     3.5 CAPITALIZATION. Except for (i) items disclosed in the IRIS SEC Documents, (ii) the issuance of additional stock options under the IRIS stock option plans and (iii) the continuing right of employees to purchase shares of IRIS Common Stock under the IRIS Key Employee Stock Purchase Plan, there are no outstanding options, warrants, convertible debt securities or other rights to purchase any shares of capital stock of IRIS. Since March 31, 1996, IRIS has not issued or sold any shares of capital stock or any options, warrants, convertible debt securities or other rights to purchase shares of capital stock except for (i) stock options to purchase 44,200 shares of IRIS Common Stock granted under the IRIS stock option plans and (ii) shares of IRIS Common Stock issued pursuant to the exercise of outstanding warrants described in the SEC Documents. During the period from March 31, 1996 through the date hereof, IRIS did not sell any shares of IRIS Common Stock under the IRIS Key Employee Stock Purchase Plan.

     3.6 CONTINGENCIES. Except as disclosed in the IRIS SEC Documents, there is no litigation, arbitration, other proceedings, written audit requests or, to the knowledge of IRIS, investigations pending against IRIS or any of its officers or directors (in their capacities as such) which could reasonably be expected to have a Material Adverse Effect. IRIS is not in default with respect to any order, writ, injunction or decree of any court or other governmental or regulatory authority.

     3.7 NO MATERIAL CHANGES. Since March 31, 1996, there has not been any Material Adverse Effect, or any occurrence or event which could reasonably be expected to have a Material Adverse Effect.

     3.8 COMPLIANCE WITH LAWS. The business and operations of IRIS are and have been in compliance with all Laws, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

     3.9 IRIS SECURITIES. The Senior Subordinated Note and IRIS Warrant, when issued at the Closing, will be duly authorized and validly issued, and IRIS has reserved for issuance upon the exercise of the IRIS Warrant the requisite number of shares of IRIS Common Stock. The shares of IRIS Common Stock issuable upon exercise of the IRIS Warrant, when issued in compliance therewith, will be duly and validly issued, fully paid and non-assessable.

     3.10 PURCHASING INVENTORY FOR RESALE. IRIS is purchasing the Inventory for resale in the ordinary course of business.

     3.11 COMMISSIONS. Neither IRIS nor any of its officers, directors, agents or employees has employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, commissions or similar amounts with respect to the Transactions, and IRIS agrees to hold Seller harmless from and against Losses incurred by reason of any contrary assertions.

     3.12 ACCURACY OF INFORMATION FURNISHED. To the best knowledge of IRIS, no statement or information contained in any schedule, certificate or other document or information furnished, or to be furnished, by or on behalf of IRIS
(i) contains or will contain any untrue statement of a material fact, or (ii) omits or will omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which it was made, not misleading, except where such untrue statement or omission was corrected in subsequent information delivered or made available by IRIS or its representatives to Seller or its representatives.


                                    SECTION 4

                               COVENANTS OF SELLER

     4.1 CONDUCT OF BUSINESS PRIOR TO CLOSING. Seller agrees that until the Closing Date, unless IRIS shall otherwise consent in writing in advance, the Operating Companies will:

          4.1.1 Conduct business only in the ordinary and usual course consistent with past practice;

          4.1.2 Use reasonable efforts to preserve the goodwill with their customers, suppliers, distributors and others having business relations with them;

          4.1.3 Not transfer or encumber any of the Assets except for the sale of Inventory in the ordinary course of business;

          4.1.4 Maintain their books and records in accordance with past practices and policies, except for such changes of which they will advise IRIS as are required to comply with GAAP or applicable Law;

          4.1.5 Preserve their business organization intact and use reasonable efforts to keep available to IRIS the services of their present employees;

          4.1.6 Continue to maintain all of the Equipment, Inventory and Personalty in good repair, order and condition, reasonable wear and tear excepted;

          4.1.7 Not enter into or amend, waive any rights under, or exercise any option to extend or renew, any Material Assigned Contract except in the ordinary and usual course consistent with past practice;

          4.1.8 Use reasonable efforts to maintain in full force and effect all policies of insurance with respect to the Business now in effect (or secure comparable replacement policies in the event the insurer cancels or declines to renew such policies) and give all notices and present all claims under all such policies in a timely fashion;

          4.1.9 Not (i) borrow or agree to borrow any funds, or incur, assume or guarantee any obligation or liability (absolute or contingent), which is not incurred in the ordinary course of business; or (ii) pay, discharge or satisfy any Claim, liability or obligation (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities or obligations reflected, or reserved against, in the Financial Statements or incurred after the dates of the Financial Statements in the ordinary course of business consistent with past practice;

          4.1.10 Not effect any transaction or enter into any contract or arrangement between any Operating Company, on the one hand, and DITI, the Controlling Stockholder or any Affiliate of the Controlling Stockholder, on the other hand, including, without limitation, PSISI, Terra Laboratories, Ltd. and Terra Laboratories, Ltd. II;

          4.1.11 Not advance any funds to, guarantee any indebtedness of, or incur or pay any expenses or liabilities to or on behalf of, DITI, the Controlling Stockholder or any Affiliate of the Controlling Stockholder, including, without limitation, PSISI, Terra Laboratories, Ltd. and Terra Laboratories, Ltd. II, OTHER THAN the payment of Corporate Management Expenses to DITI in the ordinary course consistent with past practice;

          4.1.12 Pay any interest on, or repay any principal of, any indebtedness to or on behalf of DITI, the Controlling Stockholder or any Affiliate of the Controlling Stockholder, including, without limitation, PSISI, Terra Laboratories, Ltd. and Terra Laboratories, Ltd. II; and

          4.1.13 Not declare, set aside or pay any dividend, make any other distribution in respect of their stock or make any direct or indirect redemption, purchase or other acquisition of their stock (except as contemplated by Section 6.12).

     4.2 REPRESENTATIONS TRUE. Until the Closing Date, Seller will perform such reasonable acts as may be necessary or appropriate to make all of its representations and warranties set forth in this Agreement true and correct on and as of the Closing Date. Seller will inform IRIS promptly upon discovery that any of its representations or warranties ceases to be true or correct.

     4.3 ACCESS. From the date hereof through the earlier of the Closing or termination of this Agreement, Seller will (i) permit IRIS and its authorized representatives to have full access during normal business hours and under reasonable conditions to any and all premises, properties, files, books, records, documents and other information of Seller, (ii) provide IRIS and its authorized representatives with all information which such parties reasonably request concerning the Business, including without limitation, the financial condition and results of operation of Seller, (iii) otherwise reasonably cooperate with and assist IRIS and its authorized representatives in connection with their investigation, (iv) upon the request of IRIS, deliver to IRIS true and correct copies of any documents requested, and (v) permit IRIS and its auditors to confer with Seller's auditors, Buffington & Company, P.C. regarding their audits and reviews of the Financial Statements.

     4.4 SUPPLEMENTAL INFORMATION. From the date hereof through the Closing Date, Seller shall deliver to IRIS immediately upon Seller's discovery or access thereto, any information (i) as may be reasonably required to update the information set forth on the SCHEDULES hereto or (ii) that otherwise amends, updates or conflicts with any of the matters discussed in the representations or warranties set forth in Section 2.

     4.5 PERMITS. Seller will make all filings with governmental bodies and other regulatory authorities and obtain all other permits, approvals, authorizations and consents of all third parties necessary for Seller to consummate the Transactions, including those listed on SCHEDULE 2.2.

     4.6 SECURITY INTERESTS. On or before the Closing Date, Seller shall secure termination of any liens, charges, options, adverse claims or security interests in or to the Assets except the Obligations.

     4.7 CLOSING AGREEMENTS. Subject to the fulfillment by IRIS or waiver by Seller of the conditions precedent contained in Section 7, Seller will, and will cause all of its Affiliates which are listed as parties to the Closing Agreements to, execute and deliver the Closing Agreements prior to or at the Closing.

     4.8 LEGAL OPINION. Seller shall use its best efforts to cause Andrews & Kurth LLP, counsel to Seller, to render an opinion at the Closing, dated as of the Closing Date, in substantially the form attached hereto as EXHIBIT C.


                                    SECTION 5

                                COVENANTS OF IRIS

     5.1 REPRESENTATIONS TRUE. Until the Closing Date, IRIS will perform such reasonable acts as may be necessary or appropriate to make all of its representations and warranties set forth in this Agreement true and correct on and as of the Closing Date. IRIS will inform Seller promptly upon discovery that any of its representations or warranties ceases to be true or correct.

     5.2 SUPPLEMENTAL INFORMATION. From the date hereof through the Closing Date, IRIS shall deliver to DITI immediately upon IRIS' discovery or access thereto, any information that amends, updates or conflicts with any of the matters discussed in the representations or warranties set forth in Section 3.

     5.3 PERMITS. IRIS will make all filings with governmental bodies and other regulatory authorities and obtain all permits, approvals, authorizations and consents of all third parties, necessary for IRIS to consummate the Transactions, including those listed on SCHEDULE 3.2.

     5.4 CLOSING AGREEMENTS. Subject to the fulfillment by Seller or waiver by IRIS of the conditions precedent contained in Section 6, IRIS will execute and deliver the Closing Agreements prior to or at the Closing.

     5.5 LEGAL OPINION. IRIS shall use reasonable efforts to cause Irell & Manella LLP, counsel for IRIS, to render an opinion at the Closing, dated as of the Closing Date, in substantially the form attached hereto as EXHIBIT D.


                                    SECTION 6

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF IRIS

     Subject to the proviso in clause (ii) of Section 9.1, the obligations of IRIS to consummate this Agreement and the Transactions are subject to the satisfaction, prior to or as of the Closing Date, of each of the following conditions, each of which may be waived by IRIS in writing:

     6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in this Agreement or in any certificate or document delivered to IRIS pursuant hereto shall be true and correct on and as of the Closing Date as though made at and as of that date (except where such representation and warranty is made as of a date specifically set forth therein), and Seller shall have delivered to IRIS a certificate to that effect.

     6.2 COMPLIANCE WITH COVENANTS. Seller shall have in all material respects performed and complied with all terms, agreements, covenants and conditions of this Agreement to be performed or complied with by them at the Closing Date, and Seller shall have delivered to IRIS a certificate to that effect.

     6.3 CONSENTS OBTAINED; FILINGS. Seller shall have obtained all consents and approvals from, and shall have completed all declarations, filings and registrations with, government agencies and private third parties that are required for the execution, delivery and performance of this Agreement by Seller.

     6.4 NO MATERIAL ADVERSE EFFECT. There shall have been no Material Adverse Effect, or any occurrence or event which could reasonably be expected to have a Material Adverse Effect.

     6.5 LEGAL ACTIONS OR PROCEEDINGS. No legal action or proceeding shall have been instituted or overtly threatened by any governmental agency seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the Transactions, and no legal action or proceeding shall have been instituted or overtly threatened by any private party seeking material monetary awards from IRIS in connection with the Transactions.

     6.6 ALL PROCEEDINGS TO BE SATISFACTORY. All corporate and other proceedings to be taken by Seller in connection with the Transactions and all documents incident thereto shall be reasonably satisfactory in form and substance to IRIS and its counsel, and IRIS and said counsel shall have received all such certified or other copies of such documents as it may reasonably request.

     6.7 OPINION OF COUNSEL FOR SELLER. IRIS shall have received the favorable opinion of Andrews & Kurth, counsel to Seller, dated the Closing Date, in substantially the form attached as EXHIBIT C.

     6.8 CLOSING AGREEMENTS. The Closing Agreements shall have been executed and delivered by all parties thereto, unless the failure to do so is a result of a breach by IRIS.

     6.9 TRANSFER DOCUMENTS. Seller shall have executed and delivered the Transfer Documents and thereby have delivered to IRIS good and marketable title to the Assets free and clear of any liens, charges, options, adverse claims or security interests except the Obligations.

     6.10 CLOSING DOCUMENTS. IRIS shall have received, in form and substance reasonably satisfactory to its counsel, each and every closing document required to be delivered to it as set forth in this Agreement.

     6.11 COMMISSIONS.  Seller shall have paid all the commissions listed on
SCHEDULE 2.26.

     6.12 CAPITAL STOCK OF PSI. PSII shall have acquired and delivered to IRIS beneficial and record ownership of all the outstanding shares of capital stock of PSIL, and Mr. Landells shall have waived any and all rights he may have to acquire stock of PSIL, including, without limitation, through any option or right of first refusal.

     6.13 PENDING LAWSUIT. DITI shall have (i) paid all fees and expenses owed to the law firm of Singleton & Cooksey with respect to the Stockholder Lawsuit, (ii) secured from Singleton & Cooksey a written release of all liability for such fees and expenses for any employees to whom IRIS offers employment or (iii) agreed in writing to indemnify such employees against any liability for such fees and expenses.

                                    SECTION 7

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

     Subject to the proviso in clause (iii) of Section 9.1, the obligations of Seller to consummate this Agreement and the Transactions are subject to the satisfaction, prior to or at the Closing, of the following conditions, each of which may be waived by Seller in writing:

     7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of IRIS contained in this Agreement or in any certificate or document delivered to Seller pursuant hereto shall be true and correct on and as of the Closing Date as though made at and as of that date (except where such representation and warranty is made as of a date specifically set forth therein), and IRIS shall have delivered to Seller a certificate to such effect.

     7.2 COMPLIANCE WITH COVENANTS. IRIS shall in all material respects have performed and complied with all terms, agreements, covenants and conditions of this Agreement to be performed or complied with by it at the Closing Date, and IRIS shall have delivered to Seller a certificate to that effect.

     7.3 CONSENTS OBTAINED; FILINGS. IRIS shall have obtained all consents and approvals from, and shall have completed all declarations, filings and registrations with, government agencies and private third parties that are required for the execution, delivery and performance of this Agreement by IRIS.

     7.4 NO MATERIAL ADVERSE EFFECT. There shall have been no Material Adverse Effect, and no occurrence or event which could reasonably be expected to result in a Material Adverse Effect.

     7.5 ALL PROCEEDINGS TO BE SATISFACTORY. All corporate and other proceedings to be taken by IRIS in connection with the Transactions and all documents incident thereto shall be reasonably satisfactory in form and substance to Seller and its counsel, and Seller and said counsel shall have received all such certified or other copies of such documents as they may reasonably request.

     7.6 OPINION OF COUNSEL FOR IRIS. Seller shall have received the favorable opinion of Irell & Manella, counsel for IRIS, dated the Closing Date, substantially in the form attached as EXHIBIT D.

     7.7 LEGAL ACTIONS OR PROCEEDINGS. No legal action or proceeding shall have been instituted or overtly threatened by any governmental agency seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the Transactions, and no legal action or proceeding shall have been instituted or overtly threatened by any private party seeking material monetary awards from Seller in connection with the Transactions.

     7.8 CLOSING AGREEMENTS. The Closing Agreements shall have been executed and delivered by all parties thereto, unless the failure to do so is a result of a breach by Seller or a refusal by any of its Affiliates.

     7.9 CLOSING DOCUMENTS. Seller shall have received, in form and substance reasonably satisfactory to its counsel, each and every closing document required to be delivered to it as set forth in this Agreement.

     7.10 PURCHASE PRICE. Seller shall have received, as of the Closing Date, the Purchase Price in the manner set forth in Section 1.4.

                                    SECTION 8

                                 INDEMNIFICATION

     8.1 RIGHT OF INDEMNIFICATION. Subject to Section 8.4, IRIS and Seller each agree to indemnify and hold the other (and the other's respective officers, directors, employees and agents) harmless from and against the full amount of all Losses arising out of or resulting from a breach of any representation, warranty or covenant made by the Indemnifying Party in this Agreement.

     8.2 DEDUCTIBLE AMOUNT. Notwithstanding the foregoing, neither IRIS, on the one hand, nor Seller, on the other hand, shall be required to indemnify the other under the terms of this Agreement unless and until the aggregate amount of the Losses of the other exceeds $50,000, in which case such indemnification obligations shall apply to all Losses in excess of such threshold. The foregoing threshold shall not apply against IRIS for failure to make payments under the Senior Subordinated Note.

     8.3 SURVIVAL OF REPRESENTATIONS; EFFECT OF DISCLOSURES. The representations and warranties in this Agreement shall survive the Closing and remain in full force and effect regardless of any disclosures made to or investigations made by a party.

     8.4 TIME LIMIT. Notwithstanding Section 8.3, neither party may seek indemnity under this Section 8 or any other recovery or remedy for any Loss under this Agreement at any time after two (2) years from the Closing Date; PROVIDED, HOWEVER, that IRIS may seek indemnification hereunder for any Loss based on (i) any obligations, debts, contracts and liabilities not expressly assumed by IRIS (including, without limitation, as a result of a breach of the representations and warranties concerning the obligations, debts, contracts and liabilities of PSIL) until 30 days after the expiration of the applicable statute of limitations for the relevant obligation, debt, contract or liability or (ii) any covenant contained in Section 10 (Other Covenants) until two (2) years from the date the covenant is breached.

     8.5 PROCEDURES FOR INDEMNIFICATION. If any claim is asserted or any action or proceeding is brought in respect of which indemnity may be sought, the Indemnified

Party will promptly notify the Indemnifying Party in writing of such asserted claim or the institution of such action or proceeding; PROVIDED, HOWEVER, that the Indemnified Party's failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it might otherwise have on account of this indemnity, except to the extent that the Indemnifying Party has been materially prejudiced by such failure to notify. If requested by the Indemnified Party in the aforementioned notice, the Indemnifying Party shall undertake full responsibility for the defense of any Third-Party Claim which, if successful, would result in an obligation of indemnity under this Agreement. The Indemnifying Party may contest or settle any such claim on such terms as the Indemnifying Party may choose, PROVIDED that the Indemnifying Party will not have the right, without the Indemnified Party's prior written consent, to settle any such claim if such settlement (i) arises from or is part of any criminal action, suit or proceeding, (ii) contains a stipulation to, confession of judgement with respect to, or admission or acknowledgement of, any liability or wrongdoing on the part of the Indemnified Party, (iii) relates to any tax matters, (iv) provides for injunctive relief, or other relief or finding other than money damages, which is binding on the Indemnified Party, or (v) does not contain an unconditional release of the Indemnified Party. Such defense will be conducted by reputable attorneys retained by the Indemnifying Party at the Indemnifying Party's cost and expense, but the Indemnified Party will have the right to participate in such proceedings and to be separately represented by attorneys of its own choosing. The Indemnified Party will be responsible for the costs of such separate representation unless the Indemnified Party will have reasonably concluded that the interests of the Indemnified Party and the Indemnifying Party in the action conflict in such a manner and to such an extent as to make advisable, consistent with applicable standards of professional responsibility, the retention of separate counsel for the Indemnified Party, in which case the Indemnifying Party will pay for one (but not more than one) separate counsel chosen by the Indemnified Party.

     8.6 COOPERATION. The Indemnifying Party and the Indemnified Party shall cooperate in determining the validity of any Third-Party Claim for any Loss for which a claim of indemnification may be made hereunder. Each party shall also use all reasonable efforts to minimize all Losses.

                                    SECTION 9

                                   TERMINATION

     9.1 GROUNDS FOR TERMINATION. Subject to Section 9.3, this Agreement may be terminated: (i) at any time prior to the Closing by either IRIS or Seller if there has been a breach of the representations, warranties or covenants of the other party set forth herein which is reasonably expected to have a Material Adverse Effect, but only if such breach remains uncured for a period of ten (10) days after receipt of written notice of such breach from the nonbreaching party; (ii) by IRIS if any condition stated in Section 6 cannot be or have not been satisfied by the Closing Date, PROVIDED, HOWEVER, IRIS may not terminate this Agreement pursuant to this clause "ii" if IRIS would be entitled to indemnification under this Agreement for the failure to satisfy such condition, money damages would adequately compensate IRIS for any Losses resulting therefrom and the Losses could not reasonably be expected to exceed of $50,000; (iii) by Seller if any condition stated in Section 7 cannot be or have not been satisfied by the Closing Date, PROVIDED, HOWEVER, Seller may not terminate this Agreement pursuant to this clause "iii" if Seller would be entitled to indemnification under this Agreement for the failure to satisfy such condition, money damages would adequately compensate Seller for any Losses resulting therefrom and the Losses could not reasonably be expected to exceed of $50,000; (iv) by mutual agreement of Seller and IRIS; or (v) by Seller or IRIS if the Closing shall not have occurred within forty-five (45) days of the date hereof, provided that the right to terminate this Agreement pursuant to this Section 9.1 shall not be available to a party who has materially breached any representation, warranty or covenant of this Agreement.

     9.2 EFFECT OF TERMINATION. If this Agreement is terminated as provided in Section 9.1, all obligations of the parties hereunder will terminate without liability of any party to any other party, except (i) that the obligations set forth in Sections 2.26 and 3.11 (Commissions), 10.1 (Confidentiality), 12.2 (Expenses), 12.9 (Governing Law; Consent to Jurisdiction), 12.10 (Attorneys' Fees) and 12.13 (Arbitration) will survive any such termination and (ii) for liability for Losses caused by any prior breach (which shall not include the mere failure of any condition precedent).

     9.3 RIGHTS TO PROCEED. If any of the conditions specified in Section 6 have not been satisfied, IRIS will have the right to proceed with the Transactions without waiving any of its rights hereunder to seek damages for Losses related to any breach of a representation, warranty or covenant; and if any of the conditions specified in Section 7 have not been satisfied, Seller will have the right to proceed with the Transactions without waiving any of its rights hereunder to seek damages for Losses related to any breach of a representation, warranty or covenant. Either party may elect by written notice to postpone the Closing Date, but not by more than fifteen (15) days, if a condition to closing has not been met either because of circumstances beyond its reasonable control or an unintentional breach of a representation, warranty or covenant by it and such condition is reasonably expected to be met or cured on or before the new Closing Date.

     9.4 SPECIFIC PERFORMANCE. The Assets to be transferred under this Agreement are uniquely suited for the purposes and needs of IRIS. If Seller should default in its obligations under this Agreement, the parties each acknowledge that the remedy at law would be inadequate to compensate IRIS. Accordingly, IRIS, in addition to any other available rights or remedies, may at its sole option sue in equity for specific performance, and Seller expressly waives the defense that a remedy in damages will be adequate.

                                   SECTION 10

                                 OTHER COVENANTS

     10.1 CONFIDENTIALITY. Each party hereto shall strictly maintain the confidential nature of, and not disclose to any third party or use for any purpose other than in connection with the Transactions without prior written consent, (a) any confidential information learned about the other in the course of the Transactions or (b) the exact terms of this Agreement, or the Closing Agreements or any other documents signed at the Closing, unless and to the extent necessary to carry out the Transactions, PROVIDED THAT Seller will not make any public announcements regarding the Transactions prior to Closing, and IRIS will consult with Seller in preparing any public announcement, including affording Seller an opportunity to review in advance any press releases regarding the Transactions. Each party shall be responsible for any breach of this Section 10.1 by its officers, employees, agents or advisors. Upon termination of this Agreement pursuant to Section 9.1, Seller and IRIS each agree to return or destroy any and all materials containing any confidential information. These restrictions on use and obligations of confidentiality will not apply to any information (i) to the extent the receiving party is required to disclose such information by law or applicable regulation or under court or governmental order, (ii) then in the public domain by acts not attributable to such party, (iii) hereafter received by the receiving party from a third party source on an unrestricted basis, (iv) known to the receiving party prior to the date of disclosure hereunder except to the extent subject to a prior confidentiality agreement, or (v) necessary to enforce this Agreement provided that all reasonable steps are taken to limit the amount of disclosure. If the Closing occurs, IRIS shall be released from any obligations under this Section
10.1 with regard to the Business or Assets. Seller shall not disclose or use any confidential information about the Business or Assets before or after Closing without the prior written consent of IRIS except (i) if this Agreement is terminated pursuant to Section 9.1, (ii) before Closing in the ordinary course of business or (iii) as provided in clauses (i), (ii), (iii) or (v) of the fourth sentence of this Section 10.1.

     10.2 EMPLOYMENT OF CERTAIN PERSONNEL. As far in advance of the Closing as is practicable, IRIS shall provide Seller with a list of employees who will be offered employment following the Closing (which shall constitute at least 75% of the employees of the Operating Companies as of the date hereof) on an at-will basis, subject to termination by IRIS or each employee for any reason or no reason at any time, and Seller shall use reasonable efforts to assist IRIS in hiring and retaining the employees of Seller on that basis. Any and all costs of severance of Seller's employees not hired or retained by IRIS shall be for the account of Seller, and IRIS shall not be deemed to have assumed any benefits obligations of Seller to its employees. In accordance with Internal Revenue Service Procedure 84-77, IRIS will include on the Wage and Tax Statement (Form W-2) issued to each continuing employee for the year ending December 31, 1996, all wages paid to, and taxes withheld from, such employee by Seller during such period. Furthermore, Seller shall transfer to IRIS promptly after the Closing the Employee Withholding Allowance Certificate (Form W-4) for each continuing employee.

     10.3 CHANGE OF NAMES. Promptly following the Closing, DITI, PSII and PSTI shall amend their Articles of Incorporation to change their names to names which in the reasonable opinion of IRIS are not confusingly similar to the name "Perceptive Scientific" or any of the Trademarks, and thereafter none of them shall have any further rights to use such name or any of the Trademarks. DITI shall cause PSISI to take comparable actions and cease using such names and Trademarks within 180 days of the Closing Date.

     10.4 COLLECTION OF ACCOUNTS RECEIVABLE. Seller covenants that in the event it receives any payments with regard to any Asset, including the Accounts Receivable, after the Closing, it will promptly pay the amount actually collected directly to IRIS.

     10.5 NOTIFICATION OF SUPPLIERS AND DISTRIBUTORS. After the Closing, if requested by IRIS, Seller shall promptly notify all of its suppliers and distributors that the Business has been transferred to IRIS.

     10.6 NON-COMPETITION. For a period of five (5) years from the Closing Date, DITI and each Operating Company agree that they will not, directly or indirectly, engage in, own, manage, operate, join, control or participate in the ownership, management, operation or control of any business engaged in developing, manufacturing and/or marketing digital image processing or analysis products or services in any city or county in the United States of America or any comparable subdivision of any foreign country; PROVIDED, HOWEVER, that DITI may own, manage and operate a business engaged in the Well Log Business. Seller hereby represents and warrants to IRIS that Seller is currently engaged in substantial activities related to the Business worldwide. The foregoing covenant is a material part of the consideration for the purchase of the Assets, and the Purchase Price includes consideration for such covenant. Furthermore, without limiting the foregoing, neither DITI, PSISI nor any Operating Company shall directly or indirectly, without the prior written consent of IRIS, (i) hire any employee or consultant of IRIS for a period of two (2) years from the Closing Date, (ii) induce or take any action intended to induce any employee or consultant of IRIS to cease providing or otherwise alter the services provided to IRIS for a period of five (5) years from the Closing Date or (iii) induce or attempt to induce any customer of IRIS or any present customer of PSII, PSTI or any of their subsidiaries to cease doing business with IRIS or to do business with any of its then competitors or potential competitors for a period of five
(5) years from the Closing Date.

     10.7 NOMINEE TO IRIS BOARD OF DIRECTORS. Promptly after the Closing Date, IRIS shall appoint the Controlling Stockholder to the IRIS Board of Directors as a Class 1 Director to serve until the next annual meeting of the IRIS stockholders. During his tenure on the IRIS Board of Directors, the Controlling Stockholder shall be entitled to cash compensation, reasonable expenses and indemnification to the same extent as any other non-employee director. The Controlling Stockholder may also invite one (1) advisor of his choosing, subject to the reasonable approval of IRIS, to attend the IRIS Board meetings. DITI shall be responsible for all compensation and expenses of the Controlling Stockholder's advisor attending IRIS Board meetings. If, at the time of the next annual meeting of the IRIS stockholders, (i) the Senior Subordinated Note remains outstanding or (ii) DITI continues to beneficially own at least 50% of the Warrant Shares (including, for this purpose, any Warrant Shares issuable upon exercise of the unexercised portion of IRIS Warrant then owned by DITI), the Controlling Stockholder shall have the right to nominate a replacement nominee for DITI, subject to approval of the other members of the IRIS Board of Directors based on their past practice of qualifying nominees, and IRIS shall use reasonable efforts to effect such nominee's election to the IRIS Board of Directors at such annual meeting. In addition to cash compensation, reasonable expenses and indemnification, the replacement nominee shall also be entitled to stock option awards under the IRIS stock option plans to the same extent as any other non-employee director. If, at any time, the Senior Subordinated Note has been repaid in full and DITI no longer beneficially owns at least 50% of the Warrant Shares (including, for this purpose, any Warrant Shares issuable upon exercise of the unexercised portion of IRIS Warrant then owned by DITI), then, upon the request of IRIS, DITI shall cause the Controlling Stockholder or his replacement nominee, as applicable, to voluntarily resign from the IRIS Board of Directors. DITI acknowledges and agrees that, until IRIS has the right to request the resignation of DITI's nominee to the IRIS Board of Directors, IRIS will consider DITI and the Controlling Stockholder to be "affiliates" of IRIS as defined in Rule 144 promulgated pursuant to the Securities Act.

     10.8 COOPERATION BY SELLER.

          10.8.1 CONSULTING SERVICES. For a period of 90 (ninety) days from the Closing Date, Seller shall from time to time consult with IRIS during normal business hours to the extent reasonably requested by IRIS for the purpose of transferring the operation of the Business from Seller to IRIS. Such services may include, without limitation, (i) advising IRIS with respect to Seller's procedures for manufacturing digital imaging processing and analysis instruments, (ii) introducing IRIS to the suppliers and distributors for the Business, (iii) responding to questions about the Business or the Assets and
(iv) providing accounting, insurance, administrative, information systems and such other services as IRIS may reasonably request. IRIS shall reimburse Seller at its cost for providing such services. Seller acknowledges and agrees that title and full ownership rights to any modifications, changes, derivative works and enhancements made to the Intellectual Property by Seller in the course of providing such consulting services under this Agreement shall vest in and remain the sole property of IRIS.

          10.8.2 ADDITIONAL ACTS. Each party hereto agrees, both before and after the Closing, to execute any and all further documents and writings and perform such other reasonable actions which may be or become necessary or expedient to effectuate and carry out the Transactions (which shall not include any obligation to make payments). Moreover, if following the Closing, either party shall discover any Material Assigned Contract which was not listed on
SCHEDULE 2.19, at the request and option of IRIS, Seller shall take all reasonable steps necessary to assign such contract to IRIS except that Seller shall not be required to pay money or other valuable consideration. Such assignment shall not relieve Seller of responsibility for Losses of IRIS caused by the failure to make the transfer on the Closing Date.

          10.8.3 CONFIRMATION OF TITLE. At and following the Closing, Seller shall promptly from time to time execute and deliver any assignments or other assurances or reports which IRIS shall reasonably advise Seller are necessary to vest, perfect or confirm title to any Asset in IRIS.

          10.8.4 ANNOUNCEMENTS. Seller will not make any public announcements regarding the Transactions prior to Closing, and IRIS will consult with Seller in preparing any public announcement, including affording Seller an opportunity to review in advance any press releases regarding the Transactions.

     10.9 COOPERATION BY BUYER. For a period of 90 (ninety) days from the Closing Date, Buyer shall cooperate with Seller as reasonably requested for the purposes of facilitating the separation of the Business from Seller's remaining businesses and operations. Such cooperation shall consist of reasonable access to the Files and office Equipment and consultations with IRIS employees during normal business hours.


                                   SECTION 11

                                   DEFINITIONS

     The following terms shall have the meanings set forth below:

     "ACCOUNTS RECEIVABLE" shall mean all payments, rights to payment, accounts receivable, revenues or other sums payable to PSII or PSTI (and those of DITI which relate to the Business).

     "AFFILIATE" shall mean any person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is in common control with, a specified person.

     "ASSETS" shall mean all of the real and personal property, tangible and intangible, of every kind, nature and description, and wherever located, owned or leased by PSII or PSTI (and those owned or leased by DITI which relate to the Business), including, without limitation, the Accounts Receivable, Assigned Contracts, Equipment, Files, Intellectual Property, Inventory, Personalty, PSIL Stock, Purchase Commitments, Sales Commitments and the goodwill associated with the Business, EXCEPT the Retained Assets. For purposes of Section 2 (Representations and Warranties of Seller), Section 4 (Covenants of Seller) and
Section 6 (Conditions Precedent to Obligations of IRIS), the term Assets shall also be deemed to include the Assets of PSIL.

     "ASSIGNED CONTRACTS" shall mean all agreements, written and oral, to which DITI, PSII or PSTI is a party and which relate to the Business, including, without limitation, the Employee Patent and Confidentiality Agreements and those agreements set forth on SCHEDULE 2.19, other than Existing Employment Contracts, Purchase

Commitments, Sales Commitments and agreements relating to indebtedness for borrowed money.

     "AUDITED FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 2.6.

     "BUSINESS" shall mean the business of developing, manufacturing and/or marketing digital image processing and analysis products and services (including, without limitation, the proprietary PowerGene-TM- product line of genetic analysis instruments) as presently conducted, as conducted in the past 12 months and as contemplated to be conducted in the Private Placement Memorandum, by DITI and the Operating Companies; PROVIDED, HOWEVER, that the Business shall not include the Well Log Business.

     "CLOSING" and "CLOSING DATE" shall have the meanings set forth in
Section 1.2

     "CLOSING AGREEMENTS" shall mean (i) the License Agreement, (ii) the Termination and Release Agreements, (iii) the Senior Subordinated Note, (iv) the IRIS Warrant, (v) the Registration Rights/Standstill Agreement, (vi) the Stockholder Guaranty, (vii) the Stockholder Noncompetition Agreement and
(viii) the New Employment Contracts.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "CONTROLLING STOCKHOLDER" shall mean Edward Randall III, an individual and the majority stockholder of DITI.

     "COPYRIGHTS" shall mean all U.S. and foreign copyrights, whether or not registered, together with any pending applications for the registration thereof, owned by or licensed to DITI, PSII or PSTI, including, without limitation, those listed on SCHEDULE 2.10.

     "CORPORATE MANAGEMENT EXPENSES" shall have the meaning set forth in
Section 1.4.1.

     "CUSTOMER LISTS" shall mean all lists of, and information concerning, the end users of the Products, wherever located and regardless of the form in which stored.

     "DITI" shall mean Digital Imaging Technologies, Inc., a Delaware corporation.

     "EFFECTIVE DATE" shall have the meaning set forth in Section 1.2.

     "EQUIPMENT" shall mean all equipment, tools, machinery, molds, tooling and similar tangible assets owned by PSII or PSTI (and those owned by DITI which are used in the Business), wherever located and whether in the possession of DITI, any Operating Company or others.

     "EMPLOYEE PATENT AND CONFIDENTIALITY AGREEMENTS" shall mean any and all agreements executed by any present or former employee or consultant of DITI, PSII or PSTI or any of their respective predecessors for the purpose, in whole or in part, of protecting rights to, or the confidentiality of, proprietary technology or information. In the event that such agreements are contained in a more general employment or consulting agreement, the term "Employee Patent and Confidentiality Agreement" shall mean only the provisions of such agreement relating to the protection of rights to, or the confidentiality of, proprietary information or technology.

     "ENVIRONMENTAL LAW" shall have the meaning set forth in Section 2.18.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "EXISTING EMPLOYMENT CONTRACTS" shall have the meaning set forth in
Section 2.24.

     "FDA" shall mean the U.S. Food & Drug Administration.

     "FILES" shall mean all files, documents, papers and other records of PSII or PSTI (and those of DITI which pertain to the Business or any of the Assets), wherever located, whether in the possession of DITI, any Operating Company or others and regardless of the form in which they are stored.

     "FINANCIAL STATEMENTS" shall mean (i) the audited consolidated financial statements of DITI for the years ended December 31, 1995 and 1994, together with the related notes and schedules and the independent auditor's report thereon,
(ii) the unaudited consolidated financial statements of DITI for the three-month period ended March 31, 1996, (iii) the unaudited consolidated financial statements of PSII for the twelve-month period ended December 31, 1995 and (iv) the unaudited consolidated financial statements of PSII for the three-month period ended March 31, 1996.

     "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

     "HAZARDOUS MATERIALS" shall mean (i) any substance defined as "hazardous" under any Environmental Law, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA");
(ii) any substance or matter which results in liability to any person or entity from discharge of or exposure to such substance or matter under any statutory, regulatory or common law theory; (iii) any substance or matter which becomes subject to a federal, state, local or foreign agency order or requirement for removal, treatment or remediation; (iv) crude oil or any fraction thereof, and
(v) any material defined as "hazardous" under Texas or United Kingdom law.

     "INDEMNIFIED PARTY" shall mean, with respect to any Loss or alleged Loss, the party seeking indemnity hereunder.

     "INDEMNIFYING PARTY" shall mean, with respect to any Loss or alleged Loss, the party from whom indemnity is being sought hereunder.

     "INTELLECTUAL PROPERTY" shall mean the Software, Patents, Copyrights, Trademarks, Customer Lists and other Proprietary Information.

     "INVENTORY" shall mean all tangible goods held for future sale in the Business, including, without limitation, raw materials and work in progress, wherever located and whether in the possession of DITI, any Operating Company or others.

     "IRIS" shall mean International Remote Imaging Systems, Inc., a Delaware corporation.

     "IRIS COMMON STOCK" shall mean shares of common stock, $.01 par value per share, of IRIS.

     "IRIS WARRANT" shall mean a warrant, in substantially the form of EXHIBIT B attached hereto, to purchase 875,000 shares of IRIS common stock at an exercise price of $8.00 per share from the Closing Date until the Fifth Anniversary of the Closing Date.

     "KEY EMPLOYEES" shall mean the following employees of the Operating
Companies: (i) Mr. Tony Landells, President of PSIL, (ii) Dr. Ken Castleman, Vice President of Research of PSII, (iii) Mr. Don Winkler, Vice President of Business Development of PSII, (iv) Mr. Paul Douglas, Vice President of Sales of PSIL, (v) Mr. Dindy Ramkisson, North American Sales Manager of PSII, (vi) Steve Clarner, Senior Software Engineer for PSII, and (vii) Steve Rosser, Software Engineer for PSII.

     "KNOWLEDGE" shall mean (i) in the case of Seller, the actual knowledge of the Controlling Stockholder or any director or senior officer of DITI or any Operating Company and (ii) in the case of IRIS, any director or senior officer of IRIS. "BEST KNOWLEDGE" shall mean the "knowledge" of such persons after reasonable inquiry to the extent prudent under the circumstances, and "SENIOR OFFICER" shall mean any officer with a title at least equal to vice president.

     "LAW" shall mean all foreign, federal, state and local laws, ordinances, regulations, judgments, orders, decrees or rules of any court, arbitrator or governmental, regulatory or administrative agency or entity.

     "LETTER OF INTENT" shall mean that certain letter dated May 3, 1996 from IRIS to DITI confirming the parties' mutual intention that IRIS acquire the Business.

     "LICENSE AGREEMENT" shall mean a license agreement between IRIS and PSISI, dated as of the Closing Date, in substantially the form of EXHIBIT F attached hereto.

     "LOSS" shall mean any and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses and court costs incident to any suit, action, investigation or other proceedings), damages and losses, net of any insurance proceeds received with respect thereto.

     "MATERIAL ADVERSE EFFECT" shall mean (i) with respect to any representation or warranty made by Seller or any condition to the obligations of IRIS, a material adverse effect on the Transactions, the Assets, the Obligations, the Business or the prospects for the Business and (ii) with respect to any representation or warranty made by IRIS or any condition to the obligations of Seller, a material adverse effect on the Transactions or on the business or financial condition of IRIS and its subsidiaries taken as a whole. For purposes of this definition, the terms Assets and Obligations shall include the Assets and Obligations of PSIL.

     "MATERIAL ASSIGNED CONTRACTS" shall have the meaning set forth in
Section 2.19.

     "NET CASH TRANSFERS TO DITI" shall have the meaning set forth in
Section 1.4.1.

     "NEW EMPLOYMENT CONTRACTS" shall mean written employment agreements satisfactory in form and substance to IRIS, effective as of the Closing Date, between IRIS and each of the Key Employees for a term of not less than two (2) years.

     "OBLIGATIONS" shall mean the obligations of PSII and/or PSTI under (i) the Assigned Contracts, (ii) the Payables, (iii) the Purchase Commitments and
(iv) the Sales Commitments. Without expanding the foregoing definition, the Obligations shall not include (i) liabilities or expenses relating to the negotiation or performance of this Agreement (including, without limitation, commissions, legal fees, employee bonuses and the cost of reacquiring the minority interest in PSIL) which shall be incurred and paid solely by DITI and not by any of the Operating Companies, (ii) liabilities associated with property or assets not transferred or delivered to IRIS as part of the Assets,
(iii) accrued vacation, (iv) federal or state income or franchise taxes,
(v) liabilities to, or incurred on behalf of, PSISI, (vi) liabilities to, or incurred on behalf of, the Controlling Stockholder or any of his Affiliates (including, without limitation, Terra Laboratories, Ltd. or Terra Laboratories, Ltd. II), (vii) liabilities or expenses relating to the Stockholder Lawsuit, including, without limitation, legal fees and expenses payable to the firm of Singleton & Cooksey, (viii) any liabilities or obligations for borrowed money (except PSIL's line of credit with National Westminster Bank which shall remain in effect under which there shall be no amounts outstanding on the Closing Date) or (ix) any liabilities or obligations to DITI. For purposes of Section 2 (Representations and Warranties of Seller), Section 4 (Covenants of Seller) and
Section 6 (Conditions Precedent to Obligations of IRIS), the term Obligations shall also be deemed to include the Obligations of PSIL.

     "OPERATING COMPANIES" shall mean PSII, PSTI and PSIL.

     "PATENTS" shall mean all U.S. and foreign patents and pending patents, together with any enhancements or improvements thereto, owned by or licensed to DITI, PSII or PSTI, including, without limitation, those listed on
SCHEDULE 2.10.

     "PAYABLES" shall mean all of the outstanding accounts payable to trade creditors, accrued payroll, accrued and withheld payroll taxes and accrued and withheld sales taxes reflected on PSII's consolidated balance sheet dated as of December 31, 1995 or incurred subsequent to the date thereof in the ordinary course of the Business consistent with past practice and reflected on books and records of PSII or PSTI on the Closing Date.

     "PERSONALTY" shall mean all tangible personal property owned by PSII or PSTI (and any owned by DITI which is used in the Business) except (i) the Inventory, (ii) the Equipment and (iii) any tangible personal included in the Retained Assets.

     "PRIVATE PLACEMENT MEMORANDUM" shall mean DITI's Private Placement Memorandum dated December 1995.

     "PRODUCTS" shall have the meaning set forth in Section 2.15.

     "PROPRIETARY INFORMATION" shall mean all trade secrets, data, methods, test results, procedures, processes, techniques, systems, inventions, apparatus, information, manufacturing and engineering drawings and prints, artwork for circuit boards, artwork for labels, regulatory and manufacturing documentation and design specifications, know-how and other proprietary information owned by or licensed to DITI, PSII or PSTI.

     "PSII" shall mean Perceptive Scientific Instruments, Inc., a Delaware corporation and wholly-owned subsidiary of DITI.

     "PSII CASH" shall have the meaning set forth in Section 1.4.1.

     "PSII YEAR-TO-DATE EBIT" shall have the meaning set forth in Section 1.4.1.

     "PSIL" shall mean Perceptive Scientific International, Ltd., a United Kingdom corporation and majority-owned subsidiary of PSII.

     "PSIL STOCK" shall mean all the outstanding capital stock of PSIL.

     "PSISI" shall mean Perceptive Scientific Imaging Systems, Inc., a Delaware corporation and wholly-owned subsidiary of DITI.

     "PSTI" shall mean Perceptive Scientific Technologies, Inc., a Delaware corporation and wholly-owned subsidiary of DITI.

     "PURCHASE PRICE" shall have the meaning set forth in Section 1.4.1.

     "PURCHASE COMMITMENTS" shall mean the outstanding obligations of PSII and PSTI to purchase Equipment or Inventory after the Closing Date incurred in the ordinary course of the Business consistent with past practice.

     "REGISTRATION RIGHTS/STANDSTILL AGREEMENT" shall mean a Registration Rights/Standstill Agreement between IRIS and DITI, dated as of the Closing Date, in substantially the form of EXHIBIT G attached hereto.

     "RETAINED ASSETS" shall mean (i) the PSII Cash and the cash and cash equivalents of DITI, (ii) the capital stock of PSII, PSTI and PSISI, (iii) the Personalty listed on SCHEDULE 0, (iv) the accounts receivable by DITI which are NOT related to the Business, (v) all notes and other accounts receivable by DITI or any of the Operating Companies from the Controlling Stockholder or any of his Affiliates, (vi) any refunds due to Seller for tax liabilities previously overpaid by DITI or any of the Operating Companies and (vii) all equipment and furniture used exclusively by PSISI.

     "SALES COMMITMENTS" shall mean the outstanding obligations of PSII or PSTI to sell Inventory or provide related services after the Closing Date incurred in the ordinary course of the Business consistent with past practice.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "SELLER" shall mean DITI, PSII and PSTI.

     "SENIOR SUBORDINATED NOTE" shall mean a $7,000,000 principal amount 8 1/2% Senior Subordinated Note due 2001, dated as of the Closing Date, in substantially the form of EXHIBIT A attached hereto.

     "SOFTWARE" shall mean all software products (including, without limitation, both source code and object code) owned by DITI, PSII or PSTI, including all enhancements, versions, releases and updates of such products, and any other software products in development regardless of its stage of development.

     "STOCKHOLDER GUARANTY" shall mean a Guaranty Agreement between IRIS and the Controlling Stockholder in substantially the form of EXHIBIT L attached hereto.

     "STOCKHOLDER LAWSUIT" shall mean the lawsuit referred to in Note 12 (Prior Contingency) to the Financial Statements for the year ended December 31, 1995 relating to the purchase of certain assets.

     "STOCKHOLDER NONCOMPETITION AGREEMENT" shall mean a Noncompetition Agreement between IRIS and the Controlling Stockholder in substantially the form of EXHIBIT M attached hereto.

     "TAX OR TAXES" shall mean any and all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto.

     "TERMINATION AND RELEASE AGREEMENTS" shall mean terminations of loan agreements and/or releases of security interests in the Assets, dated as of the Closing Date, in substantially the form of EXHIBIT E attached hereto, from all third parties whose release is required for Seller to consummate the Transactions and deliver good and marketable title to the Assets free and clear of any liens, charges, options, adverse claims or security interests except the Obligations.

     "THIRD-PARTY CLAIM" shall mean a claim brought by a third party for which indemnification is sought pursuant to this Agreement.

     "TRADEMARKS" shall mean all U.S. and foreign trade names (including, but not limited to, the trade names "Perceptive Scientific Instruments", "Perceptive Scientific Technologies", "Perceptive Scientific International", "Perceptive Scientific Microscopy" and "Perceptive Scientific Imaging Systems") trademarks and service marks (together with any pending applications for any of the foregoing) owned by or licensed to DITI, PSII or PSTI, including, without limitation, those listed on SCHEDULE 2.10.

     "TRANSACTIONS" shall mean the transactions contemplated by this Agreement.

     "TRANSFER DOCUMENTS" shall mean (i) the Bill of Sale attached hereto as EXHIBIT H, (ii) the Assumption Agreement attached hereto as EXHIBIT I, (iii) the Patent Assignment attached hereto as EXHIBIT J, (iv) the Trademark Assignment attached hereto as EXHIBIT K and (v) such other documents as IRIS may reasonably request for the purpose of transferring ownership of the Assets to IRIS.

     "WARRANT SHARES" shall mean the shares of IRIS Common Stock issuable upon exercise of the IRIS Warrant.

     "WELL LOG BUSINESS" shall mean the business of developing, manufacturing, marketing and selling digital image processing and analysis products and services for use solely in the oil and gas industry.


                                   SECTION 12

                                  MISCELLANEOUS

     12.1 ENTIRE AGREEMENT; MODIFICATIONS. This Agreement and any documents referred to herein or executed contemporaneously herewith constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof; PROVIDED, HOWEVER, that the paragraphs of the Letter of Intent which are expressly designated as binding shall remain in full force and effect. This Agreement may not be amended, altered or modified except by a writing signed by the parties.

     12.2 EXPENSES.  Except as set forth in Section 1.6 (Sales and Use Tax) or
12.10 (Attorneys' Fees), whether or not the Transactions are consummated, none of the parties hereto shall have any obligation to pay any of the fees and expenses of any other party incident to the negotiation, preparation and execution of this Agreement or any related agreements, including the fees and expenses of counsel, accountants, investment bankers and other experts.

     12.3 WAIVERS. Seller may by written notice to IRIS, or IRIS may, by written notice to the Seller, (a) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement;
(b) waive any inaccuracies in the representations or warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement; or (d) waive performance of any of the obligations of the other parties under this Agreement. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder, (i) no waiver or extension of time will be effective unless expressly contained in a writing signed by the waiving party or its representative, and
(ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence.

     12.4 COOPERATION. Each party hereto agrees, both before and after the Closing Date, to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

     12.5 THIRD-PARTY BENEFITS. None of the provisions of this Agreement will be for the benefit of, or enforceable by, any third-party beneficiary.

     12.6 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. At any time prior to the Closing Date, IRIS may assign its rights and obligations hereunder to a wholly-owned subsidiary of IRIS; however, such assignment will not release IRIS from any obligations hereunder to Seller. Except for such right of IRIS, none of the parties may assign any of its rights under this Agreement without the prior written consent of the others.

     12.7 REMEDIES NOT EXCLUSIVE. Subject to Section 12.13 (Arbitration of Disputes), no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy will be cumulative and will be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.
The election of any one or more remedies will not constitute a waiver of the right to pursue other available remedies.

     12.8 NOTICES. All notices under this Agreement will be in writing and will be delivered by personal service or facsimile or certified mail (or, if certified mail is not available, then by first class mail), postage prepaid, to such address as may be designated from time to time by the relevant party, and which will initially be as set forth below. Any notice sent by certified mail will be deemed to have been given three (3) days after the date on which it is mailed. All other notices will be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party. Notices will be addressed as follows or to such other address as the party to whom the same is directed will have specified in conformity with the foregoing:

          (a)  If to IRIS:

                  International Remote Imaging Systems, Inc.
                  9162 Eton Avenue
                  Chatsworth, California 91311
                  Attn:  Fred H. Deindoerfer
                         Chairman of the Board and President
                  Telephone:  (818) 709-1244
                  Facsimile:  (818) 700-9661

             With a copy to:

                  Irell & Manella LLP
                  1800 Avenue of the Stars, Suite 900
                  Los Angeles, California 90067
                  Attn:  Theodore E. Guth, Esq.
                  Telephone:  (310) 277-1010
                  Facsimile:  (310) 203-7199

        (b)  If to Seller

                  Digital Imaging Technologies, Inc.
                  2950 North West Loop, Suite #1050
                  Houston, Texas 77092
                  Attn:  James L. Hurn
                         Chief Executive Officer
                  Telephone:  (713) 956-2165
                  Facsimile:  (713) 956-2185

             With a copy to:

                  Andrews & Kurth LLP
                  Texas Commerce Tower
                  600 Travis, Suite 4200
                  Houston, Texas  77002
                  Attn:  Robert V. Jewell, Esq.
                  Telephone:  (713) 220-4200
                  Facsimile:  (713) 220-4285

   12.9 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to the conflict of laws rules of the State of Delaware or any other jurisdiction that would call for the application of the laws of any jurisdiction other than the State of Delaware. Each party hereto hereby irrevocably consents, for itself and its legal representatives, partners, successors and assigns, to the exclusive jurisdiction of the Courts of the State of Delaware for all purposes in connection with any action or proceeding that arises from or relates to this Agreement, and further agrees that, subject to
Section 12.13 (Arbitration of Disputes), any action arising from or relating to this Agreement shall be instituted and prosecuted only in the courts of the State of Delaware, and hereby waives any rights it may have to personal service of summons, complaint, or other process in connection therewith, and agrees that service may be made by registered or certified mail to such party at the address set forth in Section 12.8 (Notices).

   12.10 ATTORNEYS' FEES. Should any litigation or arbitration be commenced (including any proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, the party or parties prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to the reasonable attorneys' fees and court costs incurred by reason of such litigation or arbitration.

   12.11 HEADINGS. The Section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular Section.

   12.12 SEVERABILITY. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect. To the extent permitted by applicable law, the parties hereby waive any provision of law that would render any provision hereof prohibited or unenforceable in any respect. Further, if the period of time, the extent of the geographic area, or the scope of the proscribed activities covered by Section 10.6 (Non-Competition) should be deemed unenforceable, then
Section 10.6 shall be construed to cover the maximum period of time, geographic area and scope of proscribed activities (not to exceed the maximum time, geographic area or scope set forth herein) as may be valid under applicable law.

   12.13 ARBITRATION OF DISPUTES. Except for actions seeking injunctive relief, which may be brought before any court having jurisdiction, any claim arising out of or relating to (i) this Agreement, including, but not limited to, its validity, interpretation, enforceability or breach, or (ii) the relationship between the parties (including its commencement and termination) which are not settled by agreement between the parties, shall be settled by arbitration conducted exclusively in Wilmington, Delaware before a board of three arbitrators, one selected by each party, and the third by the two persons so selected, all in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect. The notice of intent to arbitrate shall name one arbitrator, and the party(ies) receiving the notice shall name the second arbitrator within 15 days or the moving party may select the second arbitrator from a list supplied by the AAA. In the event that these two arbitrators cannot agree upon a third arbitrator within 15 days, then the third arbitrator shall be selected from the list provided by the AAA with the parties striking names in order with the party striking first to be determined by the flip of a coin. The parties hereby consent to the in personam jurisdiction of the courts of the State of Delaware for purposes of confirming any such award and entering judgment thereon. In any arbitration proceedings hereunder, (a) all testimony of witnesses shall be taken under oath; (b) discovery will be allowed to the same extent as available under the rules then applicable to civil actions under Delaware law; (c) upon conclusion of any arbitration, the arbitrators shall render findings of fact and conclusions of law in a written opinion setting forth the basis and reasons for any decision reached and deliver such documents to each party to this Agreement along with a signed copy of the award; and (d) the rules of evidence as then applicable to civil actions under Delaware law shall be applied in the arbitration. Each party agrees that the arbitration provisions of this Agreement are its exclusive damage remedy and expressly waives any right to seek redress in another forum. Each party shall bear the fees of the arbitrator appointed by it, and the fees of the neutral arbitrators shall be borne equally by each party during the arbitration, but the fees of all arbitrators shall be borne by the losing party.

   12.14 AGREEMENT NEGOTIATED. The parties hereto are sophisticated and have consulted legal counsel with respect to this transaction. As a consequence, the parties do not believe that the presumptions of any statutory or common law rule relating to the interpretation of contracts against the drafter of any particular clause should be applied in this case and therefore waive its effects.

   12.15 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                      *** [NEXT PAGE IS SIGNATURE PAGE] ***

                   SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                         "IRIS"

                                         INTERNATIONAL REMOTE IMAGING
                                         SYSTEMS, INC., a Delaware corporation



                                         By: /s/ Fred H. Deindoerfer
                                            ----------------------------------

                                         Name:  Fred H. Deindoerfer
                                              --------------------------------

                                         Title:  President
                                               -------------------------------

                                         "DITI"

                                         DIGITAL IMAGING TECHNOLOGIES, INC.,
                                         a Delaware corporation



                                         By: /s/ James L. Hurn
                                            ----------------------------------

                                         Name:  James L. Hurn
                                              --------------------------------

                                         Title:  Chief Executive Officer
                                               -------------------------------

                                         "PSII"

                                         PERCEPTIVE SCIENTIFIC INSTRUMENTS,
                                         INC., a Delaware corporation



                                         By: /s/ James L. Hurn
                                            ----------------------------------

                                         Name:  James L. Hurn
                                              --------------------------------

                                         Title:  Chief Executive Officer
                                               -------------------------------



                                         "PSTI"

                                         PERCEPTIVE SCIENTIFIC TECHNOLOGIES,
                                         INC., a Delaware corporation



                                         By: /s/ James L. Hurn
                                            ----------------------------------

                                         Name:  James L. Hurn
                                              --------------------------------

                                         Title:  Chief Executive Officer
                                               -------------------------------


     The undersigned hereby represents and warrants to IRIS that (i) he has consented to the Transactions in his capacity as the sole stockholder of DITI, (ii) he will not revoke such consent and (iii), subject to the satisfaction or waiver by Seller of the conditions precedent to the obligations of Seller, he will execute and deliver to IRIS on or before the Closing Date all the Closing Agreements to which he is listed as a party.

                                         "CONTROLLING STOCKHOLDER"



                                         By:  /s/ Edward Randall III
                                            ----------------------------------
                                              Edward Randall III

                                      INDEX


                                    SCHEDULES

0            Retained Assets
1.7          Allocation of Purchase Price
2.2          Consents, Notices and Approvals (Seller)
2.5          Contingencies of Seller
2.6          Financial Statements
2.7          Subsequent Changes
2.8          Permits
2.9          Title to Assets
2.10         Intellectual Property
2.11         Software
2.12         Inventory
2.13         Equipment and Personalty
2.16         Insurance
2.17         Real Property
2.18         Environmental Matters
2.19         Material Assigned Contracts
2.20         Purchase and Sales Commitments
2.22         Affiliate Transactions
2.23         Benefit Plans
2.24         Employment Matters
2.26         Commissions (Seller)
2.27         Taxes
3.2          Consents, Notices and Approvals (IRIS)


                                    EXHIBITS

A            Senior Subordinated Note
B            IRIS Warrant
C            Legal Opinion of Andrews & Kurth LLP, counsel to Seller
D            Legal Opinion of Irell & Manella LLP, Counsel to IRIS
E            Termination and Release
F            License Agreement
G            Registration Rights/Standstill Agreement
H            Bill of Sale
I            Assignment and Assumption Agreement
J            Patent Assignment
K            Trademark Assignment
L            Stockholder Guaranty
M            Stockholder Noncompetition Agreement

                                                                      EXHIBIT A

            THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR UNDER THE SECURITIES
               LAWS OR "BLUE SKY" LAWS OF ANY STATE AND HAS NOT BEEN
             QUALIFIED UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED.
               AS A RESULT, SUCH SECURITY MAY NOT BE SOLD OR TRANSFERRED
              EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER
             THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR "BLUE
                 SKY" LAWS OR APPLICABLE EXEMPTIONS FROM THE REGISTRATION
              REQUIREMENTS THEREOF.  ANY SALE OR TRANSFER OF THIS SECURITY,
              OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, IS
               SUBJECT TO THE PRIOR DELIVERY TO THE ISSUER OF AN OPINION OF
                COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE
                    ISSUER THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE
                   REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY
                      APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.


                    8 1/2% SENIOR SUBORDINATED NOTE DUE 2001

$7,000,000                                                        July ___, 1996

     INTERNATIONAL REMOTE IMAGING SYSTEMS, INC., a Delaware corporation ("IRIS"), for value received, hereby promises to pay to DIGITAL IMAGING TECHNOLOGIES, INC., a Delaware corporation ("DITI"), the principal sum of Seven Million Dollars ($7,000,000), together with all accrued and unpaid interest, on or before July ___, 2001 ("DUE DATE"). This 8 1/2% Senior Subordinated Note due 2001 (the "NOTE") is being issued pursuant to the terms of that certain Asset Purchase Agreement dated as of July ___, 1996 by and among IRIS, DITI and certain other parties (the "ASSET PURCHASE AGREEMENT") and in reliance on certain representations made therein to IRIS.

     1. INTEREST. (a) IRIS promises to pay interest on the unpaid principal amount of this Note at the rate of Eight and One-Half Percent (8 1/2%) per annum (computed on the basis of a 365-day year) from the date this
Note is issued until maturity. Subject to Section 4 (Subordination), IRIS will pay interest quarterly on February 1, May 1, August 1 and November 1 of each year, commencing _________ ___, 1996, or if any such day is not a business day, on the next succeeding business day;

                    (b) All past due principal and interest on this Note shall bear interest from maturity of such principal or interest (in whatever manner same may be brought about) at the lower of (i) the rate borne by this Note plus two percent (2%) per annum or (ii) the maximum legal nonusurious rate of interest permitted by applicable law ("MAXIMUM RATE").

     2. PREPAYMENT. Subject to Section 4 (Subordination), IRIS may prepay all or any part of the outstanding principal balance due under this Note at any time without premium or penalty. Upon subsequent issuance by IRIS of equity securities generating net proceeds in excess of $14,500,000, IRIS shall immediately upon receipt of such net proceeds apply fifty percent (50%) of the excess to the prepayment of this Note. All prepayments shall be applied first against accrued but unpaid interest to the date of payment and the balance of such payment shall be applied against the principal hereof.

     3. METHOD OF PAYMENT. Principal and interest are payable in lawful money of the United States of America in immediately available funds to DITI at its office located at 2950 North Loop West, Suite 1050, Houston, Texas 77092 or at such other address as designated in writing to IRIS.

     4.   SUBORDINATION.

          4.1 SUBORDINATION TO SENIOR DEBT. The payment of principal and interest on this Note is subordinated in right of payment, to the extent and in the manner provided in this Section 4, to the prior payment in full of all Senior Debt. This subordination is for the benefit of and enforceable by the holder of the Senior Debt, and DITI shall hold any payments received by DITI in violation of this Section 4 in trust for the benefit of the holder of the Senior Debt.

          4.2 PREPAYMENTS OF PRINCIPAL. No prepayment of principal shall be made on account of this Note (i) unless and until all principal and interest shall have been paid in full with respect to that portion of the Senior Debt used to pay the cash portion of the purchase price under the Asset Purchase Agreement or (ii) if, immediately after the payment thereof, IRIS would be in default with respect to any financial covenant contained in the Senior Credit Agreement.

          4.3 PRINCIPAL AND INTEREST. No payment of principal or interest shall be made on account of this Note (i) upon the maturity of any part or all of the Senior Debt, by lapse of time, acceleration or otherwise, unless and until all matured principal and interest thereon shall have been paid in full, (ii) upon a default in the payment of principal or interest on any Senior Debt when the same becomes due and payable, unless and until such default shall have been cured or waived, or (iii) upon the receipt by IRIS from the holder of Senior Debt of notice of any other default with respect to the Senior Debt contractually permitting the holder of the Senior Debt to accelerate the maturity thereof immediately without further notice or the expiration of any applicable grace periods, unless and until such other default shall have been cured or waived.

          4.4 SENIOR DEBT. For purposes of this Note, "SENIOR DEBT" shall mean all principal (not to exceed $11,500,000), interest, fees and other sums payable from time to time under or with respect to the Credit and Security Agreement dated as of ________ ___, 1996 between IRIS and City National Bank, as amended, restated, extended or otherwise modified from time to time (the "SENIOR CREDIT AGREEMENT"); provided that the Senior Debt shall not include any extensions or renewals of the Senior

Credit Agreement beyond the Due Date. Senior Debt shall also include any indebtedness the proceeds of which are used to refinance, renew or replace Senior Debt in a principal amount which may exceed the principal amount of the Senior Debt so refinanced, renewed or replaced but in any event may not exceed $11,500,000 in principal amount; provided that the such refinancing, renewal or replacement shall not include any extensions or renewals beyond the Due Date.

     4.5 GOVERNING LAW; CONSENT TO JURISDICTION. Notwithstanding Section 10 (Governing Law; Consent to Jurisdiction), the provisions of this Section 4 shall be governed by, and construed and enforced in accordance with, the laws of the State of California without regard to the conflict of laws rules of the State of California or any other jurisdiction that would call for the application of the laws of any jurisdiction other than the State of California. Each party hereto hereby irrevocably consents, for itself and its legal representatives, partners, successors and assigns, to the exclusive jurisdiction of the Courts of the State of California for the limited purpose of any action or proceeding to interpret or enforce the provisions this
Section 4, and further agrees that any action arising solely from or relating solely to this Section 4 shall be instituted and prosecuted only in the courts of the State of California located in the County of Los Angeles, and hereby waives any rights it may have to personal service of summons, complaint, or other process in connection therewith, and agrees that service may be made by registered or certified mail to such party at its principal headquarters.

     5. DEFAULT. Upon the occurrence of an Event of Default (as hereinafter defined), DITI may declare the entirety of this Note, principal and interest, to be immediately due and payable without any notice, and failure to exercise said option shall not constitute a waiver on the part of DITI of the right to exercise the same or any other remedy at any other time.
 Each of the following conditions or events shall constitute an "Event of Default":

          (a) default by IRIS in the payment of any installment of principal when due hereunder or interest within five (5) days when due hereunder;

          (b) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging IRIS a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for IRIS under the federal bankruptcy laws or any other similar applicable federal or state law, and such decree or order shall have continued undischarged and unstayed for a period of sixty (60) days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of IRIS or a substantial part of the property of IRIS, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged and unstayed for a period of sixty (60) days; or any substantial part of the property of IRIS shall be sequestered or attached and shall not be returned to the possession of IRIS or released from such attachment within sixty (60) days thereafter;

          (c) IRIS shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, shall file a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief under the federal bankruptcy laws, or any other similar applicable federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or corporate action shall be taken by IRIS in furtherance of any of the aforesaid purposes; or

          (d) default by IRIS in the payment of principal of, premium (if any) or interest on or any other payment of money due under, under any obligation for borrowed money beyond any period of grace provided with respect thereto, or in the performance of any other agreement, term or condition contained in any agreement under which any such obligation is created if (i) the principal amount of such obligation exceeds $500,000 and (ii) either (x) the default involves the failure to pay principal when due or (y) the holder(s) of such obligation (or a trustee on behalf of such holder or holders) accelerates its stated maturity and such default is not waived or cured.

     6. USURY. It is the intention of IRIS and DITI to conform strictly to all applicable usury laws. It is therefore agreed that (i) in the event that the maturity hereof is accelerated by reason of an election by DITI, or if same is prepaid prior to maturity, all unearned interest shall be canceled automatically or, if theretofore paid, shall either be refunded to IRIS or credited on the unpaid principal amount of this Note, whichever remedy is chosen by DITI, (ii) the aggregate of all interest and other charges constituting interest under applicable law and contracted for, chargeable or receivable under this Note or otherwise in connection with the transaction for which this Note is given shall never exceed the maximum amount of interest, nor produce a rate in excess of the Maximum Rate, and (iii) if any excess interest is provided for, it shall be deemed a mistake and the same shall either be refunded to IRIS or credited on the unpaid principal amount hereof and this Note shall be automatically deemed reformed so as to permit only the collection of the Maximum Rate and amount of interest. All sums paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of the indebtedness evidenced hereby to the full extent allowed by applicable law, shall be amortized, prorated, allocated and spread through the full term of this Note.

     7. WAIVERS. (a) Except as otherwise provided in this Note to the contrary, IRIS and each surety, endorser or guarantor, if any, waives grace, notice, demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intention to accelerate, notice of acceleration of the indebtedness due hereunder and all other notice, filing of suit and diligence in collecting this Note, and the enforcing of any of the rights of DITI, and consents and agrees that the time of payment hereof may be extended without notice at any time and from time to time, and for periods of time whether or not for a term or terms in excess of the original term hereof, without notice or consideration to, or consent from IRIS or any surety, endorser or guarantor.

                    (b) With regard to any power, remedy or right provided herein or otherwise available to any party hereunder, (i) no waiver or extension of time will be effective unless expressly contained in a writing signed by the waiving party or its representative, and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence.

     8. COOPERATION. Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Note.

     9. SUCCESSORS AND ASSIGNS. This Note shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. IRIS may not assign this Note without the prior written consent of DITI. DITI may not assign this Note except (i) to Ed Randall III, an individual and stockholder of DITI, at any time or (ii) to any third party after two years from the date hereof.

     10. GOVERNING LAW; CONSENT TO JURISDICTION. Subject to Section 4.5 (Subordination--Governing Law; Consent to Jurisdiction), this Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to the conflict of laws rules of the State of Delaware or any other jurisdiction that would call for the application of the laws of any jurisdiction other than the State of Delaware. Each party hereto hereby irrevocably consents, for itself and its legal representatives, partners, successors and assigns, to the exclusive jurisdiction of the Courts of the State of Delaware for all purposes in connection with any action or proceeding that arises from or relates to this Note, and further agrees that any action arising from or relating to this Agreement shall be instituted and prosecuted only in the courts of the State of Delaware, and hereby waives any rights it may have to personal service of summons, complaint, or other process in connection therewith, and agrees that service may be made by registered or certified mail to such party at its principal headquarters.

     11. ATTORNEYS' FEES. DITI shall be entitled to recover any and all attorneys' fees and court costs required to collect this Note.

                      *** [NEXT PAGE IS SIGNATURE PAGE] ***

                   SIGNATURE PAGE TO SENIOR SUBORDINATED NOTE

     IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed, as of the day and year first above written.

                                         "IRIS"

                                         INTERNATIONAL REMOTE IMAGING
                                         SYSTEMS, INC., a Delaware corporation



                                         By:__________________________________

                                         Name:________________________________

                                         Title:_______________________________


                                         "DITI"

                                         DIGITAL IMAGING TECHNOLOGIES, INC.,
                                         a Delaware corporation



                                         By:__________________________________

                                         Name:________________________________

                                         Title:_______________________________

                                                                       EXHIBIT B

 THESE WARRANTS AND THE SHARES OF COMMON STOCK ISSUABLE UPON THEIR EXERCISE HAVE
     NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR UNDER THE SECURITIES LAWS OR "BLUE SKY" LAWS OF ANY STATE. AS A RESULT, SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT
PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS OR APPLICABLE EXEMPTIONS FROM THE
  REGISTRATION REQUIREMENTS THEREOF. ANY SALE OR TRANSFER OF SUCH SECURITIES, OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, IS SUBJECT TO THE
PRIOR DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN
 FORM AND SUBSTANCE TO THE ISSUER THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE
   REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE
                        SECURITIES OR "BLUE SKY" LAWS.


                               WARRANT CERTIFICATE

Series "F" No. 1                                                875,000 Warrants


                         WARRANTS TO PURCHASE SHARES OF

                                 COMMON STOCK OF

                   INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.


                            VOID AFTER JULY __, 2001



     This certifies that, for value received, DIGITAL IMAGING TECHNOLOGIES, INC., a Delaware corporation ("DITI"), is the registered holder of the number of Warrants (the "WARRANTS") set forth above. Each Warrant entitles DITI, or its permitted successors and assigns ("HOLDERS"), to purchase from INTERNATIONAL REMOTE IMAGING SYSTEMS, INC., a Delaware corporation (the "COMPANY"), subject to the terms and conditions set forth hereinafter, one fully paid and nonassessable share (a "WARRANT SHARE") of common stock, $.01 par value per share, of the Company for Eight Dollars ($8.00). The Warrants may be exercised at any time or from time to time on or after the date hereof and will expire at 5:00 p.m., Los Angeles time, on _______ ___, 2001, or if such date shall be a holiday or a day on which banks are authorized to close, then the next following date which is neither a holiday or a day on which banks are authorized to close (the "EXPIRATION DATE"). Upon the Expiration Date, all rights evidenced by the Warrants shall cease and the Warrants shall become void. Exercise of a Warrant Share shall be made by surrender of this Warrant Certificate to the Company at its principal office located at 9162
Eton Avenue, Chatsworth, California 91311 with the form of election to purchase appearing at the end of this Warrant Certificate duly completed and signed, and accompanied by payment of the Exercise Price in cash or by certified or official bank check payable to the order of the Company.

     1. DEFINITIONS. As used in this Warrant Certificate, the following terms shall have the following meanings:

          1.1 "CLOSING PRICE" shall mean the closing price per share of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or traded on any such exchange, on the NASDAQ National Market System or, if not listed or traded on any such exchange or system, the mean of the closing bid and asked prices per share on NASDAQ or, if such quotations are not available, the fair market value as reasonably determined by the Board of Directors of the Company or any committee of such Board.

          1.2 "COMMON STOCK" means (i) the class of stock designated as the common stock, $.01 par value per share, of the Company on the date hereof or
(ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. Unless the context requires otherwise, all references to Common Stock and Warrant Shares in this Warrant Certificate shall, in the event of an adjustment pursuant to
Section 11 hereof, be deemed to refer also to any other securities or property then issuable upon exercise of the Warrants as a result of such adjustment.

          1.3 "EXERCISE PERIOD" shall mean the period from the date hereof to 5:00 p.m., Los Angeles time on the Expiration Date.

          1.4 "EXERCISE PRICE" means Eight Dollars ($8.00) per share of Common Stock, as adjusted from time to time pursuant to Section 11.

          1.5 "EXPIRATION DATE" means ________ ___, 2001, or if such date shall be a holiday or a day on which banks are authorized to close, then the next following date which is neither a holiday or a day on which banks are authorized to close.

          1.6 "REGISTRATION RIGHTS AND STANDSTILL AGREEMENT" means the Registration Rights and Standstill Agreement dated as of even date herewith between the Company and DITI.

     2. EXERCISE. Each Warrant shall entitle the Holder to purchase one Warrant Share (or such number of Warrant Shares as may result from adjustments made from time to time as provided herein) upon the exercise thereof during the Exercise Period at the Exercise Price; PROVIDED, HOWEVER, that the Warrants are exercisable only for whole shares and cash will be paid in lieu of fractional shares in accordance with Section 4.3.

     3. FORM OF WARRANT CERTIFICATE. All certificates representing the Warrants ("WARRANT CERTIFICATES"), which may hereinafter be issued and the forms of election to purchase shares to accompany such Warrant Certificates shall be substantially in the form of this Warrant Certificate and may have such letters, numbers or other marks of identification or designation and such legends (including, without limitation, a legend referring to restrictions on resale by statutory underwriters), summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Warrant Certificate, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the NASDAQ National Market System or any stock exchange on which the Warrants may from time to time be listed. All Warrant Certificates shall be executed on behalf of the Company by its President or any Vice President. Warrants shall be dated as of the date of issuance either upon their initial issuance or transfer by the Company.

     4.   DURATION AND EXERCISE OF WARRANTS.

          4.1  (a)  EXERCISE PERIOD.   The Warrants may be exercised at any time
or from time to time during the Exercise Period. Upon the Expiration Date, all rights evidenced by the Warrants shall cease and the Warrants shall become void.

               (b) MANNER OF EXERCISE. Subject to the provisions of this Warrant Certificate, the Holder shall have the right to purchase from the Company (and the Company shall issue and sell to the Holder) the number of fully paid and nonassessable Warrant Shares set forth on this Warrant Certificate (or such number of Warrant Shares as may result from adjustments made from time to time as provided in this Warrant Certificate), at the Exercise Price, upon
(i) surrender of the Warrant Certificate to the Company at its principal office located at 9162 Eton Avenue, Chatsworth, California 91311 with the exercise form attached hereto duly completed and signed by the Holder or by a duly appointed legal representative thereof or by a duly authorized attorney and (ii) payment in cash or in certified or official bank check payable to the order of the Company of the Exercise Price for the Warrant Share or Warrant Shares in respect of which such Warrant is then exercised. Upon surrender of a Warrant Certificate, and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as Holder may designate, a certificate or certificates for the number of Warrant Shares so purchased upon the exercise of such Warrant, together with cash in respect of any fraction of a Warrant Share issuable upon such surrender.

          4.2 UNEXERCISED PORTION. In the event that less than all of the Warrants represented by this Warrant Certificate are exercised before 5:00 p.m., Los Angeles time, on the Expiration Date, a new Warrant Certificate, duly executed by the Company, will be issued for the remaining number of Warrants exercisable pursuant to the Warrant Certificate so surrendered.

          4.3 NO FRACTIONAL SHARES. Warrants may not be exercised for a fraction of a share. In lieu of issuing fractional shares, the Company will pay an amount in cash equal to that fractional interest of the then current Closing Price per share of Common Stock.

          4.4 ADJUSTMENTS. The number of Warrant Shares to be received upon the exercise of a Warrant is subject to adjustment from time to time as hereinafter set forth.

     5. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the original issuance of the Warrants and of the shares of Common Stock issuable upon the exercise of Warrants; PROVIDED, HOWEVER, that the Company shall not be required to (a) pay any tax which may be payable in respect to any transfer involved in the transfer and delivery of Warrant Certificates or the issuance or delivery of certificates for Warrant Shares in a name other than that of the Holder upon the exercise of a Warrant or (b) issue or deliver any certificate for Warrant Shares upon the exercise of any Warrants until any such tax required to be paid under clause (a) shall have been paid, all such tax being payable by the Holder at the time of surrender.

     6. MUTILATED OR MISSING WARRANTS. In case any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of a substitution for the lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate of like tenor and evidencing the number of Warrant Shares purchasable upon exercise of the Warrant Certificate so mutilated, lost, stolen or destroyed, but only upon receipt of evidence satisfactory to Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also satisfactory to it. Applicants for such substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

     7. RESERVATION OF WARRANT SHARES; STOCK CERTIFICATES. The Company shall at all times reserve for issuance and delivery upon exercise of the Warrants, such number of Warrant Shares or other shares of capital stock of the Company from time to time issuable upon exercise of the Warrants. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

     8.   REGISTRATION OF WARRANTS AND WARRANT SHARES.

          8.1 UNREGISTERED STATUS OF WARRANTS AND WARRANT SHARES. Neither the Warrants nor the Warrant Shares have been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or qualified under applicable state securities laws and may not be transferred, sold, assigned, pledged or otherwise disposed of unless (i) a registration statement under the Securities Act shall have become effective with respect thereto and all applicable qualifications under state securities laws shall have been obtained with respect thereto or (ii) a written opinion from counsel for the Holder reasonably satisfactory to the Company has been obtained stating that no such registration or qualification is required.

          8.2 REGISTRATION RIGHTS. The Holder is entitled to certain registration rights from the Company as set forth in the Registration Rights and Standstill Agreement.

     9. EXCHANGE, TRANSFER OR ASSIGNMENT OF WARRANT. Warrants may not be transferred, sold, assigned, pledged or otherwise disposed of unless and until IRIS receives from the transferee, buyer, assignee, pledgee or other recipient (and from such person's spouse, if applicable) a written consent to be bound by all of the terms and conditions of the Registration Rights and Standstill Agreement. Subject to the preceding sentence and Section 8.1, Warrants may be assigned or transferred, at the option of the Holder, upon surrender of Warrant Certificates to the Company, accompanied (if so required by the Company) by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered Holder or by a duly authorized representative or attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee and the surrendered Warrant Certificate shall be canceled by the Company. Any new Warrant or Warrants issued pursuant to this Section 9 shall be dated as of the date of issuance by the Company.

     10. RIGHTS OF WARRANT CERTIFICATE HOLDER. The Holder shall not, by virtue of being the holder of any Warrant Certificate or Warrants, be entitled to any rights of a stockholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant Certificate.

     11. ANTIDILUTION PROVISIONS. The Exercise Price, the number of Warrant Shares that may be purchased upon the exercise of a Warrant and the number of Warrants outstanding will be subject to change or adjustment as follows:

          11.1 STOCK DIVIDENDS AND STOCK SPLITS. If at any time after the date of the issuance of the Warrants and before 5:00 p.m., Los Angeles, time, on the Expiration Date, (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of such subdivision or split-up, as the case may be, the number of shares to be delivered upon exercise of any Warrant will be appropriately increased so that the Holder thereafter will be entitled to receive the number of shares of Common Stock that the Holder would have owned immediately following such action had the Warrant been exercised immediately prior thereto, and the Exercise Price will be appropriately adjusted. The time of occurrence of an event giving rise to an adjustment made pursuant to this Section 11.1 shall, in the case of a subdivision, combination or reclassification, be the effective date thereof and shall, in the case of a dividend or distribution, be the record date thereof.

          11.2 COMBINATION OF STOCK. If the number of shares of Common Stock outstanding at any time after the date of the issuance of the Warrants and before 5:00 p.m., Los Angeles time, on the Expiration Date shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of any Warrant will be appropriately decreased so that the Holder thereafter will be entitled to receive the number of shares of Common Stock that the Holder would have owned immediately following such action had the Warrant been exercised immediately prior thereto, and the Exercise Price will be appropriately adjusted.

          11.3 REORGANIZATION. If any capital reorganization of the Company, or any reclassification of the Common Stock, or any consolidation of the Company with or merger of the Company with or into any other corporation or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person (including any individual, partnership, joint venture, corporation, trust or group thereof), shall be effected in such a way that the holders of the Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, upon exercise of the Warrant Certificate, the Holder shall have the right to receive the kind and amount of stock, securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that the Holder would have been entitled to receive upon exercise of the Warrants had the Warrants been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 11.

          11.4 RECORD DATE ADJUSTMENTS. In any case in which this Section 11 requires that a downward adjustment of the Exercise Price shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the Holder exercised after such record date and before the occurrence of such event the additional Warrant Shares issuable upon such exercise by reason of the adjustment required by such event over and above the Warrant Shares issuable upon such exercise before giving effect to such adjustment and (B) paying to the Holder any amount in cash in lieu of a fractional share pursuant to Section 4.3 hereof.

          11.5 NOTICE OF ADJUSTMENT. Upon the occurrence of any event which requires any adjustment of the Exercise Price and/or the number of Warrant Shares that may be issued, then and in each such case the Company shall give notice thereof to the Holder, which notice shall state the Exercise Price and number of shares purchasable after giving effect to such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculated is based.

          11.6 SPECIAL DIVIDENDS. If (other than in a dissolution or liquidation) securities of the Company (other than shares of Common Stock or securities issued pursuant to a shareholder rights plan or any similar plan) or assets (other than cash dividends payable out of retained earnings or out of any amount legally available for dividends under the laws of the State of Delaware) are issued by way of a dividend on outstanding shares of Common Stock, then the Exercise Price shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the record date for the determination of the stockholders entitled to receive such dividend by a fraction, the numerator of which shall be the Closing Price on such record date less the then fair market value as determined by the Board of Directors of the Company, whose determination shall be conclusive, of the portion of the securities or assets distributed applicable to one share of Common Stock and the denominator of which shall be such Closing Price. Such adjustment shall become effective immediately prior to the opening of business on the day following such record date.

          11.7 NO ADJUSTMENTS TO EXERCISE PRICE. No adjustments in the Exercise Price in accordance with the provisions of this Section 11 need be made if such adjustment would amount to a change in the Exercise Price of less than $.01; PROVIDED, HOWEVER, that the amount by which any adjustment is not made by reason of the provision of this Section shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price.

          11.8 READJUSTMENTS, ETC.  If an adjustment is made pursuant to this
Section 11, and the event to which the adjustment relates does not occur, then any adjustments in the Exercise Price or number of Warrant Shares that were made in accordance with such paragraphs shall be adjusted back to the Exercise Price and the number of Warrant Shares that were in effect immediately prior to the record date for such event. In any case in which an adjustment is required pursuant to this Section 11 as of the record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Warrant exercised after such record date the shares of Common Stock and other securities, if any, issuable upon such exercise over and above the shares of Common Stock and other securities, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

     12. OFFICER'S CERTIFICATE. Whenever the number of Warrant Shares that may be purchased upon exercise of the Warrants or the Exercise Price is adjusted as required by the provisions of this Warrant Certificate, the Company will forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office an officer's certificate showing the adjusted number of Warrant Shares that may be purchased upon exercise of the Warrants and the adjusted Exercise Price, determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by any registered holder of a Warrant Certificate. The

Company shall, forthwith after such adjustment, cause a copy of such certificate to be mailed to each registered holder of a Warrant Certificate at the time of such mailing. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any action referred to in Section 11 hereof.

     13.  NOTICE OF CERTAIN EVENTS.

          13.1 At any time during the Exercise Period, in the event:

               13.1.1 the Company authorizes the distribution to all holders of the Common Stock of evidences of its indebtedness or assets (other than cash dividends payable out of retained earnings or out of amounts legally available for distribution under the laws of the State of Delaware or stock dividends or securities issued pursuant to a shareholders rights plan or any similar plan); or

               13.1.2 of any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in par value of the Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change in the outstanding Common Stock) or of the sale, lease or other transfer of all or substantially all of the assets of the Company; or

               13.1.3 of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company will cause to be mailed to the Holder, at least 20 days before the applicable record or effective date hereinafter specified, a notice stating
(A) the date as of which the holders of Common Stock of record entitled to receive any such rights, warrants or distributions are to be determined or (B) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record will be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.

     14. TERMINATION. This Warrant Certificate shall terminate at 5:00 p.m., Los Angeles time, on the earlier of (i) the Expiration Date or (ii) the date upon which all Warrants have been exercised.

     15. SUPPLEMENTS AND AMENDMENTS. The Company may from time to time supplement or amend this Warrant Certificate without the approval of the Holder in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not adversely affect the interests of the Holder.

     The Company shall mail notice to the Holder, in accordance with Section 16 hereof, of any supplement or amendment affecting the rights of the Holder effected pursuant to this Section 15, within 60 days of any such supplement or amendment.

     16. NOTICES. Any notice pursuant to this Warrant Certificate to be given by the Holder to the Company shall be sufficiently given if sent by facsimile or first-class mail, postage prepaid, addressed (until another address is designated in writing by the Company) as follows:

               International Remote Imaging Systems, Inc.
               9162 Eton Avenue
               Chatsworth, California 91311
               Attention:     Dr. Fred H. Deindoerfer
               Telephone:     (818) 709-1244
               Facsimile:     (818) 700-9661

     Notices or demands authorized by this Warrant Certificate to be given or made by the Company to the Holder shall be sufficiently given or made if sent by facsimile or first-class mail, postage prepaid, addressed (until another address is designated in writing by the Holder) as follows:

               Digital Imaging Technologies, Inc.
               2950 North Loop West, Suite 1050
               Houston, Texas  77092
               Attention:     James L. Hurn
               Telephone:     (713) 956-2165
               Facsimile:     (713) 956-2185

     Notices or demands authorized by this Warrant Certificate to be given or made by the Company only need be given to any subsequent Holder(s) if the Company has received written notice of the transfer of part or all the Warrants to such subsequent Holder(s) in accordance with the terms of this Warrant Certificate and shall be sufficiently given or made if sent by facsimile or first-class mail, postage prepaid, addressed to the most recent address of such subsequent Holder(s) as reflected on the Company's books (until another address is designated in writing by such subsequent Holder(s)).

     17. BENEFITS OF THIS WARRANT CERTIFICATE. Nothing in this Warrant Certificate shall be construed to give to any person or corporation, other than the Company and the Holder, any legal or equitable right, remedy or claim under this Warrant Certificate; but this Warrant Certificate shall be for the sole and exclusive benefit of the Company and the Holder.

     18. GOVERNING LAW. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

     19. SUCCESSORS. All covenants and provisions of this Warrant Certificate by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and permitted assigns.

     20. HEADINGS. The headings in this Warrant Certificate are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Warrant Certificate or of any particular provision.


                       ***[NEXT PAGE IS SIGNATURE PAGE]***

                      SIGNATURE PAGE TO WARRANT CERTIFICATE


     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officer.


                                       "COMPANY"

                                       INTERNATIONAL REMOTE IMAGING
                                       SYSTEMS, INC., a Delaware corporation


                                       By: ___________________________________

                                       Name: _________________________________

                                       Title: ________________________________

                                       Date: _________________________________

                                SUBSCRIPTION FORM


                        (To be executed if Holder desires
                      to exercise the Warrant Certificate)


     The undersigned hereby irrevocably exercises this Warrant to purchase ____________ shares of Common Stock and herewith makes payment of $___________ in payment of the Exercise Price thereof on the terms and conditions specified in this Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest herein to the Company and directs that the Warrant Shares deliverable upon the exercise of such Warrants be registered in the name and at the address specified below and delivered thereto.



          Name_________________________________________________
                             (Please Print or Type)

          Address______________________________________________


          City, State and Zip Code_____________________________

          Taxpayer Identification
            or Social Security Number__________________________




Dated:________________             _________________________________
                                   Signature of Registered Holder



                                     NOTICE

     The signature to the foregoing Subscription Form must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

                             WARRANT ASSIGNMENT FORM


                      (To be executed by the Holder if such
              Holder desires to transfer the Warrant Certificate.)


     FOR VALUE RECEIVED ___________________ hereby sells, assigns and transfers to:



          Name_________________________________________________
                                 (Please Print)

          Address______________________________________________


          City, State and Zip Code_____________________________

          Taxpayer Identification
            or Social Security Number__________________________


the right to purchase up to ____________________ Warrant Shares represented by this Warrant Certificate and does hereby irrevocably constitute and appoint

______________________________________________________________ to transfer said
Warrant on behalf of the Company, with full power of substitution in the premises.



Dated:________________             _________________________________
                                   Signature of Registered Holder



                                     NOTICE

     The signature to the foregoing Warrant Assignment Form must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT C

                  DESCRIPTION OF OPINION OF ANDREWS & KURTH LLP


     The opinion of Andrews & Kurth LLP, counsel to the Seller, which is required by Section 6.7 of the Asset Purchase Agreement, shall be dated the Closing Date and addressed to IRIS, shall be satisfactory in form and scope to IRIS and shall be to the effect that:

     1. Each of DITI, PSII, PSTI and PSISI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

     2. Each of DITI, PSII and PSTI has all requisite corporate power and authority to own its properties, to carry on its business as now conducted and to make and carry out the Transactions.

     3. The execution, delivery and performance by DITI, PSII and PSTI of the Asset Purchase Agreement and each Closing Agreement and Transfer Document to which it is a party have been duly authorized by all necessary corporate action, and except as set forth on Schedule 2.2 to the Asset Purchase Agreement, do not require notice to, or the consent or approval of, any governmental body or regulatory authority. The execution, delivery and performance by PSISI of the License Agreement has been duly authorized by all necessary corporate action.

     4. The Asset Purchase Agreement, Senior Subordinated Note, Registration Rights/Standstill Agreement, Bill of Sale, Assignment and Assumption Agreement, Patent Assignment and Trademark Assignment are legal, valid and binding obligations of DITI, PSII and PSTI, as applicable, enforceable against such entity in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally and general principles of equity.

     5. The Stockholder Guaranty is a legal, valid and binding obligation of the Controlling Stockholder enforceable against the Controlling Stockholder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally and general principles of equity.

     6. The License Agreement is a legal, valid and binding obligation of PSISI enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally and general principles of equity.

     7. Subject to obtaining the consents noted in Schedule 2.2 to the Asset Purchase Agreement, the execution, delivery and performance by DITI, PSII and PSTI of the Asset Purchase Agreement and each Closing Agreement and Transfer Document to which DITI, PSII and/or PSTI is a party will not (i) violate any provision of the Articles of Incorporation or Bylaws of DITI, PSII or PSTI,
(ii) violate, to such counsel's knowledge, any judgments, orders or decrees of any court, arbitrator or governmental, regulatory or administrative agency or entity or (iii) breach or constitute grounds for the occurrence or declaration of a default under, or allow another party a right to terminate, any Material Assigned Contract listed on Schedule 2.19 to the Asset Purchase Agreement.

     In addition, the opinion shall state that, to such counsel's knowledge, there are no actions or proceedings against any DITI, PSII, PSTI or PSIL, pending or threatened, before any court, governmental agency or arbitrator seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the Transactions or seeking any monetary awards in connection with the Transactions.

     In lieu of having its counsel render an opinion regarding the corporate status of PSIL, Seller shall deliver to Buyer documentation from the appropriate officials of the United Kingdom reasonably satisfactory in form and substance to Buyer to support the conclusion that PSIL is a corporation validly existing under the laws of the United Kingdom.

     With respect to paragraph 3, the opinion may exclude matters arising under the Federal Food, Drug and Cosmetics Act and the related rules and regulations promulgated by the Food and Drug Administration.

     With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and corporate officers, copies of which shall be attached to the opinion. Furthermore, Andrews & Kurth LLP may render its opinion as if Texas law applied to the Asset Purchase Agreement, the Closing Agreements and the Transfer Documents; PROVIDED, HOWEVER, that the opinion must conclude that a Texas court should recognize and give effect to the choice of law provisions of each such agreement.

                                                                       EXHIBIT D

                  DESCRIPTION OF OPINION OF IRELL & MANELLA LLP


     The opinion of Irell & Manella LLP, counsel to IRIS, which is required by
Section 7.6 of the Asset Purchase Agreement, shall be dated the Closing Date and addressed to the Seller, shall be satisfactory in form and scope to the Seller and shall be to the effect that:

     1. IRIS is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. IRIS is duly qualified and in good standing as a foreign corporation in the State of Texas.

     2. IRIS has all requisite corporate power and authority to own its properties, to carry on its business as now conducted and to make and carry out the Transactions.

     3. The execution, delivery and performance by IRIS of the Asset Purchase Agreement, License Agreement, Senior Subordinated Note, IRIS Warrant, Registration Rights/Standstill Agreement and Assignment and Assumption Agreement have been duly authorized by all necessary corporate action and, except as set forth on Schedule 3.2 to the Asset Purchase Agreement, do not require notice to, or the consent or approval from, any governmental body or regulatory authority.

     4. The Asset Purchase Agreement, License Agreement, Senior Subordinated Note, IRIS Warrant, Registration Rights/Standstill Agreement and Assignment and Assumption Agreement are a legal, valid and binding obligations of IRIS enforceable against IRIS in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally and general principles of equity.

     5. The Senior Subordinated Note and IRIS Warrant are duly authorized and validly issued. The shares of IRIS Common Stock issuable upon exercise of the IRIS Warrant, when issued in compliance therewith, will be duly and validly issued, fully paid and non-assessable.

     6. Subject to obtaining the consents in Schedule 3.2 of the Asset Purchase Agreement, the execution, delivery and performance by IRIS of the Asset Purchase Agreement and each Closing Agreement and Transfer Document to which IRIS is listed as a party will not (i) violate any provision of the Articles of Incorporation or Bylaws of IRIS, (i) violate, to such counsel's knowledge, any judgments, orders or decrees of any court, arbitrator or governmental, regulatory or administrative agency or entity or (iii) breach or constitute grounds for the occurrence or declaration of a default under, or allow another party a right to terminate, any contract filed as an exhibit to the SEC Documents.

     In addition, the opinion shall state that, to such counsel's knowledge, there are no actions or proceedings against IRIS, pending or threatened, before any court, governmental agency or arbitrator seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the Transactions or seeking any monetary awards in connection with the Transactions.

     With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and corporate officers, copies of which shall be attached to the opinion. Furthermore, Irell & Manella LLP may render its opinion as if California law applied to the Asset Purchase Agreement, the Closing Agreements and the Transfer Documents; PROVIDED, HOWEVER, that the opinion must conclude that a California court should recognize and give effect to the choice of law provisions of each such agreement.

                                                                       EXHIBIT E

                             TERMINATION AND RELEASE


     This TERMINATION AND RELEASE (the "AGREEMENT") is made and entered into as of ______ ___, 1996, by ______________________________ ("BANK") in favor of
INTERNATIONAL REMOTE IMAGING SYSTEMS, INC., a Delaware corporation ("BUYER"), and DIGITAL IMAGING TECHNOLOGIES, INC., a Delaware corporation ("DITI"), PERCEPTIVE SCIENTIFIC INSTRUMENTS, INC., a Delaware corporation ("PSII"), and PERCEPTIVE SCIENTIFIC TECHNOLOGIES, INC., a Delaware corporation ("PSTI") (DITI, PSII and PSTI collectively, "SELLER"), with reference to the following facts:

     A. Pursuant to an Asset Purchase Agreement dated as of July ___, 1996 by and among Buyer and Seller (the "ASSET PURCHASE AGREEMENT"), Buyer is purchasing substantially all of the assets used by Seller in the business of developing, manufacturing and marketing digital image processing and analysis products and services (the "ASSETS").

     B. Pursuant to a [CREDIT] Agreement dated as of _____________________ (the "LOAN AGREEMENT"), Bank made a loan to Seller. As security for its obligations under the Loan Agreement, Seller executed that certain [SECURITY] Agreement dated as of __________ ___, 19___ granting Bank a security interest in certain of the Assets.

     NOW, THEREFORE, based on the above premises and with the knowledge that Buyer and Seller intend to rely on this Agreement to consummate the Asset Purchase Agreement, the parties hereby agree as follows:

     1. TERMINATION AND RELEASE. Bank and Seller hereby terminate the Loan Agreement and the Security Agreement, and Bank hereby releases all of its liens, security interests and other encumbrances, whether pursuant to the Loan Agreement, Security Agreement or otherwise, on or in the Assets.

     2. TERMINATION OF UCC-1 FINANCING STATEMENT. Concurrently with the execution and delivery of this Agreement, Bank is delivering to Buyer a duly executed Termination Statement (Form UCC-3) terminating the effectiveness of any Financing Statement (Form UCC-1) previously filed by Bank with respect to any of the Assets.

     3. COOPERATION. Bank agrees to execute any and all further documents and writings which may be or become necessary or expedient to release any interest it may have in the Assets.

                      *** [NEXT PAGE IS SIGNATURE PAGE] ***

                    SIGNATURE PAGE TO TERMINATION AND RELEASE

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                          [BANK]
                                          ____________________________________



                                          By:_________________________________

                                          Name:_______________________________

                                          Title:______________________________


                                          "DITI"

                                          DIGITAL IMAGING TECHNOLOGIES,
                                          INC., a Delaware corporation



                                          By:_________________________________

                                          Name:_______________________________

                                          Title:______________________________


                                          "PSII"

                                          PERCEPTIVE SCIENTIFIC
                                          INSTRUMENTS, INC., a Delaware
                                          corporation



                                          By:_________________________________

                                          Name:_______________________________

                                          Title:______________________________

                                          "PSTI"

                                          PERCEPTIVE SCIENTIFIC
                                          TECHNOLOGIES, INC., a Delaware
                                          corporation



                                          By:_________________________________

                                          Name:_______________________________

                                          Title:______________________________

                                                                       EXHIBIT F

                          TECHNOLOGY LICENSE AGREEMENT


     This TECHNOLOGY LICENSE AGREEMENT (the "AGREEMENT") is made and entered into as of ______ ___, 1996, by and among INTERNATIONAL REMOTE IMAGING SYSTEMS, INC., a Delaware corporation ("IRIS"), and PERCEPTIVE SCIENTIFIC IMAGING SYSTEMS, INC., a Delaware corporation ("PSISI") and wholly-owned subsidiary of DIGITAL IMAGING TECHNOLOGIES, INC., a Delaware corporation ("DITI"), with reference to the following facts:

     A. DITI owns all of the capital stock of Perceptive Scientific Instruments, Inc., a Delaware corporation ("PSII"), and Perceptive Scientific Technologies, Inc., a Delaware corporation ("PSTI"). (DITI, PSII and PSTI are sometimes hereinafter referred to collectively as the "SELLER.")

     B. Seller is the owner of certain intellectual property and other assets used in the business of developing, manufacturing and marketing digital image processing and analysis products and services, including the proprietary PowerGene-TM- product line of genetic analysis instruments.

     C. Pursuant to an Asset Purchase Agreement (the "ASSET PURCHASE AGREEMENT") dated as of July ___, 1996, by and among IRIS and Seller, IRIS is purchasing substantially all of the assets of Seller.

     D. IRIS desires to consummate the acquisition of such assets, and Seller is willing to do so provided that certain conditions are met, including the execution of this Agreement by IRIS.

     NOW, THEREFORE, based upon the above premises and in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.   DEFINITIONS.

     The following terms shall have the meanings set forth below:

     "CONFIDENTIAL INFORMATION" shall mean all information relating to the Intellectual Property (defined in Section 2.1), except information that is, or becomes, part of the public domain through no fault of PSISI.

     "COPYRIGHTS" shall mean all U.S. and foreign copyrights, whether or not registered, acquired by IRIS from Seller pursuant to the Asset Purchase Agreement.

     "LOSS" shall mean any and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses and court costs incident to any suit, action, investigation or other proceedings), damages and losses, net of any insurance proceeds received with respect thereto.

     "PATENTS" shall mean all U.S. and foreign patents acquired by IRIS from Seller pursuant to the Asset Purchase Agreement.

     "PROPRIETARY INFORMATION" shall mean all trade secrets, data, methods, test results, procedures, processes, techniques, systems, inventions, apparatus, information, manufacturing and engineering drawings and prints, artwork for circuit boards, artwork for labels, regulatory and manufacturing documentation and design specifications, know-how and other proprietary information acquired by IRIS from Seller pursuant to the Asset Purchase Agreement.

     "SOFTWARE" shall mean all software products, including both source code and object code, acquired by IRIS from Seller pursuant to the Asset Purchase Agreement.

     "THIRD PARTY CLAIM" shall mean a claim brought by a third party for which indemnification is sought pursuant to this Agreement.

     "WELL LOG BUSINESS" shall mean the business of developing, manufacturing, marketing and selling digital image processing and analysis products and services for use solely in the oil and gas industry.

     2.   GRANT OF LICENSE TO PSISI.

          2.1  GRANT OF LICENSE.  Subject to the other provisions of this
Section 2, IRIS hereby grants to PSISI a worldwide, royalty-free, exclusive (as against IRIS and all other persons) license to use the Patents, Copyrights, Software and Proprietary Information (collectively, the "INTELLECTUAL PROPERTY") solely for use in connection with the Well Log Business. IRIS shall retain the exclusive (as against PSISI) right to use, and sublicense others to use, the Intellectual Property for all purposes other than the Well Log Business. IRIS may not terminate the foregoing license UNLESS PSISI fails to cure a material breach of the terms of this Agreement within thirty (30) days after written notice of such breach from IRIS or, if such breach cannot reasonably be cured within such thirty-day period, PSISI fails to promptly commence reasonable efforts to cure such breach and thereafter diligently pursue such cure to completion.

          2.2 NO TRANSFERS. PSISI shall not have the right to sublicense, encumber, sell, assign or otherwise transfer any rights to the Intellectual Property without the prior written consent of IRIS, which shall not be unreasonably withheld; PROVIDED, HOWEVER, that, pursuant to Section 7.4, PSISI may assign its rights under this Agreement in connection with a merger, consolidation or sale of substantially all of the assets of PSISI if the successor entity agrees in writing prior to the assignment to be bound by all the terms and conditions of this Agreement. Any attempted transfer of such rights in violation of this
Section 2.2 shall be null and void.

     3.   CONFIDENTIALITY.

          3.1 CONFIDENTIALITY OBLIGATIONS. PSISI hereby acknowledges and agrees that the Intellectual Property contains valuable confidential information and trade secrets developed or acquired by Seller through the expenditure of significant amounts of time and money and purchased from Seller by IRIS at significant expense. Accordingly, PSISI shall maintain the confidential nature of, and not disclose to any third party, any Confidential Information.

          3.2 PERMITTED DISCLOSURES. The obligations of confidentiality contained in this Agreement shall not apply to the disclosure of any Confidential Information if, and to the extent:

               3.2.1 reasonably necessary to market products, including, without limitation, by making disclosures to prospective customers as will adequately explain the nature and operation of the product;

               3.2.2 reasonably necessary to develop new products, including, without limitation, by making disclosures to consultants, contractors, partners or collaborators as will adequately explain the nature and operation of the proposed product, PROVIDED that any parties to whom Confidential Information is disclosed under this Section 3.2.2 shall have previously agreed in writing to be bound by the confidentiality obligations of this Section 3;

               3.2.3 reasonably necessary to secure governmental or regulatory approvals or clearances; or

               3.2.4 the disclosure is required by a judicial order or decree of governmental law or regulation, provided that PSISI promptly notifies IRIS of such requirement and reasonable opportunity is allowed for IRIS to obtain a protective order or otherwise proceed under applicable law to protect its interests.

          3.3 INJUNCTIONS; PROOF WAIVED. PSISI agrees that, due to the unique and proprietary nature of the Confidential Information, the remedies at law for a breach by PSISI of its obligations under this Section 3 will be inadequate and that, in the event of such breach, IRIS shall be entitled to equitable relief (including without limitation injunctive relief and specific performance) in addition to all other remedies provided under this Agreement or available at law. PSISI acknowledges the secret nature and quality of the Intellectual Property as legally protectable proprietary information and intellectual property and agrees to waive proof of such fact in any litigation or arbitration between the parties.

     4. DISCLAIMER OF WARRANTY. IRIS disclaims any and all representations and warranties, express or implied, concerning the Intellectual Property, including without limitation (i) the performance, utility, reliability, suitability for any particular purpose or accuracy of the Intellectual Property,
(ii) whether the use of the Intellectual Property licensed hereunder will infringe any patent or other proprietary rights of any third party, and
(iii) whether any of the Intellectual Property is entitled to protection under patent, copyright or other proprietary laws.

     5. ENFORCEMENT OF INTELLECTUAL PROPERTY RIGHTS. If PSISI has actual notice of infringement by any person of any Intellectual Property, PSISI shall promptly inform IRIS. IRIS shall have the right, but not the obligation, at its own expense, to take appropriate action to enforce such Intellectual Property rights; PROVIDED, HOWEVER, that, if IRIS elects to enforce such Intellectual Property rights and the infringement involves the Well Log Business, PSISI shall have the right to participate by agreeing to bear a percentage of the costs of such enforcement in such amount as the parties shall reasonably determine. All amounts recovered in any action to enforce Intellectual Property undertaken by IRIS and PSISI, whether by judgment or settlement, shall be (i) applied first to the repayment of expenses of enforcement, including legal and other fees and expenses, pro rata according to the respective percentage of expenses borne by each party and (ii) applied second to payment of compensation for damages suffered as a result of such infringement pro rata according to the actual damages suffered by each party. If, within one (1) month after notice of the infringement of Intellectual Property rights involving the Well Log Business, IRIS has not commenced action to enforce such Intellectual Property rights or thereafter ceases to diligently pursue such action, PSISI shall have the right, at its expense, to take appropriate action to enforce such Intellectual Property rights as its sole remedy hereunder. All amounts received in any action to enforce Intellectual Property rights involving the Well Log Business undertaken solely by PSISI at its expense, whether by judgment or settlement, shall be retained by PSISI. IRIS and PSISI shall fully cooperate with each other in the planning and execution of any action to enforce Intellectual Property rights with respect to the Well Log Business. Neither IRIS nor PSISI shall enter into any settlement that includes the grant of a license under, agreement not to enforce, or any statement prejudicial to the validity or enforceability of any Intellectual Property rights with respect to the Well Log Business without the consent of the other, which consent shall not be unreasonably withheld.

     6.   INDEMNIFICATION.

          6.1 RIGHT OF INDEMNIFICATION. PSISI agrees to indemnify and hold IRIS (and IRIS's respective officers, directors, employees and agents) harmless from and against the full amount of all Losses arising out of (a) any use of the Intellectual Property by PSISI or (b) any breach of this Agreement by PSISI.

          6.2 PROCEDURES FOR INDEMNIFICATION. If any claim is asserted or any action or proceeding is brought in respect of which indemnity may be sought, IRIS will promptly notify PSISI in writing of such asserted claim or the institution of such action or proceeding; PROVIDED, HOWEVER, that the IRIS's failure to so notify PSISI will not relieve

PSISI from any liability it might otherwise have on account of this indemnity, except to the extent that PSISI has been materially prejudiced by such failure to notify. If requested by IRIS in the aforementioned notice, PSISI shall undertake full responsibility for the defense of any Third-Party Claim which, if successful, would result in an obligation of indemnity under this Agreement. PSISI may contest or settle any such claim on such terms as PSISI may choose, PROVIDED that PSISI will not have the right, without IRIS's prior written consent, to settle any such claim if such settlement (i) arises from or is part of any criminal action, suit or proceeding, (ii) contains a stipulation to, confession of judgement with respect to, or admission or acknowledgement of, any liability or wrongdoing on the part of IRIS, (iii) relates to any tax matters, (iv) provides for injunctive relief, or other relief or finding other than money damages, which is binding on IRIS, or (v) does not contain an unconditional release of IRIS. Such defense will be conducted by reputable attorneys retained by PSISI at the PSISI's cost and expense, but IRIS will have the right to participate in such proceedings and to be separately represented by attorneys of its own choosing. IRIS will be responsible for the costs of such separate representation unless IRIS will have reasonably concluded that the interests of IRIS and PSISI in the action conflict in such a manner and to such an extent as to make advisable, consistent with applicable standards of professional responsibility, the retention of separate counsel for IRIS, in which case PSISI will pay for one (but not more than one) separate counsel chosen by IRIS.

          6.3 COOPERATION. PSISI and IRIS shall cooperate in determining the validity of any Third-Party Claim for any Loss for which a claim of indemnification may be made hereunder. Each party shall also use all reasonable efforts to minimize all Losses.

     7.   MISCELLANEOUS.

          7.1 ENTIRE AGREEMENT; MODIFICATIONS. This Agreement and any documents referred to herein or executed contemporaneously herewith constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may not be amended, altered or modified except by a writing signed by the parties.

          7.2 WAIVERS STRICTLY CONSTRUED. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (a) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (b) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

          7.3 THIRD-PARTY BENEFITS. None of the provisions of this Agreement will be for the benefit of, or enforceable by, any third-party beneficiary.

          7.4 SUCCESSORS AND ASSIGNS. Except as provided herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. PSISI may not assign any of its rights or delegate any of its obligations under this Agreement, in whole or in part without the prior written consent of IRIS, which shall not be unreasonably withheld; PROVIDED, HOWEVER, that PSISI may assign its rights under this Agreement in connection with a merger, consolidation or sale of substantially all of the assets of PSISI if the successor entity agrees in writing prior to the assignment to be bound by all the terms and conditions of this Agreement. Any attempt by PSISI to assign or delegate any portion of this Agreement in violation of this Section 7.4 shall be null and void.

          7.5 REMEDIES NOT EXCLUSIVE. Subject to Section 7.11 (Arbitration of Disputes), no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy will be cumulative and will be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies will not constitute a waiver of the right to pursue other available remedies.

          7.6 NOTICES. All notices under this Agreement will be in writing and will be delivered by personal service or facsimile or certified mail (or, if certified mail is not available, then by first class mail), postage prepaid, to such address as may be designated from time to time by the relevant party, and which will initially be as set forth below. Any notice sent by certified mail will be deemed to have been given three (3) days after the date on which it is mailed. All other notices will be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party. Notices will be addressed as follows or to such other address as the party to whom the same is directed will have specified in conformity with the foregoing:

          (a)  If to IRIS:

               International Remote Imaging Systems, Inc.
               9162 Eton Avenue
               Chatsworth, California 91311
               Attn:   Fred H. Deindoerfer
                       Chairman of the Board and President
               Telephone:    (818) 709-1244
               Facsimile:    (818) 700-9661

               With a copy to:

               Irell & Manella LLP
               1800 Avenue of the Stars, Suite 900
               Los Angeles, California 90067
               Attn:   Theodore E. Guth, Esq.
               Telephone:    (310) 277-1010
               Facsimile:    (310) 203-7199

          (b)  If to PSISI:

               Perceptive Scientific Imaging Systems. Inc.
               2950 North Loop West, #1050
               Houston, Texas 77092
               Attn:   James L. Hurn
                       Chief Executive Officer
               Telephone:    (713) 956-2165
               Facsimile:    (713) 956-2185

               With a copy to:

               Andrews & Kurth LLP
               Texas Commerce Tower
               600 Travis, Suite 4200
               Houston, Texas  77002
               Attn:   Robert V. Jewell, Esq.
               Telephone:    (713) 220-4200
               Facsimile:    (713) 220-4285

        7.7 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to the conflict of laws rules of the State of Delaware or any other jurisdiction that would call for the application of the laws of any jurisdiction other than the State of Delaware. Each party hereto hereby irrevocably consents, for itself and its legal representatives, partners, successors and assigns, to the exclusive jurisdiction of the Courts of the State of Delaware for all purposes in connection with any action or proceeding that arises from or relates to this Agreement, and further agrees that, subject to
Section 7.11 (Arbitration of Disputes), any action arising from or relating to this Agreement shall be instituted and prosecuted only in the courts of the State of Delaware, and hereby waives any rights it may have to personal service of summons, complaint, or other process in connection therewith, and agrees that service may be made by registered or certified mail to such party at the address set forth in Section 7.6 (Notices).

        7.8 ATTORNEYS' FEES. Should any litigation or arbitration be commenced (including any proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, the party or parties prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to the reasonable attorneys' fees and court costs incurred by reason of such litigation or arbitration.

        7.9 HEADINGS. The Section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular Section.

        7.10 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. To the extent permitted by applicable law, the parties hereby waive any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

        7.11 ARBITRATION OF DISPUTES. Except for actions seeking injunctive relief, which may be brought before any court having jurisdiction, any claim arising out of or relating to (i) this Agreement, including, but not limited to, its validity, interpretation, enforceability or breach, or (ii) the relationship between the parties (including its commencement and termination) which are not settled by agreement between the parties, shall be settled by arbitration conducted exclusively in Wilmington, Delaware before a board of three arbitrators, one selected by each party, and the third by the two persons so selected, all in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect. The notice of intent to arbitrate shall name one arbitrator, and the party receiving the notice shall name the second arbitrator within 15 days or the moving party may select the second arbitrator from a list supplied by the AAA. In the event that these two arbitrators cannot agree upon a third arbitrator within 15 days, then the third arbitrator shall be selected from the list provided by the AAA with the parties striking names in order with the party striking first to be determined by the flip of a coin. The parties hereby consent to the in personam jurisdiction of the courts of the State of Delaware for purposes of confirming any such award and entering judgment thereon. In any arbitration proceedings hereunder,
(a) all testimony of witnesses shall be taken under oath; (b) discovery will be allowed to the same extent as available under the rules then applicable to civil actions under Delaware law; (c) upon conclusion of any arbitration, the arbitrators shall render findings of fact and conclusions of law in a written opinion setting forth the basis and reasons for any decision reached and deliver such documents to each party to this Agreement along with a signed copy of the award; and (d) the rules of evidence as then applicable to civil actions under Delaware law shall be applied in the arbitration. Each party agrees that the arbitration provisions of this Agreement are its exclusive damage remedy and expressly waives any right to seek redress in another forum. Each party shall bear the fees of the arbitrator appointed by it, and the fees of the neutral arbitrators shall be borne equally by each party during the arbitration, but the fees of all arbitrators shall be borne by the losing party.

        7.12 AGREEMENT NEGOTIATED. The parties hereto are sophisticated and have consulted legal counsel with respect to this transaction. As a consequence, the parties do not believe that the presumptions of any statutory or common law rule relating to the interpretation of contracts against the drafter of any particular clause should be applied in this case and therefore waive its effects.

        7.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                      *** [NEXT PAGE IS SIGNATURE PAGE] ***

                 SIGNATURE PAGE TO TECHNOLOGY LICENSE AGREEMENT

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                       "IRIS"

                                       INTERNATIONAL REMOTE IMAGING
                                       SYSTEMS, INC., a Delaware corporation


                                       By: ___________________________________

                                       Name: _________________________________

                                       Title: ________________________________


                                       "PSISI"

                                       PERCEPTIVE SCIENTIFIC IMAGING SYSTEMS,
                                       INC., a Delaware corporation




                                       By: ___________________________________

                                       Name: _________________________________

                                       Title: ________________________________

                                                                       EXHIBIT G


                  REGISTRATION RIGHTS AND STANDSTILL AGREEMENT


     This REGISTRATION RIGHTS AND STANDSTILL AGREEMENT (the "AGREEMENT") is made and entered into as of _______ ___, 1996, by and between INTERNATIONAL REMOTE IMAGING SYSTEMS, INC., a Delaware corporation ("IRIS"), and DIGITAL IMAGING TECHNOLOGIES, INC., a Delaware corporation ("DITI"), with reference to the following facts:

     A. Pursuant to an Asset Purchase Agreement (the "ASSET PURCHASE AGREEMENT") dated as of July ___, 1996, by and among IRIS, on the one hand, and DITI and certain of its subsidiaries, on the other hand, IRIS is purchasing substantially all of the assets of DITI and such subsidiaries.

     B. IRIS and DITI desire that the consideration for the assets include a warrant to purchase shares of IRIS Common Stock. IRIS is willing to issue the warrant subject to the standstill provisions set forth herein, and DITI is willing to accept the warrant with the registration rights set forth herein.

     NOW, THEREFORE, based on the above premises and in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

     1. CERTAIN DEFINITIONS. The following terms shall have the respective meanings set forth below:

          1.1 "AFFILIATE" shall mean any person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is in common control with, a specified person.

          1.2 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          1.3 "HOLDER" shall mean any person who at a given time is the permitted holder of record of any Registrable Securities (or securities convertible into Registrable Securities) and has agreed in writing to be bound by the provisions of this Agreement.

          1.4 "IRIS COMMON STOCK" shall mean the common stock, $.01 par value per share, of IRIS, and any securities issued in exchange therefore or in replacement thereof in connection with any reorganization, restructuring, merger, consolidation or similar transaction.

          1.5 "IRIS WARRANT" shall mean the warrant to purchase 875,000 shares of IRIS Common Stock at an exercise price of $8.00 per share exercisable for a period of five years from the date hereof issued in connection with the consummation of the transactions contemplated by the Asset Purchase Agreement.

          1.6 "REGISTRATION PERIOD" shall mean the period of time beginning on the first (1st) anniversary of the date hereof and ending on (and including) the fifth (5th) anniversary of such date; PROVIDED, HOWEVER, that the Registration Period shall be extended as required under (i) the last sentence of Section 9 (Exception as to Timing) if IRIS elects to exercise its right to postpone a demand registration and (ii) the last sentence of Section 4.6 (Prospectus Delivery) if IRIS suspends the sale Registrable Securities as permitted thereunder.

          1.7 "REGISTRABLE SECURITIES" shall mean those shares of IRIS Common Stock issued upon exercise of the IRIS Warrant, or as a dividend or other distribution with respect to, or in exchange or replacement of, such shares of IRIS Common Stock.

          1.8 "REGISTRATION STATEMENT" shall mean any registration statement or comparable document under the Securities Act through which a public sale or disposition of the IRIS Common Stock may be registered or exempted from registration (except a form exclusively for the sale or distribution of securities by IRIS to employees of IRIS or its subsidiaries or for use exclusively in connection with a business combination).

          1.9 "SELLING HOLDER" shall mean, with respect to any Registration Statement, any Holder whose securities are included therein.

          1.10 "SELLER'S UNDERWRITER" shall mean, with respect to any Registration Statement, the underwriter, if any, designated in writing by the Selling Holders as underwriting the Registrable Securities involved and reasonably acceptable to IRIS.

          1.11 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          1.12 "SIGNIFICANT HOLDERS" shall mean, at any time, Holders together holding more than 50% of the then outstanding Registrable Securities held by the Holders (treating securities convertible into Registrable Securities as if they had been converted and were outstanding).

          1.13 "TRANSFER" shall mean sell, transfer, assign, hypothecate, encumber or otherwise dispose, whether voluntarily or involuntarily, whether by gift, bequest or otherwise.

          1.14 "WARRANT SHARES" shall mean shares of IRIS Common Stock issuable upon exercise of the IRIS Warrant, or as a dividend or other distribution with respect to, or in exchange or replacement of, such shares of IRIS Common Stock.

     2.   DEMAND REGISTRATION.

          2.1 NOTICE OF DEMAND. At any time during the Registration Period, the Significant Holders may by written notice request that IRIS register Registrable Securities under the Securities Act. The maximum number of such demands shall be one (1). The notice of demand shall set forth (i) the number of shares to be included, (ii) the names of the Selling Holders and the amounts to be sold by each, and (iii) the proposed manner of sale. Within ten (10) days after receipt of such notice, IRIS shall notify all other Holders and offer to them the opportunity to include their Registrable Securities in such registration. Each of the other Holders shall have twenty (20) days from the mailing of such notice to notify IRIS of the number of Registrable Securities such Holder desires be included in the Registration Statement, but IRIS shall have no obligation to include the Registrable Securities of any such Holder in the Registration Statement if IRIS does not receive the required notice within such 20-day period.

          2.2 REGISTRATION. Promptly, but in any event within 60 days, after receipt of any demand pursuant to Section 2.1, IRIS shall prepare and file with the Securities and Exchange Commission (the "SEC"), a Registration Statement on any applicable form, with respect to all the Registrable Securities specified in a notice received in a timely manner pursuant to Section 2.1, and thereafter use its best efforts to cause such Registration Statement to become effective. IRIS shall use its best efforts to keep such Registration Statement continuously effective for two (2) years; PROVIDED, HOWEVER, that IRIS may, at any time temporarily suspend the effectiveness of the Registration Statement in accordance with the provisions of Section 9. During such suspension, Selling Holders shall discontinue sales or other dispositions of Registrable Securities pursuant to the Registration Statement.

          2.3 LISTING OF SHARES. Promptly, but in any event within 60 days, after receipt of any demand pursuant to Section 2.1, IRIS shall prepare and file with the principal securities exchange on which the IRIS Common Stock is then traded an additional listing application with respect to all the Registrable Securities specified in a notice received in a timely manner pursuant to
Section 2.1, and use its best efforts to cause such Registrable Securities to be approved for listing on such exchange upon official notice of issuance.

     3. INCIDENTAL REGISTRATION. Whenever during the Registration Period IRIS proposes to file a Registration Statement for the sale by it of shares of IRIS Common

Stock, except in connection with a demand under Section 2, IRIS shall take the following steps:

          3.1 NOTICE. Mail a written notice to each Holder at the address shown on the books and records of IRIS at least forty-five (45) days prior to the effective date of any such Registration Statement.

          3.2 REGISTRATION. Include in such Registration Statement any and all Registrable Securities specified in a notice by the Holder which is received by IRIS not less than thirty (30) days following the mailing of the notice specified in Section 3.1. In connection with any such registration, the Selling Holder must: (i) sell such Registrable Securities in the manner and on the terms adopted by or through the underwriter(s) acting on behalf of IRIS in connection with such registration, if such underwriter(s) so requests; and
(ii) accept a reduction (including a total elimination) in the number of shares to be included in such registration on a pro rata basis (based on the number of securities held by each) with any other selling securityholders holding contractual PARI PASSU registration rights if the underwriter(s) reasonably deem that without such reduction (or elimination) IRIS might be substantially hindered in the terms or number of securities which it could sell in such registration.

          3.3 LISTING OF SHARES. Promptly, but in any event within 60 days, after a notice received in a timely manner pursuant to Section 3.2, IRIS shall prepare and file with the principal securities exchange on which the IRIS Common Stock is then traded an additional listing application with respect to all the Registrable Securities specified in such notice, and use its best efforts to cause such Registrable Securities to be approved for listing on such exchange upon official notice of issuance.

     4. REGISTRATION PROCEDURES. Whenever IRIS shall register any securities pursuant to this Agreement, the parties agree as follows:

          4.1 SELLING STOCKHOLDER INFORMATION. Selling Holders shall provide IRIS with such information about Selling Holders and their intended manner of distributing the Registrable Securities, and shall otherwise cooperate with IRIS and any underwriter(s) as may be needed or helpful in the reasonable opinion of IRIS to complete any obligation of IRIS hereunder. Failure to comply with this requirement shall excuse IRIS from any further obligation to Selling Holders to file a Registration Statement on their behalf or include their Registrable Securities in a Registration Statement.

          4.2 CONSULTATION. IRIS shall supply copies of any Registration Statement, any amendment thereto and any communications with the SEC related thereto to Selling Holders and to the Seller's Underwriter prior to filing such document with the SEC, and shall reasonably consult with such persons and their counsel with respect to the form and content of such filing. IRIS will immediately amend such Registration Statement to include such reasonable changes as Selling Holders and the Seller's Underwriter reasonably agree should be included therein.

          4.3 PROVISION OF PROSPECTUSES. IRIS shall furnish to Selling Holders and any Underwriter such number of copies of a summary prospectus or other prospectus (including any amendments and supplements thereto and a preliminary prospectus in conformity with the requirements of the Securities Act) and such other documents as the Selling Holders may reasonably request in order to facilitate the public sale or other disposition of such securities.

          4.4 BLUE SKY COMPLIANCE. IRIS shall use its best efforts to register or qualify the securities covered by such Registration Statement under the securities or "blue sky" laws of such jurisdictions as the Selling Holders shall reasonably request (PROVIDED, HOWEVER, that IRIS shall not be required (i) to consent to, or take any action which would subject it to, general service of process for all purposes or (ii) to qualify to do business in any jurisdiction where it is not then subject or qualified) and do any and all other acts or things which may be reasonably necessary or advisable to enable the Selling Holders to consummate the public sale or other disposition of such securities in such jurisdictions.

          4.5 AMENDMENTS. IRIS shall use its best efforts to prepare and file promptly with the SEC such amendments and supplements to the Registration Statement filed with the SEC in connection with such registration, and the prospectus used in connection therewith, as may be necessary to keep such Registration Statement continuously effective and in compliance with the Securities Act for two (2) years, or until all Registrable Securities registered in that Registration Statement are sold, whichever is earlier; PROVIDED, HOWEVER, that IRIS may, at any time temporarily suspend the effectiveness of the Registration Statement in accordance with the provisions of Section 9.

          4.6 PROSPECTUS DELIVERY. At any time when a sale or other public disposition pursuant to a Registration Statement is subject to a prospectus delivery requirement, IRIS shall immediately notify the Selling Holders and the Seller's Underwriter, if any, of the occurrence of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and IRIS shall thereafter diligently proceed to amend the prospectus as necessary to correct such untrue statement or omission of a material fact and provide updates thereto. Upon receipt of such a notice, the Selling Holders shall immediately discontinue sales or other dispositions of Registrable Securities pursuant to the Registration Statement. Selling Holders may resume sales only upon receipt of amended prospectuses or after Selling Holders have been advised by IRIS that the use of the previous prospectus may be legally resumed. The length of the Registration Period (as defined in Section 1.6) shall be increased by the length of any postponement taken by IRIS hereunder.

          4.7 OPINIONS. At the request of Selling Holders, IRIS shall use its best efforts to furnish on the date that the Registrable Securities are delivered to the

Seller's Underwriter for sale in connection with a registration pursuant to this Agreement (i) an opinion of the counsel representing IRIS for the purposes of such registration, and (ii) a letter from the independent certified public accountants of IRIS, each dated such date and in form and substance as is customarily given by counsel and independent certified public accountants to underwriters in an underwritten public offering, addressed to the Seller's Underwriter and to Selling Holders.

          4.8  STOP-ORDERS.  IRIS agrees to immediately notify Selling Holders
(i) of the issuance by the SEC of any stop order or order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, or (ii) of the receipt by IRIS of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction, or the initiation of any proceedings for such purpose. IRIS, with the reasonable cooperation of Selling Holders, shall make every reasonable effort to contest any such proceedings and to obtain the withdrawal of any such order at the earliest possible moment.

          4.9 REVIEW OF RECORDS. IRIS shall make available all financial and other records, pertinent corporate documents and properties of IRIS for inspection by the Seller's Underwriter, and its counsel and accountants, and shall cause IRIS's officers, directors and employees to supply all information reasonably requested by any such person in connection with any Registration Statement filed or to be filed hereunder so long as such person agrees to keep confidential any records, information or documents provided by IRIS.

          4.10 EARNINGS STATEMENTS. IRIS shall, upon the request of Selling Holders, make earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder generally available to its security holders as soon as reasonably practicable, but in no event later than 45 days, after the end of any 12-month period commencing at the end of any fiscal quarter in which Registrable Securities are sold.

          4.11 COMPLIANCE WITH LAWS. In all actions taken under this Agreement, IRIS and Selling Holders agree to use their best efforts to comply with all provisions of the Securities Act, the Exchange Act and any other law applicable to them.

     5. FILING OF OTHER REGISTRATION STATEMENTS. Holders acknowledge and understand that IRIS has granted demand registration rights with respect to shares of IRIS Common Stock to other holders of its securities which could be exercised concurrently with an exercise of the rights granted hereunder to Holders.

     6. DELAY OF REGISTRATION. Holders shall not have any right to take any action to restrain, enjoin or otherwise delay the filing or effectiveness of any Registration Statement on the basis of any controversy which might arise with respect to the interpretation or implementation of this Agreement.

     7.   INDEMNIFICATION AND CONTRIBUTION.

          7.1 IRIS INDEMNITY. IRIS agrees that it will indemnify each Selling Holder and Seller's Underwriter (and any of the officers, directors and persons who control any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all claims, losses, damages, liabilities and expenses (including those relating to settlements approved by IRIS, which consent shall not be unreasonably withheld) resulting from any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or in any other document incident to that registration) or from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been contained in
(i) information furnished in writing to IRIS by such Selling Holder or the Seller's Underwriter expressly for use therein, or (ii) the circumstances set forth in Section 7.2(y) below.

          7.2 SELLING HOLDER'S INDEMNITY. Each Selling Holder will indemnify IRIS, any underwriter, and any other person selling under the applicable Registration Statement (and any of the officers and directors and persons who control any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all claims, losses, damages, liabilities and expenses (including those relating to settlements approved by the Selling Holder, which consent shall not be unreasonably withheld) resulting from (x) any untrue statement or alleged untrue statement of a material fact contained in any registration statement (or in any other document incident to that registration) or from any omission or alleged omission to state a material fact required to be stated or necessary to make the information therein not misleading, but only to the extent contained in any information furnished in writing to IRIS by such Selling Holder expressly for inclusion in that Registration Statement (or such other document incidental to that registration), or (y) any untrue statement or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact from, a prospectus if (i) a later prospectus corrected the untrue statement or alleged untrue statement, or omission or alleged omission, (ii) the Selling Holder had notice of the later prospectus prior to confirmation of the sale to the aggrieved purchaser, and (iii) there would have been no such liability but for the failure of the Selling Holder to deliver such later prospectus to such purchaser; PROVIDED, HOWEVER, that no Selling Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Selling Holder from the sale of Registrable Securities pursuant to such Registration Statement.

          7.3  CONTRIBUTION.  If the indemnification provided for in this
Section 7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein as a result of a judicial determination that such indemnification may not be enforced in such case notwithstanding this Agreement, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expense, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty or such fraudulent misrepresentation.

     8. EXPENSES OF REGISTRATION. IRIS shall bear all expenses (other than brokerage or underwriting fees, expenses or commissions) incurred in connection with any Registration Statement, including, without limitation, all registration and filing fees (including all expenses incident to filing with the American Stock Exchange), fees and expenses of complying with securities and blue sky laws, printing expenses and fees and disbursements of the independent certified public accountants and counsel to IRIS. Selling Holders shall bear any brokerage or underwriting fees, expenses or commissions and the cost of any lawyers, accountants, experts and other consultants retained by them.

     9. EXCEPTION AS TO TIMING. Notwithstanding any other section of this Agreement, IRIS may at any time postpone or suspend for a reasonable period of time (not to exceed 180 days) the filing or effectiveness of any Registration Statement demanded under Section 2, if (a) IRIS is conducting or is about to conduct a primary offering of other securities of IRIS and is advised by its investment banker in writing that such offering would be materially adversely affected by such demanded registration or (b) the board of directors of IRIS shall in good faith determine that such demand registration would materially adversely affect any financing, merger, sale of assets, acquisition, recapitalization or other material transaction involving IRIS, which, in each case, is either pending or under active and continuing negotiation. The length of the Registration Period (as defined in Section 1.6) shall be increased by the length of any postponement taken by IRIS hereunder. If IRIS suspends the effectiveness of a Registration Statement, Selling Holder shall immediately discontinue sales or other dispositions of Registrable Securities pursuant to the Registration Statement during the period of such postponement, and the length of time IRIS is required to keep such Registration Statement effective under Sections 2.2 and 4.5 shall be increased by the length of the postponement. IRIS may suspend the effectiveness of a Registration Statement by giving written notice of the suspension to Selling Holders and shall not be required to make any filings with the Securities Exchange Agreement relating to such suspension other than those required by law.

     10. TERMINATION. Holders shall have no further rights under Sections 2 or 3 at any time after the Registration Period.

     11. STANDSTILL AGREEMENT. Until the IRIS Warrant has been fully exercised or expires, and so long thereafter as the Holders and their Affiliates collectively own 50% or more of the Warrant Shares, none of the Holders nor any of their Affiliates will in any manner, directly or indirectly: (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any securities (or beneficial ownership thereof) or assets of IRIS (EXCEPT that the officers of DITI may, in their individual capacities, acquire additional shares of IRIS Common Stock on the principal exchange where the IRIS Common Stock is traded provided that (a) such officers collectively do not at any time own beneficially more than one percent (1%) of outstanding shares of IRIS Common Stock and (b) such acquisitions are not made while in possession of material, non-public information regarding IRIS or the assets or business purchased from DITI), (ii) any tender or exchange offer, merger or other business combination involving IRIS, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to IRIS or (iv) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of IRIS; (b) form, join or in any way participate in a "group" (as defined under the Exchange Act) with respect to the securities of IRIS; (c) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of IRIS (other than, in the case of DITI, through the nomination and service of one (1) director as provided in the Asset Purchase Agreement); (d) take any action which might force IRIS to make a public announcement regarding any of the types of matters set forth in (a) above; or (e) enter into any discussions or arrangements with any third party with respect to any of the foregoing. Holders also agree not to request IRIS (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this Section 11 (including this sentence).

     12. "LOCK-UP" AGREEMENT. In addition to the other resale restrictions contained herein, if IRIS proposes to sell any securities to the public (a "PUBLIC OFFERING") during the Registration Period, no Holder will during the Lock-Up Period (as hereinafter defined), directly or indirectly, offer, sell, contract to sell, or otherwise Transfer any shares of IRIS Common Stock. Furthermore, each Holder shall execute and deliver to any underwriter(s) acting on behalf of IRIS in connection with such Public Offering the form of "lock-up agreement" customarily used by such underwriter(s) evidencing the restrictions contained in this Section 12. For purposes of this Agreement, the term "LOCK-UP PERIOD" shall mean the period beginning on the initial filing of a Registration Statement for a Public Offering and ending 180 days after the actual consummation of the Public Offering.

     13. TRANSFER LIMITATIONS. Notwithstanding anything to the contrary herein, no Holder may Transfer the IRIS Warrant, or any part thereof, except (i) to an Affiliate who has executed and delivered to IRIS a written agreement to be bound by the terms of this Agreement as a Holder and (ii) in accordance with the terms of the Warrant Certificate for the IRIS Warrant.

     14. VOLUME LIMITATION ON SALES. Notwithstanding anything to the contrary herein, the Holders shall not, individually or collectively, Transfer more than One Hundred Nine Thousand Three Hundred Seventy-Five (109,375) Warrant Shares (as adjusted for any subsequent stock splits) during any ninety-day period; PROVIDED, HOWEVER that such volume limitation shall not apply to any Transfer to an Affiliate or a member of the Transferring Holder's immediate family made without consideration if such Affiliate or family member has executed and delivered to IRIS a written agreement to be bound by the terms of this Agreement as a Holder. In order to ensure compliance with the foregoing volume limitation, each Holder shall provide IRIS and any other Holders with written notice of such proposed Transfer of Warrant Shares at least 10 days (but not more than 30 days) prior to such Transfer and of the consummation thereof within 10 days thereafter.

     15.  MISCELLANEOUS.

          15.1 COMPLETE AGREEMENT. This Agreement and any documents referred to herein or executed contemporaneously herewith constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may not be amended, altered or modified except by a writing signed by the parties.

          15.2 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and subsequent Holders of Registrable Securities. Except as expressly provided otherwise in this Agreement, none of the parties may assign or otherwise Transfer any of its rights or obligations under this Agreement.

          15.3 COOPERATION. Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

          15.4 WAIVERS STRICTLY CONSTRUED. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (a) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (b) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

          15.5 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          15.6 NOTICES. All notices under this Agreement will be in writing and will be delivered by personal service or facsimile or certified mail (or, if certified mail is not available, then by first class mail), postage prepaid, to such address as may be designated from time to time by the relevant party, and which will initially be as set forth below. Any notice sent by certified mail will be deemed to have been given three (3) days after the date on which it is mailed. All other notices will be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party. Notices will be addressed as follows or to such other address as the party to whom the same is directed will have specified in conformity with the foregoing:

          (a)  If to IRIS:

                    International Remote Imaging Systems, Inc.
                    9162 Eton Avenue
                    Chatsworth, California 91311
                    Attn:   Fred H. Deindoerfer
                            Chairman of the Board and President
                    Telephone:     (818) 709-1244
                    Facsimile:     (818) 700-9661

             With a copy to:

                    Irell & Manella LLP
                    1800 Avenue of the Stars, Suite 900
                    Los Angeles, California 90067
                    Attn:   Theodore E. Guth, Esq.
                    Telephone:     (310) 277-1010
                    Facsimile:     (310) 203-7199

        (b)  If to DITI:

                    Digital Imaging Technologies, Inc.
                    2950 North Loop West, Suite #1050
                    Houston, Texas 77092
                    Attn:   James L. Hurn
                            Chief Executive Officer
                    Telephone:     (713) 956-2165
                    Facsimile:     (713) 956-2185

             With a copy to:

                    Andrews & Kurth LLP
                    Texas Commerce Tower
                    600 Travis, Suite 4200
                    Houston, Texas  77002
                    Attn:   Robert V. Jewell, Esq.
                    Telephone:     (713) 220-4200
                    Facsimile:     (713) 220-4285

        (c)  If to any other Holder:

                  To the Holder's last address listed on the Company's books and records.

        15.7 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to the conflict of laws rules of the State of Delaware or any other jurisdiction that would call for the application of the laws of any jurisdiction other than the State of Delaware. Each party hereto hereby irrevocably consents, for itself and its legal representatives, partners, successors and assigns, to the exclusive jurisdiction of the Courts of the State of Delaware for all purposes in connection with any action or proceeding that arises from or relates to this Agreement, and further agrees that, subject to Section 15.9 (Arbitration of Disputes), any action arising from or relating to this Agreement shall be instituted and prosecuted only in the courts of the State of Delaware, and hereby waives any rights it may have to personal service of summons, complaint, or other process in connection therewith, and agrees that service may be made by registered or certified mail to such party at the address set forth for notice in the Asset Purchase Agreement.

        15.8 ATTORNEYS' FEES. Should any litigation or arbitration be commenced (including any proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, the party or parties prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to the reasonable attorneys' fees and court costs incurred by reason of such litigation or arbitration.

        15.9 ARBITRATION OF DISPUTES. Except for actions seeking injunctive relief, which may be brought before any court having jurisdiction, any claim arising out of or relating to (i) this Agreement, including, but not limited to, its validity, interpretation, enforceability or breach, or (ii) the relationship between the parties (including its commencement and termination) which are not settled by agreement between the parties, shall be settled by arbitration conducted exclusively in Wilmington, Delaware in accordance with the arbitration provisions of the Asset Purchase Agreement. The parties hereby consent to the in personam jurisdiction of the courts of the State of

Delaware for purposes of confirming any such award and entering judgment thereon. Each party agrees that the arbitration is its exclusive damage remedy and expressly waives any right to seek redress in another forum.

        15.10 AGREEMENT NEGOTIATED. The parties hereto are sophisticated and have consulted legal counsel with respect to this transaction. As a consequence, the parties do not believe that the presumptions of any statutory or common law rule relating to the interpretation of contracts against the drafter of any particular clause should be applied in this case and therefore waive its effects.

        15.11 HEADINGS. The Section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular Section.

        15.12 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                      *** [NEXT PAGE IS SIGNATURE PAGE] ***

         SIGNATURE PAGE TO REGISTRATION RIGHTS AND STANDSTILL AGREEMENT

   IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed, as of the day and year first above written.


                                       "IRIS"

                                       INTERNATIONAL REMOTE IMAGING
                                       SYSTEMS, INC., a Delaware corporation


                                       By: _________________________________

                                       Name: _______________________________

                                       Title: ______________________________



                                       "DITI"

                                       DIGITAL IMAGING TECHNOLOGIES, INC.,
                                       a Delaware corporation


                                       By: _________________________________

                                       Name: _______________________________

                                       Title: ______________________________

                                                                       EXHIBIT H

                                  BILL OF SALE


     Pursuant and subject to the terms, conditions, and definitions of that certain Asset Purchase Agreement (the "ASSET PURCHASE AGREEMENT") dated as of July ___, 1996, by and among INTERNATIONAL REMOTE IMAGING SYSTEMS, INC., a Delaware corporation ("BUYER"), on the one hand, and DIGITAL IMAGING TECHNOLOGIES, INC., a Delaware corporation ("DITI"), PERCEPTIVE SCIENTIFIC INSTRUMENTS, INC., a Delaware corporation ("PSII"), and PERCEPTIVE SCIENTIFIC TECHNOLOGIES, INC., a Delaware corporation ("PSTI"), (DITI, PSII and PSTI collectively, "SELLER") on the other hand, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller hereby transfers, assigns and delivers to Buyer, free and clear of any liens, encumbrances, adverse claims or security interests other than the Obligations, to hold the same with rights thereto unto Buyer, its successors and assigns forever to its and their own use, all of Seller's right, title and interest in and to all of the tangible Assets, including, without limitation, the Equipment, Files, Inventory and Personalty. Buyer represents that it is purchasing the Inventory for resale in the ordinary course of business.

     Seller does hereby constitute and appoint Buyer, its successors and assigns the true and lawful attorney-in-fact of Seller with full power of substitution for it and in its name, place and stead or otherwise by or on behalf of Seller, its successors and assigns and for the benefit of Buyer, its successors and assigns, (i) to demand and receive from time to time any and all moneys, property and assets, real, personal and mixed, tangible and intangible, hereby conveyed and assigned or intended so to be, (ii) to make, execute, acknowledge, swear to and file in the name of Seller and its successors and assigns any deeds, assignments, notices, filings, applications, registrations and other instruments of further assurance and transfer and registration of same, (iii) to give receipts and releases in respect of the same, (iv) from time to time to institute and prosecute in the name of Buyer, or Seller for the benefit of Buyer, any and all proceedings at law, in equity or otherwise which Buyer, its successors and assigns may deem proper in order to collect, assert, perfect, improve or enforce any claims, rights, interest or title of any kind in and to the Assets, (v) to defend and compromise any and all actions, suits or proceedings in respect of any of the Assets and (vi) to do any and all such acts and things in furtherance of the purposes of this Bill of Sale as Buyer, its successors or assigns shall deem advisable. Seller hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of Seller or its successors or assigns, by the bankruptcy, insolvency or dissolution of Seller or any successor thereto or assign thereof or otherwise by operation of law.

     From time to time after the date of this Bill of Sale, Seller shall, without further consideration, execute and deliver to Buyer such other instruments (in recordable form or otherwise reasonably required) and take such other action as Buyer may reasonably request to carry out the terms and provisions of this Bill of Sale.

     This Bill of Sale is subject to the terms and conditions of the Asset Purchase Agreement. All capitalized terms not defined herein shall have the meanings given them in the Asset Purchase Agreement. Whenever the terms hereof and the terms of the Asset Purchase Agreement conflict, the terms of the Asset Purchase Agreement shall control.

     This Bill of Sale may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. None of the provisions of this Bill of Sale will be for the benefit of, or enforceable by, any third-party beneficiary.

                   * * * [NEXT PAGE IS SIGNATURE PAGE] * * *

                         SIGNATURE PAGE TO BILL OF SALE

     IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale to be duly executed, as of this ____ day of __________, 1996 by their respective duly authorized officers.


                                          "BUYER"

                                          INTERNATIONAL REMOTE IMAGING
                                          SYSTEMS, INC., a Delaware corporation



                                          By:_________________________________

                                          Name:_______________________________

                                          Title:______________________________


                                          "SELLER"

                                          DIGITAL IMAGING TECHNOLOGIES, INC.,
                                          a Delaware corporation



                                          By:_________________________________

                                          Name:_______________________________

                                          Title:______________________________


                                          PERCEPTIVE SCIENTIFIC INSTRUMENTS,
                                          INC., a Delaware corporation



                                          By:_________________________________

                                          Name:_______________________________

                                          Title:______________________________

                                          PERCEPTIVE SCIENTIFIC TECHNOLOGIES,
                                          INC., a Delaware corporation



                                          By:_________________________________

                                          Name:_______________________________

                                          Title:______________________________

                                                                       EXHIBIT I

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     Pursuant and subject to the terms, conditions, and definitions of that certain Asset Purchase Agreement (the "ASSET PURCHASE AGREEMENT") dated as of July ___, 1996, by and among INTERNATIONAL REMOTE IMAGING SYSTEMS, INC., a Delaware corporation ("BUYER"), on the one hand, and DIGITAL IMAGING TECHNOLOGIES, INC., a Delaware corporation ("DITI"), PERCEPTIVE SCIENTIFIC INSTRUMENTS, INC., a Delaware corporation ("PSII"), and PERCEPTIVE SCIENTIFIC TECHNOLOGIES, INC., a Delaware corporation ("PSTI"), (DITI, PSII and PSTI collectively, "SELLER") on the other hand, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller hereby transfers, assigns and delivers to Buyer, free and clear of any liens, encumbrances, adverse claims or security interests other than the Obligations, to hold the same with rights thereto unto Buyer, its successors and assigns forever to its and their own use, all of Seller's right, title and interest in and to all of the intangible Assets, including, without limitation, the Accounts Receivable, the Assigned Contracts, the Intellectual Property, the PSIL Stock, the Purchase Commitments, the Sales Commitments and the goodwill associated with the Business. Buyer shall have the benefit of, and Seller's transfer and assignment to Buyer of the Assets include, all of Seller's existing rights and remedies pursuant to any representations, warranties, indemnifications, covenants or agreements made by any other party pursuant to the Assigned Contracts.

     Buyer hereby agrees to pay and perform the Obligations as and when they become due or payable. Buyer has not assumed, nor shall Buyer be liable for, any obligations, debts, contracts or liabilities of Seller except the Obligations. The Obligations consist of the obligations of Seller under the Assigned Contracts, the Payables, the Purchase Commitments and the Sales Commitments.

     In the event that the assignment attempted to be made hereunder of any right, title or interest in, to or under any Assigned Contract which requires the consent to assignment of a party to such contract other than Seller (a "CONSENT CONTRACT") would be ineffective as between Seller and Buyer without the consent of such party, or would serve as a cause for modifying, terminating or invalidating such Consent Contract, or would cause or serve as a cause for the loss, or the modification of the terms, of ownership thereof or the right, title or interest therein, then, such Consent Contract shall be temporarily excluded from the aforesaid conveyance and assignment; PROVIDED, HOWEVER, that, in any such event, Seller shall, to the greatest extent permitted under the Consent Contract, hold such right, title or interest for the exclusive use and benefit of Buyer and its successors and assigns until such consent has been obtained or until, following the exhaustion of all challenges and appeals, it is finally determined that no such consent will be obtained, at which time such right, title or interest shall automatically and with no further action or consideration in respect thereof be excluded from this Agreement; AND PROVIDED FURTHER, that, without further consideration therefor, Seller shall execute such other documents, and shall take such other actions, as shall be reasonably necessary to transfer to Buyer the benefits of such excluded
Consent Contract. Such exclusion of a Consent Contract shall not relieve
Seller from any liability for Losses to Buyer caused as a result of the exclusion. Upon obtaining such consent or written notice from Buyer to Seller so electing, no further conveyance or assignment shall be required, but such right, title or interest shall automatically and with no further action or consideration therefor become fully and completely vested in Buyer by virtue of this Agreement.

     Seller does hereby constitute and appoint Buyer, its successors and assigns the true and lawful attorney-in-fact of Seller with full power of substitution for it and in its name, place and stead or otherwise by or on behalf of Seller, its successors and assigns and for the benefit of Buyer, its successors and assigns, (i) to demand and receive from time to time any and all moneys, property and assets, real, personal and mixed, tangible and intangible, hereby conveyed and assigned or intended so to be, (ii) to make, execute, acknowledge, swear to and file in the name of Seller and its successors and assigns any deeds, assignments, notices, filings, applications, registrations and other instruments of further assurance and transfer and registration of same, (iii) to give receipts and releases in respect of the same, (iv) from time to time to institute and prosecute in the name of Buyer, or Seller for the benefit of Buyer, any and all proceedings at law, in equity or otherwise which Buyer, its successors and assigns may deem proper in order to collect, assert, perfect, improve or enforce any claims, rights, interest or title of any kind in and to the Assets, (v) to defend and compromise any and all actions, suits or proceedings in respect of any of the Assets and (vi) to do any and all such acts and things in furtherance of the purposes of this Agreement as Buyer, its successors or assigns shall deem advisable. Seller hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of Seller or its successors or assigns, by the bankruptcy, insolvency or dissolution of Seller or any successor thereto or assign thereof or otherwise by operation of law.

     From time to time after the date of this Agreement, Seller shall, without further consideration, execute and deliver to Buyer such other instruments (in recordable form or otherwise reasonably required) and take such other action as Buyer may reasonably request to carry out the terms and provisions of this Agreement.

     This Agreement is subject to the terms and conditions of the Asset Purchase Agreement. All capitalized terms not defined herein shall have the meanings given them in the Asset Purchase Agreement. Whenever the terms hereof and the terms of the Asset Purchase Agreement conflict, the terms of the Asset Purchase Agreement shall control.

     This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. None of the provisions of this Agreement will be for the benefit of, or enforceable by, any third-party beneficiary.

                      *** [NEXT PAGE IS SIGNATURE PAGE] ***

              SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of this ____ day of __________, 1996 by their respective duly authorized officers.


                                          "BUYER"

                                          INTERNATIONAL REMOTE IMAGING
                                          SYSTEMS, INC., a Delaware corporation



                                          By:_________________________________

                                          Name:_______________________________

                                          Title:______________________________


                                          "SELLER"

                                          DIGITAL IMAGING TECHNOLOGIES, INC.,
                                          a Delaware corporation



                                          By:_________________________________

                                          Name:_______________________________

                                          Title:______________________________



                                          PERCEPTIVE SCIENTIFIC INSTRUMENTS,
                                          INC., a Delaware corporation



                                          By:_________________________________

                                          Name:_______________________________

                                          Title:______________________________

                                          PERCEPTIVE SCIENTIFIC TECHNOLOGIES,
                                          INC., a Delaware corporation



                                          By:_________________________________

                                          Name:_______________________________

                                          Title:______________________________

                                                                     EXHIBIT J

                                PATENT ASSIGNMENT

     This PATENT ASSIGNMENT (this "ASSIGNMENT") is entered into by DIGITAL IMAGING TECHNOLOGIES, INC., a Delaware corporation, PERCEPTIVE SCIENTIFIC INSTRUMENTS, INC., a Delaware corporation, and PERCEPTIVE SCIENTIFIC TECHNOLOGIES, INC., a Delaware corporation (collectively, "ASSIGNOR"), each of whose mailing address is 2525 South Shore Blvd. #100, League City, Texas 77573, as assignor, in favor of International Remote Imaging Systems, Inc., a Delaware corporation, with offices located at 9162 Eton Avenue, Chatsworth, California 91311 ("ASSIGNEE"), as assignee, with reference to the following facts and circumstances:

     A. Assignor is the sole and exclusive owner of the following Letters Patent(s) and application(s) (hereinafter, the "PATENTS"):

                                                                Issue Date/
PatentNo./Application No.                 Title                 Filing Date
- -------------------------                 -----                 -----------

_________________________   _________________________________   _______________

_________________________   _________________________________   _______________

     B. Pursuant to an Asset Purchase Agreement dated as of even date herewith (the "ASSET PURCHASE AGREEMENT"), Assignee is acquiring certain assets from Assignor, including, but not limited to, Assignor's right, title and interest in, to and under the Patents and the inventions covered thereby.

     NOW, THEREFORE, to all whom it may concern, be it known that based on the above premises and for good and valuable consideration the receipt and adequacy of which is hereby acknowledged, Assignor has sold, assigned, transferred and set over, and does hereby sell, assign, transfer and set over to Assignee the Patents and the inventions covered thereby, together with any reissue or reissues of the Patents enjoyed by Assignor, for Assignee's own use and enjoyment, and for the use and enjoyment of Assignee's successors and assigns or their legal representatives, to the end of the term or terms for which the Patents are granted or may be reissued as fully and entirely as the same would have been held and enjoyed by Assignor if this assignment and sale had not been made; together with all claims for damages by reason of past infringement of the Patents, with the right to sue for, and collect the same for Assignee's own use and benefit and for the use and benefit of Assignee's successors, assigns or other legal representatives.

     Assignor does hereby expressly authorize and request the Commissioner of Patents and Trademarks of the United States and the comparable entities in all foreign countries to issue any Letters Patent granted for said inventions, whether on said applications or on any subsequently filed division, continuation, continuation-in-part or reissue application, to Assignee, its successors and assigns, as the assignee of the entire interest in said inventions.

     Assignor further warrants that it has not executed, and will not execute, any agreements in conflict with or inconsistent with this assignment, including, but not limited to, licenses, royalty agreements or encumbrances of any kind relating to the Patents, other than as set forth on
Schedule 2.10 to the Asset Purchase Agreement.

     Assignor further assures Assignee that it shall from time to time execute and deliver any and all further documents and writings and perform such other reasonable actions which may be or become necessary or expedient to effectuate and carry out the Assignment of the Patents, or to vest, perfect or confirm title to the Patents in Assignee.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.




                      *** [NEXT PAGE IS SIGNATURE PAGE] ***

                   SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT
                   ------------------------------------------

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                       DIGITAL IMAGING TECHNOLOGIES, INC.,
                                       a Delaware corporation



                                       By:
                                          -------------------------------------

                                       Name:
                                            -----------------------------------

                                       Title:
                                             ----------------------------------



                                       PERCEPTIVE SCIENTIFIC INSTRUMENTS,
                                       INC., a Delaware corporation



                                       By:
                                          -------------------------------------

                                       Name:
                                            -----------------------------------

                                       Title:
                                             ----------------------------------



                                       PERCEPTIVE SCIENTIFIC TECHNOLOGIES,
                                       INC., a Delaware corporation



                                       By:
                                          -------------------------------------

                                       Name:
                                            -----------------------------------

                                       Title:
                                             ----------------------------------

                                                                       EXHIBIT K

                              TRADEMARK ASSIGNMENT

     This TRADEMARK ASSIGNMENT (this "ASSIGNMENT") is entered into by DIGITAL IMAGING TECHNOLOGIES, INC., a Delaware corporation, PERCEPTIVE SCIENTIFIC INSTRUMENTS, INC., a Delaware corporation, and PERCEPTIVE SCIENTIFIC TECHNOLOGIES, INC., a Delaware corporation (collectively, "ASSIGNOR"), each of whose mailing address is 2525 South Shore Blvd. #100, League City, Texas 77573, as assignor, in favor of International Remote Imaging Systems, Inc., a Delaware corporation, with offices located at 9162 Eton Avenue, Chatsworth, California 91311 ("ASSIGNEE"), as assignee, with reference to the following facts and circumstances:

     A. Assignor is the proprietor of the following issued Trademark registration(s) and trade name(s) and application(s) (hereinafter, the "TRADEMARKS"):

                                                                Issue Date/
Trademark No./Application No.         Registration No.          Filing Date
- -----------------------------         ----------------          -----------


- ----------------------------       ----------------------     ---------------


- ----------------------------       ----------------------     ---------------


     B. Pursuant to an Asset Purchase Agreement dated as of even date herewith (the "ASSET PURCHASE AGREEMENT"), Assignee is acquiring certain assets from Assignor, including, but not limited to, Assignor's right, title and interest in and to any and all Trademarks, Service Marks, trade names, registered and/or unregistered, which are owned by or used by the Assignor, in whole or in part, in conducting its business (including without limitation the Trademarks specifically identified above), and including all rights with respect thereto and all Federal, State, and foreign registrations of same heretofore granted or applied for, any and all common law rights to Trademarks, Service Marks, trade names in the United States, any state thereof, and in foreign countries, and any and all rights or interest in various intangible assets, including Trademarks, Service Marks, designs, logotypes, indicia, trade names, corporate names, company names, business names, fictitious business names, trade styles or other source or business identifiers pertaining thereto; provided, however, that Assignee is not acquiring the Well Log Trade Names (defined below).

     NOW, THEREFORE, to all whom it may concern, be it known that based on the above premises and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor has sold, assigned, transferred and set over, and does hereby sell, assign, transfer and set over to Assignee all right, title and interest of Assignor in and to any and all of its marks, including without limitation the Trademark registration(s) and application(s) set forth above, together with the goodwill of the business symbolized by the various marks, trade names, designs, logotypes, indicia, corporate names, company names, business names, fictitious business names, trade styles, or other source or business identifiers as well as its entire right, title and interest in and to any and all claims and demands it may have either at law or in equity arising out of any past infringements.

     Notwithstanding anything herein to the contrary, the parties hereto expressly acknowledge and agree that Assignor is not assigning to Assignee hereunder any right, title or interest to (i) the "Well Information Network Delivery Systems" or "WINDS" Trademark, (ii) the "Well Log Digitizing Systems" or "WLDS" trade name or (iii) the "petro.info.com" home page name on the internet (collectively, the "Well Log Trade Names").

     Assignor does hereby expressly agree that procedures be taken with the United States Patent and Trademark Office and with the comparable entities in foreign countries singly by Assignee to record the transfer of the Trademarks to Assignee, its successors and assigns, as the assignee of the entire interest in said Trademarks.

     Assignor further warrants that it has not executed, and will not execute, any agreements in conflict with or inconsistent with this assignment, including, but not limited to, licenses, royalty agreements or encumbrances of any kind relating to the Trademarks, other than as set forth on Schedule 2.10 to the Asset Purchase Agreement.

     Assignor further assures Assignee that it shall from time to time execute and deliver any and all further documents and writings and perform such other reasonable actions which may be or become necessary or expedient to effectuate and carry out the Assignment of the Trademarks, or to vest, perfect or confirm title to the Trademarks in Assignee.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                      *** [NEXT PAGE IS SIGNATURE PAGE] ***

                   SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                       DIGITAL IMAGING TECHNOLOGIES, INC.,
                                       a Delaware corporation


                                       By:
                                          -------------------------------------

                                       Name:
                                            -----------------------------------

                                       Title:
                                             ----------------------------------



                                       PERCEPTIVE SCIENTIFIC INSTRUMENTS, INC., a Delaware corporation


                                       By:
                                          -------------------------------------

                                       Name:
                                            -----------------------------------

                                       Title:
                                             ----------------------------------



                                       PERCEPTIVE SCIENTIFIC TECHNOLOGIES, INC., a Delaware corporation


                                       By:
                                          -------------------------------------

                                       Name:
                                            -----------------------------------

                                       Title:
                                             ----------------------------------

                                                                       EXHIBIT L

                              STOCKHOLDER GUARANTY

     This STOCKHOLDER GUARANTY (the "GUARANTY") is made and entered into as of _______ ___, 1996, by and among INTERNATIONAL REMOTE IMAGING SYSTEMS, INC., a Delaware corporation ("IRIS"), and Edward Randall III, an individual ("GUARANTOR"), with reference to the following facts:

     A. Guarantor owns all of the capital stock of Digital Imaging Technologies, Inc., a Delaware corporation ("DITI"). DITI owns all of the capital stock of Perceptive Scientific Instruments, Inc., a Delaware corporation ("PSII"), and Perceptive Scientific Technologies, Inc., a Delaware corporation ("PSTI"). (DITI, PSII and PSTI are sometimes hereinafter referred to collectively as the "SELLER.")

     B. Pursuant to an Asset Purchase Agreement dated as of ______ ___, 1996 (the "ASSET PURCHASE AGREEMENT") by and among IRIS and Seller, IRIS is purchasing substantially all of the assets of Seller.

     C. The Guarantor desires that IRIS consummate the acquisition of such assets, and IRIS is willing to do so provided that certain conditions are met, including the execution of this Guaranty by the Guarantor.

     NOW, THEREFORE, based on the above premises and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. GUARANTY. Guarantor fully, irrevocably and unconditionally guarantees and promises to cause each and every one Seller's obligations and liabilities under the Asset Purchase Agreement when and as such obligations and liabilities shall become due (collectively, the "OBLIGATIONS"), to be paid, performed, satisfied or discharged strictly in accordance with the terms of the Asset Purchase Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Seller with respect thereto.

     2. LIMIT OF LIABILITY. Guarantor's liability under this Guaranty shall not exceed in aggregate an amount equal to Sixteen Million Three Hundred Twenty-Eight Thousand Dollars ($16,328,000).

     3. GUARANTOR'S OBLIGATIONS UNCONDITIONAL. The obligations of Guarantor hereunder are independent of the Obligations, and separate action or actions may be brought or prosecuted against Guarantor whether action is brought against Seller or Seller is joined in any such action or actions. Guarantor agrees that this is a guarantee of payment and not of collection and that his obligations hereunder shall be unconditional, absolute and irrevocable and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                      (i) any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation, by operation of law or otherwise;

                     (ii) any modification, waiver or amendment of any provision of, or supplement or consent to, the Asset Purchase Agreement or any act or omission to act hereunder or thereunder;

                    (iii) any change in the corporate existence, structure or ownership of Seller (whether or not consented to by IRIS), or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Seller or any of their assets or any resulting release or discharge of any obligation of Seller;

                     (iv) the validity, regularity or enforceability of the Asset Purchase Agreement as against Seller (except for IRIS's failure to bring a claim for indemnity or any other remedy or recovery within the time limit expressly imposed by the terms of the Asset Purchase Agreement), or the absence of any action to enforce the same, or any provision of applicable law or regulation purporting to prohibit the discharge by Seller of any Obligation;

                      (v) the obtaining of any judgment against Seller or any action to enforce the same; or

                     (vi) any other act or omission to act or delay of any kind by any other person or entity or any other circumstance whatsoever which might, but for the provisions of this Section 3, constitute a legal or equitable discharge of Guarantor's obligations hereunder (except for IRIS's failure to bring a claim for indemnity or any other remedy or recovery within the time limit expressly imposed by the Asset Purchase Agreement).

   4.   WAIVERS OF GUARANTOR.  Guarantor hereby waives:

                      (i) notice of acceptance of this Guaranty or (except for notices expressly required under the Obligations) of the nonpayment or nonperformance by Seller, diligence, promptness, presentment, protest, dishonor, demand for payment and notice of nonpayment or failure to perform on the part of Seller, filing of claims with a court in the event of insolvency or bankruptcy of Seller, and all other notices whatsoever;

                     (ii) any right or requirement that IRIS or any other person or entity proceed first against, or exhaust any right or take any action against, any other person or entities;

                    (iii) any defense arising by reason of any claim or defense based upon an election of remedies by IRIS or any other person or entity which in any manner impairs, reduces, releases or otherwise adversely affects its subrogation or reimbursement rights or other rights to proceed against Seller;

                     (iv) any defense arising by reason of the cessation of the obligations, either in whole or in part, of Seller in a bankruptcy proceeding;

                      (v) any duty on the part of IRIS or any other person or entity to disclose to Guarantor any matter, fact or thing relating to the business, operations or condition of Seller, any of its assets, or any matter contemplated by the Asset Purchase Agreement now known or hereafter known by any other person or entity.

                  5. DISCHARGE ONLY UPON SATISFACTION IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. Guarantor's obligations hereunder shall remain in full force and effect until all Obligations shall have been paid, performed, discharged and satisfied in full. If, at any time, whether before or after the discharge of all Obligations, any payment of any amount paid or payable by Seller under the Asset Purchase Agreement is rescinded or must be otherwise restored or returned, upon the insolvency, bankruptcy or reorganization of Seller, or otherwise, Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

                  6. FINANCIAL CONDITION OF SELLER. Guarantor represents to IRIS that he is now and will be completely familiar with the business, operations and condition (financial and otherwise) of Seller.

                  7.   MISCELLANEOUS.

                       7.1 ENTIRE AGREEMENT; MODIFICATIONS. This Guaranty and any documents referred to herein or executed contemporaneously herewith constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Guaranty may not be amended, altered or modified except by a writing signed by the parties.

                       7.2 WAIVERS. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (i) no waiver or extension of time will be effective unless expressly contained in a writing signed by the waiving party, and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

                       7.3 COOPERATION. Each party hereto agrees to execute any and all further documents and writings and perform such other reasonable actions which may be or become necessary or expedient to effectuate and carry out this Guaranty.

                       7.4 SUCCESSOR AND ASSIGNS. This Guaranty shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

                       7.5 REMEDIES NOT EXCLUSIVE. Subject to Section 7.12 (Arbitration), no remedy conferred by any of the specific provisions of this Guaranty is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies will not constitute a waiver of the right to pursue other available remedies.

                       7.6 NOTICES. All notices under this Guaranty will be in writing and will be delivered by personal service or facsimile or certified mail (or, if certified mail is not available, then by first class mail), postage prepaid, to such address as may be designated from time to time by the relevant party, and which will initially be as set forth below. Any notice sent by certified mail will be deemed to have been given three (3) days after the date on which it is mailed. All other notices will be deemed given when received.
No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party. Notices will be addressed as follows or to such other address as the party to whom the same is directed will have specified in conformity with the foregoing:

                       (a)  If to IRIS:

                                 International Remote Imaging Systems, Inc.
                                 9162 Eton Avenue
                                 Chatsworth, California 91311
                                 Attn:  Fred H. Deindoerfer
                                        Chairman of the Board and President
                                 Telephone:     (818) 709-1244
                                 Facsimile:     (818) 700-9661

                            With a copy to:

                                 Irell & Manella LLP
                                 1800 Avenue of the Stars, Suite 900
                                 Los Angeles, California 90067
                                 Attn:     Theodore E. Guth, Esq.
                                 Telephone:     (310) 277-1010
                                 Facsimile:     (310) 203-7199

                       (b)  If to Guarantor:

                                 Edward Randall III
                                 5851 San Felipe
                                 Suite 850
                                 Houston, Texas 77057
                                 Telephone:     (713) 952-6262
                                 Facsimile:     (713) 974-0671

             With a copy to:

                  Andrews & Kurth LLP
                  Texas Commerce Tower
                  600 Travis, Suite 4200
                  Houston, Texas  77002
                  Attn:     Robert V. Jewell, Esq.
                  Telephone:     (713) 220-4200
                  Facsimile:     (713) 220-4285

        7.7 GOVERNING LAW; CONSENT TO JURISDICTION. This Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to the conflict of laws rules of the State of Delaware or any other jurisdiction that would call for the application of the laws of any jurisdiction other than the State of Delaware. Each party hereto hereby irrevocably consents, for itself and its legal representatives, partners, successors and assigns, to the exclusive jurisdiction of the Courts of the State of Delaware for all purposes in connection with any action or proceeding that arises from or relates to this Guaranty, and further agrees that, subject to
Section 7.12 (Arbitration of Disputes), any action arising from or relating to this Guaranty shall be instituted and prosecuted only in the courts of the State of Delaware, and hereby waives any rights it may have to personal service of summons, complaint, or other process in connection therewith, and agrees that service may be made by registered or certified mail to such party at the address set forth in Section 7.6 (Notices). IF, NOTWITHSTANDING THE FOREGOING, THE LAW OF THE STATE OF CALIFORNIA IS APPLIED TO THIS GUARANTY, GUARANTOR, IN ADDITION TO ANY OTHER WAIVERS CONTAINED HEREIN, HEREBY EXPRESSLY WAIVES ANY AND ALL BENEFITS UNDER CALIFORNIA CIVIL CODE SECTIONS 2809, 2810, 2819, 2845, 2847, 2848, 2849 AND 2850.

        7.8 ATTORNEYS' FEES. Should any litigation or arbitration be commenced (including any proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provision of this Guaranty or the rights and duties of any person or entity hereunder, the party or parties prevailing in such proceeding will be entitled to the reasonable attorneys' fees and expenses of counsel and court costs incurred by reason of such litigation or arbitration.

        7.9 CONSTRUCTION. No term or provision of this Guaranty shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Guaranty and any present or future statute, law, ordinance, or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event the provision of this Guaranty so affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law.

        7.10 HEADINGS. The Section headings in this Guaranty are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Guaranty or of any particular Section.

        7.11 SEVERABILITY. The validity, legality or enforceability of the remainder of this Guaranty shall not be affected even if one or more of the provisions of this Guaranty shall be held to be invalid, illegal or unenforceable in any respect. To the extent permitted by applicable law, the parties hereby waive any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

        7.12 ARBITRATION OF DISPUTES. Except for actions seeking injunctive relief, which may be brought before any court having jurisdiction, any claim arising out of or relating to (i) this Guaranty, including, but not limited to, its validity, interpretation, enforceability or breach, or (ii) the relationship between the parties (including its commencement and termination) which are not settled by agreement between the parties, shall be settled by arbitration conducted exclusively in Wilmington, Delaware before a board of three arbitrators, one selected by each party, and the third by the two persons so selected, all in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect. The notice of intent to arbitrate shall name one arbitrator, and the party(ies) receiving the notice shall name the second arbitrator within 15 days or the moving party may select the second arbitrator from a list supplied by the AAA. In the event that these two arbitrators cannot agree upon a third arbitrator within 15 days, then the third arbitrator shall be selected from the list provided by the AAA with the parties striking names in order with the party striking first to be determined by the flip of a coin. The parties hereby consent to the in personam jurisdiction of the courts of the State of Delaware for purposes of confirming any such award and entering judgment thereon. In any arbitration proceedings hereunder, (a) all testimony of witnesses shall be taken under oath;
(b) discovery will be allowed to the same extent as available under the rules then applicable to civil actions under Delaware law; (c) upon conclusion of any arbitration, the arbitrators shall render findings of fact and conclusions of law in a written opinion setting forth the basis and reasons for any decision reached and deliver such documents to each party to this Agreement along with a signed copy of the award; and (d) the rules of evidence as then applicable to civil actions under Delaware law shall be applied in the arbitration. Each party agrees that the arbitration provisions of this Agreement are its exclusive damage remedy and expressly waives any right to seek redress in another forum. Each party shall bear the fees of the arbitrator appointed by it, and the fees of the neutral arbitrators shall be borne equally by each party during the arbitration, but the fees of all arbitrators shall be borne by the losing party.

        7.13 AGREEMENT NEGOTIATED. The parties hereto are sophisticated and have consulted legal counsel with respect to this transaction. As a consequence, the parties do not believe that the presumptions of any statutory or common law rule relating to the interpretation of contracts against the drafter of any particular clause should be applied in this case and therefore waive its effects.

        7.14 COUNTERPARTS. This Guaranty may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                      *** [NEXT PAGE IS SIGNATURE PAGE] ***

                     SIGNATURE PAGE TO STOCKHOLDER GUARANTY

   IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed, as of the day and year first above written.


                                    "IRIS"

                                     INTERNATIONAL REMOTE IMAGING
                                     SYSTEMS, INC., a Delaware corporation



                                     By:
                                        -----------------------------------

                                     Name:
                                          ---------------------------------

                                     Title:
                                           --------------------------------


                                     "GUARANTOR"

                                     --------------------------------------
                                     Edward Randall III

                                                                       EXHIBIT M

                            NON-COMPETITION AGREEMENT


     This NON-COMPETITION AGREEMENT (the "AGREEMENT") is made and entered into as of July __, 1996, by and between EDWARD RANDALL III, an individual (the "CONTROLLING STOCKHOLDER"), and INTERNATIONAL REMOTE IMAGING SYSTEMS, INC., a Delaware corporation ("IRIS"), with reference to the following facts:

     A. The Controlling Stockholder owns all of the capital stock of Digital Imaging Technologies, Inc., a Delaware corporation ("DITI"). DITI owns all of the capital stock of Perceptive Scientific Instruments, Inc., a Delaware corporation ("PSII"), and Perceptive Scientific Technologies, Inc., a Delaware corporation ("PSTI"). (DITI, PSII and PSTI are sometimes hereinafter referred to collectively as the "SELLER.")

     B. Seller is the owner of certain intellectual property and other assets used in the business of developing, manufacturing and marketing digital image processing and analysis products and services, including the proprietary PowerGene-TM- product line of genetic analysis instruments.

     C. Pursuant to an Asset Purchase Agreement (the "ASSET PURCHASE AGREEMENT") dated as of July ___, 1996, by and among IRIS and Seller, IRIS is purchasing substantially all of the assets of Seller.

     D. The Controlling Stockholder desires that IRIS consummate the acquisition of such assets, and IRIS is willing to do so provided that certain conditions are met, including the execution of this Agreement by the Controlling Stockholder.

     E. This Agreement is a material part of the consideration for the consummation of the Asset Purchase Agreement by IRIS, and the purchase price paid thereunder includes consideration for the covenants contained in this Agreement.

     NOW, THEREFORE, based on the above premises and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. AGREEMENT NOT TO COMPETE. For a period of five (5) years from the date hereof (the "TERM"), the Controlling Stockholder will not, directly or indirectly, engage in, own (other than as a holder of less than 5% of the outstanding capital stock of a publicly traded corporation), manage, operate, join, control or participate in the ownership, management, operation or control of any business engaged in developing, manufacturing and/or marketing digital image processing or analysis products or services in any city or county in the United States of America or any comparable subdivision of any foreign country; PROVIDED, HOWEVER, that the Controlling Stockholder may own, manage and operate a business engaged in the Well Log Business. The Controlling Stockholder acknowledges that Seller is currently engaged in substantial activities related to such business worldwide. For purposes of this Agreement, "WELL LOG BUSINESS" shall mean the business of developing, manufacturing and/or marketing digital image processing and analysis products and services for use solely in the oil and gas exploration industry.

     2. SOLICITATION OF EMPLOYEES. The Controlling Stockholder shall not directly or indirectly, without the prior written consent of IRIS, (i) hire any employee or consultant of IRIS for a period of two (2) years from the date hereof or (ii) induce or take any action intended to induce any employee or consultant of IRIS to cease providing or otherwise alter the services provided to IRIS until the expiration of the Term.

     3. SOLICITATION OF CUSTOMERS. Until the expiration of the Term, the Controlling Stockholder shall not directly or indirectly induce or attempt to induce any customer of IRIS or any present customer of PSII, PSTI or any of their subsidiaries to cease doing business with IRIS or to do business with any of its then competitors or potential competitors.

     4. USE OF NAME. Except as temporarily permitted under the Asset Purchase Agreement in connection with the operation of the Well Log Business, the Controlling Stockholder shall not use any names which in the reasonable opinion of IRIS are confusingly similar to the name "Perceptive Scientific" or any of the trademarks purchased under the Asset Purchase Agreement.

     5. EQUITABLE RELIEF. The Controlling Stockholder acknowledges that the covenants contained in Sections 1, 2, 3, and 4 hereof are reasonable and necessary to protect the legitimate interests of IRIS, including, without limitation, the goodwill acquired by IRIS under the Asset Purchase Agreement, that IRIS would not have consummated the Asset Purchase Agreement in the absence of such covenants, that any breach or threatened breach of such covenants will result in irreparable injury to IRIS and that the remedy at law for such breach or threatened breach would be inadequate. Accordingly, the Controlling Stockholder agrees that IRIS shall, in addition to any other rights or remedies which it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain the Controlling Stockholder from any breach or threatened breach of such covenants.

     6.   MISCELLANEOUS.

          6.1 COMPLETE AGREEMENT. This Agreement and any documents referred to herein or executed contemporaneously herewith constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may not be amended, altered or modified except by a writing signed by the parties.

          6.2 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of the parties may assign any of his or its rights or obligations under this Agreement without the prior written consent of the other; PROVIDED, HOWEVER, that IRIS may assign its rights under this Agreement to a subsidiary of IRIS or in connection with a merger, consolidation or sale of substantially all of the assets of IRIS.

          6.3 WAIVERS STRICTLY CONSTRUED. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (a) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (b) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

          6.4 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Further, if the period of time, the extent of the geographic area, or the scope of the proscribed activities covered by this Agreement should be deemed unenforceable, then this Agreement shall be construed to cover the maximum period of time, geographic area and scope of proscribed activities (not to exceed the maximum time, geographic area or scope set forth herein) as may be valid under applicable law.

          6.5 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to the conflict of laws rules of the State of Delaware or any other jurisdiction that would call for the application of the laws of any jurisdiction other than the State of Delaware. Each party hereto hereby irrevocably consents, for itself and its legal representatives, partners, successors and assigns, to the exclusive jurisdiction of the Courts of the State of Delaware for all purposes in connection with any action or proceeding that arises from or relates to this Agreement, and further agrees that, subject to
Section 6.7 (Arbitration of Disputes), any action arising from or relating to this Agreement shall be instituted and prosecuted only in the courts of the State of Delaware, and hereby waives any rights it may have to personal service of summons, complaint, or other process in connection therewith, and agrees that service may be made by registered or certified mail to such party at the address set forth for notice in the Asset Purchase Agreement.

          6.6 ATTORNEYS' FEES. Should any litigation or arbitration be commenced (including any proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, the party or parties prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to the reasonable attorneys' fees and court costs incurred by reason of such litigation or arbitration.

          6.7 ARBITRATION OF DISPUTES. Except for actions seeking injunctive relief, which may be brought before any court having jurisdiction, any claim arising out of or relating to (i) this Agreement, including, but not limited to, its validity, interpretation, enforceability or breach, or (ii) the relationship between the parties (including its commencement and termination) which are not settled by agreement between the parties, shall be settled by arbitration conducted exclusively in Wilmington, Delaware in accordance with the arbitration provisions of the Asset Purchase Agreement. The parties hereby consent to the in personam jurisdiction of the courts of the State of Delaware for purposes of confirming any such award and entering judgment thereon. Each party agrees that the arbitration is its exclusive damage remedy and expressly waives any right to seek redress in another forum.

          6.8 AGREEMENT NEGOTIATED. The parties hereto are sophisticated and have consulted legal counsel with respect to this transaction. As a consequence, the parties do not believe that the presumptions of any statutory or common law rule relating to the interpretation of contracts against the drafter of any particular clause should be applied in this case and therefore waive its effects.

          6.9 HEADINGS. The Section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular Section.

          6.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                      *** [NEXT PAGE IS SIGNATURE PAGE] ***

                   SIGNATURE PAGE TO NON-COMPETITION AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                    "THE CONTROLLING STOCKHOLDER"


                                    ------------------------------------------
                                    Edward Randall III



                                    "IRIS"

                                    INTERNATIONAL REMOTE IMAGING SYSTEMS, INC., a Delaware corporation


                                    By:
                                       ----------------------------------------

                                    Name:
                                         --------------------------------------

                                    Title:
                                          -------------------------------------


                                     S-1